              OFFER TO PURCHASE AND CONSENT SOLICITATION STATEMENT
                              DATAPOINT CORPORATION

                           Offer to Purchase for Cash
                         Any and All of its Outstanding
               8 7/8% Convertible Subordinated Debentures Due 2006
                             (CUSIP No. 238100 AB 7)
       and Solicitation of Consents to Amendments of the Related Indenture

                                   ----------

      Datapoint Corporation, a Delaware corporation (the "Company"), hereby offers, upon the terms and subject to the conditions set forth in this Offer to Purchase and Consent Solicitation Statement (as it may be supplemented from time to time, the "Statement") and in the accompanying Consent Letter of Transmittal (the "Consent Letter of Transmittal" and, together with the Statement, the "Offer"), to purchase for cash any and all of its 8 7/8% Convertible Subordinated Debentures Due June 1, 2006 (the "Debentures").

--------------------------------------------------------------------------------
THIS OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON [_________], OR SUCH LATER DATE TO WHICH THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). IN ORDER TO RECEIVE THE CONSENT PAYMENT (AS DEFINED BELOW), HOLDERS OF DEBENTURES MUST TENDER THEIR DEBENTURES AND/OR PROVIDE THEIR CONSENTS (AS DEFINED BELOW) TO THE PROPOSED AMENDMENTS (AS DEFINED BELOW) AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE DATE (THE "CONSENT DATE") WHICH IS THE LATER OF [_________], IF ON SUCH DATE THE COMPANY HAS RECEIVED THE REQUISITE CONSENTS (AS DEFINED BELOW), AND THE FIRST DATE THEREAFTER ON WHICH THE COMPANY RECEIVES THE REQUISITE CONSENTS. THE COMPANY INTENDS TO EXECUTE A SUPPLEMENTAL INDENTURE CONTAINING THE PROPOSED AMENDMENTS FOLLOWING THE SATISFACTION OF THE CONDITIONS (AS DEFINED BELOW) IN ACCORDANCE WITH THE TERMS OF THE OFFER AND SOLICITATION. CONSENTS MAY BE REVOKED AT ANY TIME AT OR PRIOR TO 5:00 P.M., NEW YORK CITY TIME, ON THE CONSENT DATE, BUT NOT THEREAFTER. IF A HOLDER REVOKES THEIR CONSENT, IT WILL BE DEEMED AN AUTOMATIC WITHDRAWAL OF A TENDERED DEBENTURE. HOLDERS OF DEBENTURES DO NOT HAVE TO TENDER THEIR DEBENTURES IN ORDER TO RECEIVE THE CONSENT PAYMENT. THE TENDER OF DEBENTURES IS AN AUTOMATIC CONSENT. IF NECESSARY, THE COMPANY WILL EXTEND THE OFFER SO THAT THE EXPIRATION DATE OCCURS NO EARLIER THAN FIVE BUSINESS DAYS FOLLOWING THE CONSENT DATE.
--------------------------------------------------------------------------------

THIS OFFER IS SUBJECT TO THE SATISFACTION OF CERTAIN CONDITIONS, INCLUDING, WITHOUT LIMITATION, THE SUPPLEMENTAL INDENTURE CONDITION, THE MINIMUM CONSENT CONDITION, THE FUNDING CONDITION, THE STOCKHOLDER APPROVAL CONDITION AND THE GENERAL CONDITIONS (EACH AS DEFINED HEREIN)

      The consideration (the "Offer Price") for each $1,000 principal amount of Debentures tendered pursuant to the Offer will be $450. Holders of Debentures may be entitled to receive the Consent Payment (as defined below) in accordance with the terms of the Offer. The "Payment Date" is the date one business day following satisfaction of the Conditions (as defined below). Debentureholders who tender their Debentures and Consents pursuant to this Tender Offer and Solicitation will not be entitled to receive any portion of the Offer Price or Consent Payment until satisfaction of the Conditions and the occurrence of the Payment Date.

The Dealer Manager and Solicitation Agent for the Offer and the Solicitation is:

                  Georgeson Shareholder Securities Corporation

                                     [Date]

      In conjunction with the Offer, the Company hereby solicits (the "Solicitation") consents (the "Consents") from registered holders of Debentures (each, a "Holder" and, collectively, the "Holders") of at least 66-2/3% of the principal amount of outstanding Debentures (the "Requisite Consents") to the adoption of certain Proposed Amendments (as defined below) to the Indenture, dated as of June 1, 1981, between the Company and U.S. Bank Trust National Association, as successor trustee (the "Trustee"), pursuant to which the Debentures were issued (the "Indenture"). Holders who tender their Debentures in the Offer must deliver corresponding Consents to the Proposed Amendments. Subject to the terms and conditions set forth in this Statement and the Consent and Letter of Transmittal, the Company hereby offers to pay to each Holder who validly consents to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on the Consent Date, an amount in cash equal $450 per $1,000 principal amount of the Debentures for which Consents have been validly delivered and not validly revoked at or prior to 5:00 p.m., New York City time, on the Consent Date (the "Consent Payment"), with such payment to be made promptly following the Payment Date if, but only if, the Conditions are satisfied and the Debentures are accepted for payment pursuant to the terms of the Offer. If a Holder's Consents either are not properly delivered, or are revoked and not properly redelivered, at or prior to 5:00 p.m., New York City time, on the Consent Date, such Holder will not receive the Consent Payment, even though the Proposed Amendments will be effective as to all Debentures that are not purchased in the Offer. Adoption of the Proposed Amendments will effect significant changes to the Indenture, and may have adverse consequences for Holders who elect not to tender Debentures in the Offer. See "The Proposed Amendments."

      Holders who tender Debentures in the Offer are obligated to consent to the Proposed Amendments. Pursuant to the terms of the Consent and Letter of Transmittal, the completion, execution and delivery thereof by a Holder in connection with the tender of Debentures will be deemed to constitute the Consent of such tendering Holder to the Proposed Amendments. Holders may deliver Consents without tendering Debentures in the Offer, and may not revoke Consents without withdrawing the previously tendered Debentures to which such Consents relate. Holders who validly tender their Debentures and thereby deliver their Consents subsequent to 5:00 p.m., New York City time, on the Consent Date will receive the Offer Price but will not receive the Consent Payment.

      Notwithstanding any other provision of the Offer or the Solicitation, the Company's obligation to accept for purchase, and to pay for, Debentures validly tendered pursuant to the Offer is conditioned upon (i) there being validly tendered and not withdrawn not less than the Requisite Consents (the "Minimum Consent Condition") (ii) the receipt of the Requisite Consents and the execution of a supplemental indenture (the "Supplemental Indenture") providing for the Proposed Amendments (the "Supplemental Indenture Condition"), (iii) the consummation of the Asset Sale (as defined herein) and receiving proceeds from the Asset Sale in an amount sufficient to pay the total consideration and related costs and expenses of the Offer and the Solicitation (the "Funding Condition"), (iv) the approval by the holders (the "Stockholders") of a majority of outstanding shares of the Company's common stock, par value $.25 (the "Common Stock") of the (a) Asset Sale (as defined below) and (b) amendment of the Company's Certificate of Incorporation to change the name of the Company to DYNACORE Corporation (the "Name Change," and together with the Asset Sale the "Stockholder Approval Condition") and (v) satisfaction of the General Conditions (as defined below). The Company reserves the right to waive any one or more of the conditions to the Offer. The Minimum Consent Condition, the Supplemental Indenture Condition, the Funding Condition, the Stockholder Approval Condition and the General Conditions are referred to collectively as the "Conditions."

      In the event that the Offer and the Solicitation are withdrawn or otherwise not completed, the Offer Price and Consent Payment will not be paid or become payable to Holders of Debentures who have validly tendered their Debentures and delivered Consents in connection with the Offer and the Solicitation.

      Any questions and requests for assistance may be directed to the Information Agent, the Dealer Manager and Solicitation Agent at their respective addresses and telephone number set forth on the back cover page of this Statement.

                 CERTAIN OFFER AND CONSENT SOLICITATION MATTERS

      The Company's obligation to accept for purchase and to pay for Debentures and the adoption of the Proposed Amendments, is conditioned on the satisfaction of the Conditions. See "Conditions to the Offer."

      The purpose of the Offer is to acquire any and all outstanding Debentures. The purpose of the Solicitation and the Proposed Amendments is to amend the Indenture to eliminate certain restrictive covenants contained therein and to enable the Company to consummate the Asset Sale and to improve the operating and financial flexibility of the Company.

      The Company intends to execute a supplemental indenture containing the Proposed Amendments (the "Supplemental Indenture") following the satisfaction of the Conditions (excluding the Supplemental Indenture Condition). Although the

Supplemental Indenture will become effective upon execution by the Company and the Trustee, the Proposed Amendments will not become operative until the opening of business on the Payment Date. The Indenture will remain in effect, without giving effect to the Proposed Amendments, until the Proposed Amendments become operative on the Payment Date.

      The Company, in its sole discretion, may waive any of the conditions or amend any of the terms of the Offer and the Solicitation, in whole or in part, at any time and from time to time. See "Conditions to the Offer."

      Tenders of Debentures may be validly withdrawn at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date, but not thereafter. If, after such time as withdrawal rights expire, the Company reduces either (A) the principal amount of Debentures subject to the Offer or (B) the Offer Price, then previously tendered Debentures may be validly withdrawn on or prior to the date ten business days after the date that notice of any such reduction is first published, given or sent to Holders by the Company. In addition, tenders of Debentures may be validly withdrawn if the Offer is terminated without any Debentures being purchased thereunder. In the event of a termination of the Offer, the Debentures tendered pursuant to the Offer will be promptly returned to tendering Holders.

      A Holder may not validly revoke a Consent unless such Holder validly withdraws such Holder's previously tendered Debentures. Thus the valid revocation of a Holder's Consent will constitute the concurrent valid withdrawal of such Holder's Debentures. As a result, a Holder who validly withdraws their previously delivered Consent will not receive the Offer Price or the Consent Payment. However, a withdrawal of a Holder's Debentures does not constitute the revocation of a Holder's Consent.

      Consent Payments and the Offer Price will be paid promptly after the date that the Company accepts tendered Debentures for purchase and payment pursuant to the Offer. If a Holder's Debentures are not accepted for purchase and payment by the Company pursuant to the Offer or such Holder's Consent either is received after, or revoked and not validly redelivered, at or prior to 5:00 p.m., New York City time, on the Consent Date, such Holder will not receive the Consent Payment. See "Withdrawal Rights."

      The Company intends to extend the Offer, if necessary, so that the Expiration Date occurs on or about the same date as the consummation of the Asset Sale. The Company, however, intends to execute the Supplemental Indenture at or promptly following 5:00 p.m., New York City time, on the Consent Date, which is expected to be prior to the initially scheduled Expiration Date. If necessary, the Company will extend the Offer so that the Expiration Date occurs no earlier than five business days following the Consent Date.

      See "Certain Considerations" and "Certain Federal Income Tax Consequences" for discussions of certain factors that should be considered in evaluating the Offer and the Solicitation, and also see "The Proposed Amendments" for a description of the Proposed Amendments and the consequences thereof to Holders of unpurchased Debentures.

      Under no circumstances will any interest be payable because of any delay by the Depository in the transmission of funds to Holder. Subject to applicable securities laws and the terms set forth in this Offer, the Company reserve the right (a) to waive any and all conditions to the Offer or the Solicitation, (b) to extend or terminate the Offer or the Solicitation or (c) otherwise to amend the Offer or the Solicitation in any respect.

      No dealer, salesperson or other person has been authorized to give any information or to make any representation not contained in this Statement and if given or made, any such information or representation may not be relied upon as having been authorized by the Company or the Dealer Manager. This Statement constitutes neither an offer to purchase nor a solicitation of Consents in any jurisdiction in which, or to or from any person to or from whom, it is unlawful to make such offer or solicitation under applicable securities or blue sky laws The delivery of this Statement shall not under any circumstances create any implication that the information contained herein is correct as of any time subsequent to the date hereof or that there has been no change in the information set forth herein or in any attachments hereto or in the affairs of the Company or any of its subsidiaries or affiliates since the date hereof.

      The Company expressly reserves the absolute right, in its sole discretion, from time to time, to purchase any Debentures after the Expiration Date, through open market or privately negotiated transactions, one or more additional tender or exchange offers or otherwise on terms that may or may not differ materially from the terms of the Offer.

                              IMPORTANT INFORMATION

      Any Holder desiring to tender Debentures and/or deliver Consents should either (i) complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the instructions thereon, have his or her signature thereon guaranteed (if required by Instruction 1 of the Consent and Letter of Transmittal) and send or deliver such manually signed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) and any other required documents, including, without limitation, certificates evidencing such Debentures (or, in the case of Debentures delivered by book entry transfer, confirmation of the transfer of such Debentures into the Depositary's account with a Book Entry Transfer Facility (as defined below) pursuant to the procedures set forth herein), to the Depositary or (ii) request such Holder's broker, dealer, commercial bank, trust company or other nominee to effect the transaction for such Holder. A beneficial owner who has Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee must contact such broker, dealer, commercial bank, trust company or other nominee if such beneficial owner desires to tender, and/or deliver Consents for, such Debentures so registered. See "Procedures for Tendering Debentures and Delivering Consents."

      Any Holder desiring to tender Debentures but who cannot comply with the procedures set forth herein for tender on a timely basis or whose certificates for Debentures are not immediately available may tender the Debentures by following the procedures for guaranteed delivery set forth under "Procedures for Tendering Debentures and Delivering Consents -- Guaranteed Delivery."

      The Depository Trust Company ("DTC") has authorized DTC participants that hold Debentures on behalf of beneficial owners of Debentures through DTC to tender their Debentures and consent to the Proposed Amendments as if they were Holders. To effect a tender and consent, DTC participants may, in lieu of physically completing and signing the Consent and Letter of Transmittal, transmit their acceptance to DTC through the DTC Automated Tender Offer Program ("ATOP"), for which the transaction will be eligible, and follow the procedure for book-entry transfer set forth in "Procedures for Tendering Debentures and Delivering Consents." A beneficial owner of Debentures that are held of record by a custodian bank, depositary, broker, trust company or other nominee must instruct such Holder to tender the Debentures on the beneficial owner's behalf. A Letter of Instructions, which may be used by a beneficial owner in this process to effect the tender, is included in the solicitation materials provided along with this Statement. See "Procedures for Tendering Debentures and Delivering Consents."

      Questions and requests for assistance or for additional copies of this Statement, the Consent and Letter of Transmittal, the Notice of Guaranteed Delivery or any other documents may be directed to the Information Agent or the Dealer Manager and Solicitation Agent at their respective addresses and telephone numbers set forth on the back cover of this Statement. Beneficial owners may also contact their broker, dealer, commercial bank, trust company, or other nominee through which they hold the Debentures with questions and requests for assistance.

      THIS STATEMENT AND THE CONSENT AND LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION WHICH SHOULD BE READ BEFORE ANY DECISION IS MADE WITH RESPECT TO THE OFFER AND THE SOLICITATION.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999, which has been filed by the Company with the Securities and Exchange Commission (the "Commission"), is incorporated herein by reference and shall be deemed to be a part hereof.

      The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1998, which has been filed by the Company with the Commission, is incorporated herein by reference and shall be deemed to be a part hereof.

      The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 30, 1999, which has been filed by the Company with the Commission, is incorporated herein by reference and shall be deemed to be a part hereof.

      The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended May 1, 1999, which has been filed by the Company with the Commission, is incorporated herein by reference and shall be deemed to be a part hereof.

      The Company's Current Report on Form 8-K dated May 19, 1999.

      The Company's Current Report on Form 8-K dated August 3, 1999.

      All documents and reports filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") after the date of this Offer to Purchase and prior to the termination of the Offer made hereby shall be deemed incorporated herein by reference and shall be deemed to be a part hereof from the date of filing of such documents and reports. Any statements contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Offer to Purchase and Consent Solicitation Statement to the extent that a statement contained herein or in any subsequently filed document or report that also is or is deemed to be incorporated by reference herein modifies or supersedes such Statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase and Consent Solicitation Statement.

      THIS STATEMENT INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS), ARE AVAILABLE ON REQUEST. REQUESTS FOR SUCH COPIES SHOULD BE DIRECTED TO GERALD N. AGRANOFF, SECRETARY, DATAPOINT CORPORATION, 8410 DATAPOINT DRIVE, SAN ANTONIO, TEXAS 78229-8500.

                              AVAILABLE INFORMATION

      The Company is subject to the information and reporting requirements of the Exchange Act and is required to file reports, proxy statements and other information with the U.S. Securities and Exchange Commission (the "SEC"). Such reports, proxy statements and other information should be available for inspection at the public reference facilities of the SEC located in Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and also should be available for inspection and copying at prescribed rates at the following regional offices of the Commission: Seven World Trade Center, New York, New York, 13th Floor, 10048, and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of this material may also be obtained by mail, upon payment of the SEC's customary fees, by writing to the Commission's principal office at 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the SEC, including the Company.

THIS STATEMENT CONTAINS "FORWARD-LOOKING STATEMENTS" WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ALL FORWARD-LOOKING STATEMENTS INVOLVE RISK AND UNCERTAINTY AND THE RESULTS COULD DIFFER MATERIALLY FROM THOSE SET FORTH IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN FOR A VARIETY OF REASONS.


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TABLE OF CONTENTS

                                                                           Page

Summary.................................................................... 1

Principal Terms of the Offer and Solicitation.............................. 3

Purpose of the Offer and Solicitation...................................... 4

Source and Amount of Funds................................................. 4

Conditions to the Offer.................................................... 4

The Debentures............................................................. 5

The Proposed Amendments.................................................... 6

The Company and the Asset Sale............................................. 7

The Stock Purchase Agreement............................................... 8

Preferred Stock............................................................12

Special Meeting............................................................12

Certain Considerations.....................................................17

Unaudited Pro Forma Financial Statements...................................19

Fairness Opinion...........................................................26

Voting Securities and Holders Thereof......................................31

Interests of Directors and Officers........................................32

Expiration, Extension, Amendment or Termination of the Offer...............32

Acceptance for Payment and Payment for Debentures and Consents.............34

Procedures for Tendering Debentures and Delivering Consents................35

Withdrawal Rights..........................................................40

Certain Federal Income Tax Consequences....................................41

Dealer Manager.............................................................41

Depositary and Information Agent...........................................42

Miscellaneous..............................................................43

TO THE HOLDERS OF DEBENTURES:

      This Statement and the related Consent and Letter of Transmittal contain important information which should be read carefully before any decision is made with respect to the Offer and the Solicitation.

      1. Summary

      The following summary is provided solely for the convenience of Holders of the Debentures. This summary is not intended to be complete and is qualified in its entirety by reference to the full text and more specified details contained in this Statement and any amendments hereto. Holders of the Debentures are urged to read this Statement in its entirety. Each of the capitalized terms used in this Summary and not defined herein has the meaning set forth elsewhere in this Statement.

The Company...................................Datapoint Corporation

The Debentures................................8 7/8% Convertible Subordinated
                                              Debentures due 2006.

The Offer.....................................Offer to purchase any and all of the outstanding Debentures.

Expiration Date...............................The Expiration Date of the Offer
                                              shall be 5:00 p.m., New York City
                                              time, on [______________], 2000,
                                              unless extended. The Company
                                              intends to extend the Offer, if
                                              necessary, so that the Expiration
                                              Date occurs no earlier than five
                                              (5) business days following the
                                              Consent Date.

Total Consideration for the Offer and the
   Solicitation...............................The Offer Price for each $1,000 principal amount of Debentures
                                              tendered pursuant to the Offer
                                              will be $450 and each Holder who
                                              validly consents to the Proposed
                                              Amendments prior to the Consent
                                              Date shall be entitled to a
                                              Consent Payment equal to $[____]
                                              per $1,000 principal amount of
                                              Debentures.

Offer.........................................Price $450 for each $1,000 principal amount of Debentures.

The Solicitation..............................The Company is also soliciting from Holders Consents to the
                                              Proposed Amendments to the
                                              Indenture, and the Company is
                                              offering to pay to each Holder who
                                              validly consents to the Proposed
                                              Amendments on or prior to 5:00
                                              p.m., New York City time, on the
                                              applicable Consent Date, the
                                              applicable Consent Payment of
                                              $[_____] per $1,000 principal
                                              amount of Debentures for which
                                              Consents have been validly
                                              delivered with such payment to be
                                              made promptly on the Payment Date
                                              if, but only if, the Conditions
                                              are satisfied and the Debentures
                                              are accepted for payment pursuant
                                              to the terms of the Offer.

Consent Date..................................The Consent Date shall be the later of [________] and the date
                                              on which the Company shall have
                                              first received the Requisite
                                              Consents. The Company will execute
                                              the Supplemental Indenture on or
                                              promptly after 5:00 p.m., New York
                                              City time, on the Consent Date.

Requisite Consents............................Duly executed (and not revoked)
                                              Consents to the applicable
                                              Proposed Amendments from Holders
                                              representing at least 66 2/3% in
                                              aggregate principal amount of the
                                              outstanding Debentures (excluding
                                              for such purposes any Debentures
                                              owned at such time by the Company
                                              or any of its affiliates).

Acceptance....................................Date The date the Company accepts
                                              Debentures for purchase pursuant
                                              to the Offer.

Payment Date..................................The Payment Date shall be the business day following the
                                              satisfaction of the Conditions and
                                              the acceptance of the Debentures
                                              for payment by the Company
                                              pursuant to the terms of the
                                              Offer.

How to Tender Debentures or Deliver Consents..See "Procedures for Tendering
                                              Debentures and Delivering
                                              Consents." For further
                                              information, call the Information
                                              Agent or the Dealer Manager or
                                              consult your broker, dealer,
                                              commercial bank or trust company
                                              for assistance.

Withdrawal Rights.............................Tenders of Debentures may be
                                              withdrawn at any time on or prior
                                              to 5:00 p.m., New York City time,
                                              on the Expiration date, and
                                              Consents may be revoked at any
                                              time on or prior to 5:00 p.m., New
                                              York City time, on the Consent
                                              Date. In order for a Holder to
                                              revoke a Consent, such Holder must
                                              withdraw the related tendered
                                              Debentures. See "Withdrawal
                                              Rights."

Purpose of the Offer and Solicitation.........The purpose of the Offer is to acquire any and all outstanding
                                              Debentures. The purpose of the
                                              Solicitation and the Proposed
                                              Amendments is to waive certain
                                              requirements contained in the
                                              Indenture to, amend the Indenture
                                              to eliminate certain restrictive
                                              covenants contained therein and to
                                              enable the Company to consummate
                                              the Asset Sale and to improve the
                                              operating and financial
                                              flexibility of the Company.

Brokerage Commissions.........................No brokerage commissions are payable by tendering Holders of
                                              the Debentures to the Dealer
                                              Manager, the Company, the
                                              Information Agent or the
                                              Depositary.

Further Information...........................Additional copies of this
                                              Statement and the Consent and
                                              Letter of Transmittal may be
                                              obtained by contacting Georgeson
                                              Shareholder Communications Inc.,
                                              17 State Street, New York, NY
                                              10004, telephone (800) 223-2064
                                              (toll free) and (212) 440-9800
                                              (brokers and dealers). Questions
                                              about the Offer should be directed
                                              to the Dealer Manager: Georgeson
                                              Shareholder Securities Corporation
                                              (212) 440-9884 or toll free (800)
                                              445-1790.

Principal Terms of the Offer and Solicitation

      Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent and Letter of Transmittal, the Company hereby offers to purchase for cash any and all of the outstanding Debentures at the Offer Price. Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent and Letter of Transmittal, the Company is also soliciting Consents to the Proposed Amendments from Holders of Debentures.

      Upon the terms and subject to the conditions set forth in this Statement and in the accompanying Consent and Letter of Transmittal, the Company will accept for payment, and thereby purchase, all Debentures validly tendered on or prior to the Expiration Date and not properly withdrawn in the manner described under "Withdrawal Rights." Neither the Offer Price nor the Consent Payment will be payable until the occurrence of the Payment Date. The Payment Date will not occur until the satisfaction of the Conditions.

      In conjunction with the Offer, the Company is also hereby soliciting Consents from registered Holders of at least the Requisite Consents to Proposed Amendments to the Indenture. See "The Proposed Amendments." Holders who provide their consents or who tender their Debentures and concurrently provide their Consents (and have not validly withdrawn such Debentures and the related Consents) at or prior to 5:00 p.m., New York City time, on the Consent Date, will be entitled to the Consent Payment. The Consent Payment is payable to Holders of Debentures for which Consents have been validly delivered and not validly revoked at or prior to 5:00 p.m., New York City time, on the Consent Date. If necessary, the Company will extend the Offer so that the Expiration Date occurs no earlier than five business days following the Consent Date.

      Holders who tender Debentures in the Offer prior to the Consent Date are obligated to consent to the Proposed Amendments. Pursuant to the terms of the Consent and Letter of Transmittal, the completion, execution and delivery thereof by a Holder in connection with the tender of Debentures will be deemed to constitute the Consent of such tendering Holder to the Proposed Amendments. Holders may deliver Consents without tendering Debentures in the Offer, but may not revoke Consents without withdrawing the previously tendered Debentures to which such Consents relate.

      If the Requisite Consents are received and the Proposed Amendments have become effective, the Proposed Amendments will be binding on all non-tendering Holders of Debentures. Therefore, consummation of the Offer and the adoption of the Proposed Amendments may have adverse consequences for Holders who elect not to tender Debentures in the Offer.

      The Company intends to execute the Supplemental Indenture at or promptly following 5:00 p.m., New York City time, on the Consent Date. Although the Supplemental Indenture will become effective upon execution by the Company and the Trustee, the Proposed Amendments will not become operative until the opening of business on the Payment Date. The indenture will remain in effect, without giving effect to the Proposed Amendments, until the Proposed Amendments become operative on the Payment Date.

      A Holder may not validly revoke a Consent unless such Holder also validly withdraws such Holder's previously tendered Debentures. As a result, a Holder who validly withdraws previously tendered Debentures and revokes the related Consent will not receive the Offer Price or the Consent Payment unless such Debentures are retendered and Consents are delivered at or prior to 5:00 p.m., New York City time, on the Consent Date (to receive the Offer Price and the Consent Payment) or the Expiration Date (to receive the Offer Price). Holders will have no right to revoke their Consents after

5:00 p.m., New York City time, on the Consent Date, unless the principal amount of Debentures subject to the Offer or the Offer Price is reduced after such date, as described under "Withdrawal Rights."

Purpose of the Offer and Solicitation

      The purpose of the Offer, Solicitation and Proposed Amendments, which are conditioned upon satisfaction of Conditions, is to provide for, among other things, the Asset Sale and the reduction in the Company's aggregate interest expense and required sinking fund payment on the Debenture by purchasing such Debentures in the Offer.

Source and Amount of Funds

      The total amount of funds required by the Company to pay the Offer Price and any related fees and expenses is estimated to be approximately $[____] million (assuming that 100% of the outstanding Debentures are tendered at or prior to 5:00 p.m., New York City time, on the Consent Date and accepted for payment). The Company expects to obtain such funds, and thereby satisfy the Funding Condition, by consummating the Asset Sale substantially concurrently with the Expiration Date. The proceeds from the Asset Sale, less fees and expenses, are estimated to be approximately $42,550,000. Consummation of the Offer is subject to satisfaction of the Funding Condition and the other Conditions. See "Conditions to the Offer." Funds received by the Company to pay the Offer Price and any related fees and expenses will be deposited in escrow until the occurrence of the Payment Date as more fully described in "The Stock Purchase Agreement - Escrow" below.

Conditions to the Offer

      Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Company's rights to extend, amend or terminate the Offer at any time in its sole discretion, the Company shall not be required to accept for payment or pay for any Debentures tendered, and may delay the acceptance for payment of, or payment for, any Debentures so tendered, in each event subject to Rule 14e-1(c) under the Exchange Act, and/or may terminate the Offer, if, on or prior to the Expiration Date, there has not been satisfaction of any of the Conditions.

      As previously indicated, the Company's obligation to accept for purchase, and to pay for, Debentures validly tendered pursuant to the Offer is conditioned upon (i) the Minimum Consent Condition, (ii) the Supplemental Indenture Condition, (iii) the Funding Condition, (iv) the Stockholder Approval Condition and (v) the General Conditions. The General Conditions shall be deemed to be satisfied on the Expiration Date, unless any of the following conditions (the "General Conditions") shall occur on or after the date of this Offer to Purchase and prior to the Expiration Date:

      (a) there shall have been instituted or threatened or be pending any action or proceeding before or by any court, governmental regulatory or administrative agency or authority or instrumentality, or by any other person, in connection with the Offer, the Solicitation, the solicitation of Stockholder approvals (the "Stockholder Proxy") or the Asset Sale, that (i) challenges the making of the Offer, the Solicitation, the Stockholder Proxy or the consummation of the Asset Sale, the acquisition of Debentures pursuant to the Offer or the obtaining of Consents pursuant to the Solicitation or otherwise relates in any manner to the Offer, the Stockholder Proxy or the Solicitation or (ii) has, or is reasonably likely to have, in the sole judgment of the Company, a material adverse effect on the business, operations, properties, condition (financial or otherwise), assets, liabilities or prospects of the Company or any of its affiliates, taken as a whole;

      (b) a statute, rule, regulation, order, stay, decree, judgment or injunction shall have been proposed, enacted, entered, issued, promulgated, enforced or deemed applicable by any court, governmental regulatory or administrative agency or authority or instrumentality that, in the sole judgment of the Company, would or might directly or indirectly prohibit, prevent, restrict or delay consummation of, or materially impair the contemplated benefits to the Company, or any of its affiliates, of, the Offer, the Solicitation, the Stockholder Proxy or the Asset Sale;

      (c) there shall have occurred any development that would materially adversely affect the business of the Company and its subsidiaries, taken as a whole, in the sole judgment of the Company, with respect to any action or proceeding concerning the Company;

      (d) there shall have occurred or be likely to occur any event affecting the business or financial affairs of the Company that, in the Company's sole judgment, would or might prohibit, prevent, restrict or delay consummation of the Offer, the Solicitation, the Stockholder Proxy or the Asset Sale;

      (e) there shall have occurred (i) any general suspension of, shortening of hours for or limitation on prices for trading in securities in the United States securities or financial markets (whether or not mandatory), (ii) any significant adverse change in the price of the Debentures or in the United States securities or financial markets, (iii) a significant impairment in the trading market for debt securities, (iv) a declaration of a banking moratorium or any suspension of payments in respect of banks by federal or state authorities in the United States (whether or not mandatory), (v) a commencement of a war, armed hostilities or other national or international calamity directly or indirectly involving the United States, (vi) any limitation (whether or not mandatory) by any governmental authority on, or other event having a reasonable likelihood of affecting, the extension of credit by banks or other lending institutions in the United States, (vii) any significant change in United States currency exchange rates or a suspension of, or limitation on, the markets therefor (whether or not mandatory), or (viii) in the case of any of the foregoing existing at the time of the commencement of the Offer, a significant acceleration or worsening thereof; or

      (f) the Trustee under the Indenture shall have objected in any respect to, or taken any action that could, in the sole judgment of the Company, adversely affect the consummation of the Offer, the Solicitation, the Stockholder Proxy or the Asset Sale or the Company's ability to effect any of the Proposed Amendments, or shall have taken any action that challenges the validity or effectiveness of the procedures used by the Company in soliciting the Consents (including the form thereof) or in the making of the Offer, the Solicitation, the Stockholder Proxy or the acceptance of or payment for any of the Debentures.

      The foregoing conditions are for the sole benefit of the Company and may be asserted by the Company regardless of the circumstances giving rise to any such condition (including any action or inaction by the Company) and may be waived by the Company, in whole or in part, at any time and from time to time, in the sole discretion of the Company. The Company does not intend to waive the Minimum Consent Condition, Stockholder Approval Condition, Supplemental Indenture Condition or the Funding Condition. The failure by the Company at any time to exercise any of the foregoing rights will not be deemed a waiver of any other right and each right will be deemed an ongoing right which may be asserted at any time and from time to time. Any determination by the Company concerning the events described above will be final and binding upon all parties.

The Debentures

      The Debentures were issued pursuant to the Indenture. As of July 31, 1999, approximately $54,960,000 in principal amount of Debentures were outstanding. Certain executive officers and directors of the Company hold an aggregate of approximately $188,000 in principal amount of the Debentures and have informed the Company that they will tender their Debentures pursuant hereto and also consent to the Proposed Amendments. The Debentures are unsecured subordinated obligations of the Company and bear interest at the rate of 8 7/8% per annum. Interest is paid semiannually on June 1 and December 1 of each year. The Debentures mature on June 1, 2006. The Debentures are convertible into Common Stock at any time prior to June 1, 2006 at the rate of 55.231 shares of Common Stock per $1,000 principal amount of Debentures converted.

      The Debentures are redeemable at the option of the Company in whole or part, at any time and from time to time, in accordance with the terms of the Debentures and the Indenture at a far greater price then is being paid pursuant hereto. The Debentures are also redeemable through the operation of a sinking fund, with payment to be made on June 1 of each year.

      The Debentures are authorized for quotation on the Over-The-Counter Bulletin Board. The Debentures trade at a significant discount to par and trade infrequently. Because the Debentures are sporadically traded and no market maker exists for the Debentures, accurate ranges of high and low bid quotations for each of the calendar quarters during the past two years are unavailable to the Company. To the knowledge of the Company, there has been no trading activity for Debentures during the past several months. THE COMPANY URGES DEBENTUREHOLDERS TO OBTAIN CURRENT MARKET QUOTATIONS FOR THE DEBENTURES.

      There are no appraisal or other similar statutory rights available to the Holders of Debentures in connection with the Offer or the Solicitation.

The Proposed Amendments

The Proposed Amendments are set forth in the proposed Supplemental Indenture, a copy of which is included herein as Appendix B. The Supplemental Indenture will be executed by the Company and the Trustee promptly following the Consent Date. Although the Supplemental Indenture will become effective upon execution by the Company and the Trustee and will provide for the elimination and/or waiver of certain sections of the Indenture, the Proposed Amendments will not become operative until the opening of business on the Payment Date. The Indenture will remain in effect, without giving effect to the Proposed Amendments, until the Proposed Amendments become operative on the Payment Date. If the Consent Date is not achieved, the Supplemental Indenture will not be executed and will not become operative. The Proposed Amendments are conditioned on the Conditions.

      The following is a summary of the Proposed Amendments. Capitalized terms used but not defined in the following summary have the meanings assigned to them in the Indenture. For more complete information regarding the effects of the Proposed Amendments, reference is made to the Indenture, which is incorporated herein by reference.

      The Proposed Amendments would eliminate the following provisions of the
Indenture:

            Section 801. Company May Consolidate, etc., Only on Certain Terms. This provision currently restricts the ability of the Company consolidate, merge or to convey, transfer or lease all or substantially all of its assets to another person. It requires, among other things, that the other person into which the Company is merged or which acquires the properties and assets of the Company, substantially as an entirety, shall expressly assume by way of supplemental indenture all covenants of the Company under the Debentures and the Indenture, including the covenants of the Company to pay principal and interest on the Debentures.

            Section 802. Successor Corporation Substituted. This provision currently states that, in the event of a consolidation or merger transaction, or a conveyance, transfer or lease all or substantially all of its assets of the Company, the successor corporation into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to the Company under the terms of the Indenture and Debentures, and the Company shall be relieved of its obligations and covenants under the Indenture and Debentures.

            The Proposed Amendments would waive compliance with the following provisions contained in the Indenture.

            Section 1005. Properties. This provision imposes certain requirements on the Company with respect to the maintenance, repair and operation of all of the properties used in the conduct of its business.

            Section 1203. Redemption of Debentures for Sinking Fund. This provision requires the Company, on or before March 1 of each year, to deliver to the Trustee a certificate specifying the amount of the next ensuing sinking fund payment pursuant to Section 1201 and the portion thereof, if any, which is to be satisfied by delivery and crediting of repurchased Debentures by the Company. Further, the Company must deliver such Debentures to the Trustee on March 1. The Company intends to make the $5 million June 1, 2000 sinking fund payment by delivering Debentures purchased pursuant to the Offer utilizing the proceeds of the Asset Sale. However, the Company may not be able to consummate the Offer and the Asset Sale on or before March 1, 2000. If the Asset Sale and Offer are not consummated on or before March 1, 2000, the Company would be unable to make the $5 million sinking fund payment by delivering Debentures to the Trustee on March 1, 2000 and the Company would have to make such sinking fund payment in cash. The proposed waiver would enable the Company to delay the delivery of such certificate and Debentures until April 20, 2000. Delaying the date for delivery of the Debentures until April 20, 2000 would allow the Company to deliver Debentures repurchased in the Offer to the Trustee and thus fulfill its obligations in a timely manner under Section 1203.

      Waiver of the covenants in Section 1005 and Section 1203 and elimination of the covenants in Sections 801 and 802 of the Indenture are collectively referred to herein as the "Proposed Amendments." If the Proposed Amendments become operative, the restrictive covenants of the Indenture will be substantially less restrictive, and will afford less protection to Holders than those currently set forth in the Indenture. If Sections 801 and 802 are eliminated, any person who acquires the Company, or to whom all or substantially all of the Company's assets are transferred, will not be required to assume the obligations of the Company under the Indenture and Debentures, and the consent of Debentureholders to any such merger, consolidation or transfer of all or substantially all of the assets of the Company will no longer be required. Furthermore, such person will not be substituted for the Company under the Indenture and the Debentures, and the Company will not be relieved of its obligations and covenants under the Indenture and Debentures. If Section 1005 is waived, the Company will no longer be required to conduct its business in the manner originally set forth in such section, and may take certain actions with respect to the properties used in the course of its business that it otherwise would not be able to take absent the waiver of Section 1005. If Section 1203 is waived, the Company, for the year 2000 only, would be able to satisfy the Debenture sinking fund payment by delivering redeemed Debentures to the Trustee on April 20, 2000 rather than on March 1, 2000.

      Pursuant to the terms of the Indenture, the Proposed Amendments require written consent of the Holders equal to the Requisite Consent. The Proposed Amendments with respect to the Indenture constitute a single proposal and a consenting Holder must consent to the Proposed Amendments as an entirety and may not consent selectively with respect to certain of such Proposed Amendments.

      The completion, execution and delivery of a Consent and Letter of Transmittal will constitute the Consent of such Holder to the Proposed Amendments with respect to such Debentures.

      The delivery of this Offer to Purchase by the Company to each of the Holders shall constitute the requisite notice to Holders pursuant to Section 1307 of the Indenture.

The Company and the Asset Sale

            On November 1, 1999 the Board of Directors (the "Board") approved the Stock Purchase Agreement dated July 31, 1999 (as subsequently amended on November 1, 1999) (collectively, the "Stock Purchase Agreement"), by and among Reboot Systems, Inc. a Delaware corporation (together with an investor group headed by Blake Thomas, the President of the Company and including key European management employees, collectively, the "Buyer"), the companies listed on Schedule A of the Stock Purchase Agreement (collectively, the "Sellers") and the Company (the direct or indirect parent of each of the Sellers), which sets forth the terms and conditions under which the Company would dispose of certain assets (the "Asset Sale") of the Company, including, without limitation, its direct and indirect operating subsidiaries in Europe (such assets and subsidiaries, collectively, the "European Subsidiaries") together with certain other for $49.5 million subject to adjustments downward up to $1.7 million based on escrowed funds (the "Purchase Price"). See "Description of the Transaction - Escrow."

      The Board authorized the Company to enter into the Stock Purchase Agreement and resolved to recommend that the Stockholders vote their shares of Common Stock in favour of the Asset Sale. The Board believes that the proposed transaction offers the best possible strategic opportunity for the Company because the Asset Sale will result in the following advantages:

      o The Company will receive an infusion of cash which will enable the Company to reduce its outstanding corporate and trade indebtedness and provide capital to further implement its strategic business plan. The Company will be able to undertake additional acquisitions and have the fiscal resources to adequately capitalize the Corebyte subsidiary (as described below) in order to enable the Company to reposition itself within the information technology and e-commerce industry.

      o Given the Company's limited resources and the declining profitability of the Company over the past few years which is likely to continue to decline without significant additional capital investment in the European Subsidiaries (from which significantly all of the Company's revenue for the last three years has been derived), the proceeds from the Asset Sale will enable the Company to shift its focus to developing internet and e-commerce applications, which the Company has already begun with the conditional acquisition of the Corebyte product line (as described below).

      o The Company will not be required to raise additional capital at this time, thereby avoiding dilution to existing Stockholders.

      In reaching its conclusion and the recommendation, the Board considered a number of factors, including without limitation:

      (i) The Board's familiarity with the financial condition, results of operations, business, prospects and strategic objectives of the European Subsidiaries, as well as its assessment of possible future trends in the information technology industry;

      (ii)  The absence of potential alternatives to the Asset Sale;

      (iii) The terms and conditions of the Stock Purchase Agreement, including the Purchase Price Deposit (as defined below);

      (iv) The Company's belief that, based on current trends in its business and financial forecasts, absent the Asset Sale, there is a substantial likelihood that there will not be sufficient funding, whether from cash flow from operations or other capital sources, sufficient to make the scheduled $2,438,850 June 2000 Debenture interest payment and the June 1, 2000 $5 million Debenture sinking fund payment, and any interest and sinking fund payments which become due thereafter, and certain accounts payable from U.S. trade creditors totaling $1.160 million as of July 31, 1999 and $1.217 million as of October 30, 1999. The Company believes that these creditors may assert certain rights against the Company that they would otherwise not assert if the Asset Sale is approved. Furthermore, absent the Asset Sale, all or a portion of such creditors may commence involuntary bankruptcy proceedings against the Company;

      (v) The savings for interest and sinking fund payments that would not have to be paid if the Company is able to redeem all or a portion of the Company's Debentures that are currently outstanding at a significant discount to the face amount thereof;

      (vi)  The terms of certain comparable transactions in the industry; and

      (vii) The Fairness Opinion of BNY Capital Markets Inc.

      The Board did not assign relative weights to any specific factor in reaching its conclusion or recommendation.

                          THE STOCK PURCHASE AGREEMENT

      The following summary of the material provisions of the Stock Purchase Agreement, is qualified in its entirety by reference to the Stock Purchase Agreement, a copy of which was filed as Exhibit (10)(jj) to the Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1999 which is incorporated herein by reference.

      On July 31, 1999, the Company and the Sellers entered into the Stock Purchase Agreement with the Buyer for the sale of the European Subsidiaries. The Stock Purchase Agreement was subsequently amended on November 1, 1999. In connection therewith, the Stock Purchase Agreement provides that the Buyer will purchase from the Company substantially all of the issued and outstanding capital stock of the European Subsidiaries, the Datapoint name and certain intellectual property (collectively, the "Transferred Assets").

      The sale is scheduled to close (the "Closing") upon the satisfaction or waiver of all conditions to Closing set forth in the Stock Purchase Agreement on such date as mutually agreed between the parties (the "Closing Date") on or prior to March 31, 2000

      Purchase Price

      The Purchase Price, payable by wire transfer of immediately available funds at the Closing, is $49.5 million (subject to adjustment See "Description of Transaction Escrow") plus $650,000 as reimbursement to the Company for the fees paid to Dain Rauscher Wessels, a division of Dain Rauscher Incorporated ("Dain Rauscher"), the Company's investment banker.

      Purchase Price Deposit and December 1 Funding

      On November 8, 1999, the Buyer paid to the Company a deposit of $750,000 (the "Deposit"). The Deposit will be used primarily to fund transaction costs associated with the sale of the European Subsidiaries, the costs associated with the Solicitation and the proxy statement submitted the Stockholders, and the engagement of BNY Capital Markets, Inc. ("BNY"), a subsidiary of Bank of New York, to issue a fairness opinion in connection with the transaction. Pursuant to the Stock Purchase Agreement on December 1, 1999 the Buyer is obligated to loan to the Company approximately $2.5 million (the

"December 1 Funding") which represents the funds that the Company intends to use to make its December 1999 interest payment on the Debentures. In connection with such loan, the Company and Buyer are working to finalize the process to grant a security interest to the Buyer in certain receivables of the European Subsidiaries and expect that this process shall be completed shortly and upon completion of such process such loan shall be funded.

      If the Asset Sale is consummated, the Deposit and the December 1 Funding shall be applied toward the purchase price. If the Asset Sale is not consummated as a result of the inability of the Company to obtain the approval by the Stockholders of the Asset Sale and Name Change and the approval of the Debentureholders to the Proposed Amendments, the Company would be required to immediately repay to the Buyer (i) the December 1 Funding, (ii) the Deposit,
(iii) fees of the Buyer in connection with obtaining funding commitments which the Buyer may incur in connection with the Asset Sale (the "Commitment Fees") and (iv) a fee of $375,000 (the "$375,000 Fee") as reimbursement for certain expenses incurred by the Buyer in connection with the Asset Sale. All amounts payable or repayable by the Company to the Buyer are to be secured by certain accounts receivable of certain of the European Subsidiaries. In the event that the Buyer does not obtain the financing commitment necessary to secure acquisition financing for the Purchase Price by February 1, 2000, the Company is required to immediately reimburse the Buyer for the December 1 Funding, however the Company retains the Deposit. In the event that the Company is required to immediately repay the December 1 Funding and any other amounts owed to Buyer it may very likely be unable to since it lacks the capital to do so. Absent the ability to negotiate with the Buyer a scheduled repayment of these amounts, if the Buyer exercises its rights against the accounts receivables of certain of the European Subsidiaries, such action would have a material adverse effect on the ability of the Company to conduct its ongoing operations.

      Escrow

      At the Closing, a portion of the purchase price may be placed in escrow with an escrow agent selected by the parties pursuant to an escrow agreement (the "Indemnity Escrow Agreement") to satisfy certain specified contingent obligations and any claims made against the Sellers or the Company by the Buyer related to certain liabilities which are potential breaches of the representations and warranties of the Company and the Sellers. The total amount of these contingent claims equals $1.7 million which consists of $1,300,000 in connection with the pending Swedish tax audit and $400,000 in connection with a suit from a former employee in Belgium, unless such claims are resolved prior to the Closing. The remainder of the Purchase Price up to the amount necessary to pay the aggregate offer price and consent fees will be placed in escrow with The Bank of New York, as escrow agent, pursuant to an escrow agreement (the "Tender Offer Escrow Agreement") to the extent necessary to satisfy amounts due to Debentureholders who consent and/or tender their Debentures to the Company pursuant to the Offer. Funds remaining after payment of the aggregate Offer Price to the Debentureholders will be distributed to the Company by such escrow agent.

      Use of Name

      On the Closing Date, the Company and any continuing subsidiary of the Company which has included in its name the name "Datapoint" or any derivative or variation thereof, shall provide a Certificate of Amendment to its respective Certificate of Incorporation (the "Name Change Certificates") in order to effect a change of corporate name to a new name not including the name "Datapoint" or any derivative or variation thereof and the Company shall transfer and assign all of its respective right, title and interest in the name "Datapoint" to the Buyer subject to a limited license granted by the Buyer to the Company and the Sellers to utilize the name on existing stationery and brochures (the "Datapoint License").

      Intellectual Property

      At the Closing the Company shall transfer to the Buyer ownership of the source code for the Company's RMS Operating System. In addition, (i) all intellectual property of the European Subsidiaries shall be purchased by the Buyer by purchasing the shares of the European Subsidiaries in connection with the Asset Sale, (ii) Buyer is acquiring on a non-exclusive basis rights to non-patented Company product created prior to consummation of the Asset Sale and
(iii) the Company is granting a royalty free license (the "Company LP License") to the Buyer for currently patented products of the Company, limited to current customers of the European Subsidiaries. Existing U.S., Switzerland and Far East end users will be designated as Company customers (the "Company Accounts"). The Company will receive a royalty free license (the "Buyer LP License" and together with the Company LP License, collectively, the "LP License Agreements"), in perpetuity, from the Buyer to use RMS including any new releases for Company Accounts on terms set by Company. The Buyer shall provide administrative and telephone support services for the Company Accounts for a fee payable by the Company.

      Representations and Warranties of the Buyer

      In the Stock Purchase Agreement, the Buyer has represented and warranted to the Company as of the date of the Stock Purchase Agreement and will represent and warrant as of the Closing Date, among other matters, as to its corporate status, its authority to enter into the Stock Purchase Agreement, the Indemnity Escrow Agreement, the IP License Agreement and the Datapoint License (and, together with the Name Change Certificates, the "Asset Sale Documents"); that it has obtained all authorizations and approvals necessary from its Board of Directors, and that each of the Asset Sale Documents to which the Buyer is a party constitutes the legal, valid and binding obligation of the Buyer; that the execution and delivery of the Asset Sale Documents to which the Buyer is a party does not violate or conflict with any provisions of the Buyer's Certificate of Incorporation or By-Laws, violate or create a default under any agreement or instrument to which the Buyer is a party or any statute or decree or order or authority to which the Buyer is subject; that no consent or governmental authorizations are required for the execution or delivery by the Buyer of the Asset Sale Documents; that no brokers have been retained by the Buyer in connection with this transaction; that the Buyer has assets of $5,000,000 or more, has the financial knowledge and experience to be able to evaluate the merits and risks of the contemplated transactions, has had access to the necessary corporate information relating to the European Subsidiaries.

      Representations and Warranties of the Company

      The Company and the Sellers have represented and warranted to the Buyer as of the date of the Stock Purchase Agreement and will represent and warrant as of the Closing Date, as to the corporate status of the Company, each of the Sellers and the European Subsidiaries, and their good standing in the jurisdictions of their incorporation, the authority of the Company and the Sellers to execute and deliver the Asset Sale Documents, and subject to the approval by the Stockholders of the Asset Sale and Name Change, and satisfaction of the Supplemental Indenture Condition or any other necessary governmental or third-party approvals, that each of the Asset Sale Documents to which the Company or the Sellers is a party constitutes the legal, valid and binding obligation of the Company and the Sellers; and that the transactions contemplated by the Stock Purchase Agreement do not violate the Company's or Sellers Certificates of Incorporation or By-Laws or any other statute, judgment, order or regulation to which the Company or the Sellers may be subject.

      The Company also represents and warrants, to the knowledge of certain senior members of management of the Company as to certain operational matters concerning the European Subsidiaries, among other matters, as to the fair presentation of the financial condition of the European Subsidiaries by the financial statements prepared in accordance with United States generally accepted accounting principles provided to the Buyer; that the conduct of the business since January 31, 1999 has not caused the European Subsidiaries to have suffered any material adverse effect; that there exists no litigation which challenges the validity of the transactions; that the European Subsidiaries are in legal compliance; that they have good title to their properties and assets; that none of the European Subsidiaries are in default on their real property leases or, except as may have been set forth in the appropriate disclosure schedule, are in violation of environmental laws or have received notices of any noncompliance. The Company has also provided the Buyer with information relating to as well as, wherever required, schedules of, the assets, insurance, contracts, employee lists and compensation, including employee benefit plans, labor relations, trademarks, patents, etc., suppliers and customers, accounts receivable, the absence of undisclosed liabilities, tax compliance status of the European Subsidiaries, the inventory and supplies of the European Subsidiaries, the absence of brokers (except for Dain Rauscher, the Company's investment banker), indebtedness, bank accounts, Year 2000 compliance and minute books. The Company and the Sellers however, make no representations or warranties regarding any projections, forecasts or business plans which may have been provided to the Buyer in the course of its investigations of the European Subsidiaries.

      Noncompetition

      After the Closing Date, the Company has agreed not to compete with the Buyer in Europe, North America and South America (the "Prohibited Area") for a period of five years from the Closing Date in the business of selling or providing telephony, call-center or data processing products or services, including, without limitation, telephone switches and dialers, personal computers, servers, printers and other peripheral hardware and software used in connection therewith, or business consulting services with respect thereto (the "Designated Industry"); except for the business of providing internet or cybernet networking solutions (including, without limitation, external and hybrid networking solutions, hardware, software and consulting services related thereto), except that Mr. Asher Edelman and his affiliates are not restricted by this provision as long as they are not directly or indirectly involved in any operational capacity with any person in the Designated Industry or Prohibited area. The Company has also agreed not to divert any customer of any of the European Subsidiaries or engage in recruiting employees of the Buyer or of any of the European Subsidiaries.

      Conditions Precedent to the Buyer's Obligations to Effect the Asset Sale

      The Buyer's obligations to consummate the Closing is subject to the truth and correctness of the Company's and the Sellers' representations and warranties in all material respects at the Closing Date, compliance by the Company and the Sellers with their obligations under the Stock Purchase Agreement, the absence of any material adverse changes since January 31, 1999 with respect to the business assets and properties of the acquired companies, receipt of a closing certificate from the Company and the Sellers certifying as to compliance with the aforementioned representations and warranties, receipt of the required opinions from the Sellers' counsels, receipt of necessary corporate approvals, the absence of any undisclosed litigation, securing of debt and/or equity financing, the execution of the Indemnity Escrow Agreement, the execution and delivery of the Name Change Certificates and Name Assignment, receipt of necessary third party consents, including, without limitation, obtaining consents from certain third parties and approval of the Debentureholders pursuant to this Statement, termination of intercompany accounts, receipt of a Support Agreement from each of Asher Edelman, Gerald Agranoff and Irving Garfinkel (each, a "Support Agreement") with respect to the voting of the shares beneficially owned by each of them at the Special Meeting and covenants with respect to the confidentiality and non-compete provisions of the Stock Purchase Agreement.

      Conditions Precedent to the Company's Obligation to Effect the Asset Sale

      The Company's obligation to consummate the Closing is subject to the truth and correctness of the Buyer's representations and warranties in all material respects at the Closing Date, compliance by the Buyer with all material obligations under the Stock Purchase Agreement, the receipt of a certificate from the Buyer certifying as to compliance with the aforementioned representations, receipt of the executed Datapoint License from the Buyer, receipt of an opinion of Buyer's counsel, the absence of any litigation, the execution of the Indemnity Escrow Agreement, termination of inter company accounts, receipt of satisfactory documentation from the Buyer, receipt of a Representation Letter and a bring-down letter (on the Closing Date) from certain members of senior management of the European Subsidiaries, including Blake Thomas and the satisfaction of the Stockholder Approval condition and the receipt of the Requisite Consent.

      Indemnification by the Company

      The Company and the Sellers have agreed to indemnify the Buyer and the European Subsidiaries with respect to any breaches of representations and warranties by the Company or the Sellers, acts, omissions or decisions of the Company or the Sellers (or their officers, employees or agents) which may have affected the business or financial condition of any of the European Subsidiaries. The Company shall be liable in all cases, while each Seller is jointly and severally liable with the Company in the event of a breach of representations and warranties related to the European Subsidiary which it is selling.

      With respect to breaches of representations and warranties or covenants in the Asset Sale Documents, only the excess over $500,000 in aggregate claims and up to a maximum of $15,000,000 may be recovered, provided the aggregate loss coverage with respect to all claims for indemnification by each party shall not exceed the purchase price and provided, further, that claims are made within 18 months of the Closing Date, except for claims arising out of any inaccuracies in the representations and warranties of the Company regarding the absence (except as set forth in the appropriate disclosure schedule) of any litigation or basis for any litigation, that would affect the Company's business or operations or threaten the validity of the Asset Sale Documents or the transactions contemplated therein.

      Termination

      The Stock Purchase Agreement shall terminate (i) upon the mutual agreement of the Buyer and the Company, (ii) by either the Buyer or the Company if, without fault of such party, the Closing doesn't occur prior to March 31, 2000 (the "Termination Date") or (iii) by either the Buyer or the Company if any of the conditions precedent to such parties obligation to effect the Asset Sale are not fulfilled or waived as of the Closing or become incapable of being fulfilled.

      Break-Up Fees and Other Payments

      In the event that a Third Party Acquiror (as defined below) directly or indirectly acquires the European Subsidiaries, during the period from the date of the Stock Purchase Agreement and ending on the date which is six months after the date on which the Stock Purchase Agreement is terminated, unless the Stock Purchase Agreement has been terminated by the Company as a result of the Buyer's failure to obtain financing commitments or has otherwise not satisfied its conditions precedent to the Company's obligations to effect the Asset Sale, the Company shall pay the Buyer a $5,000,000 break-up fee.

For purposes of this section, "Third Party Acquiror" shall mean a party who has indicated interest to, negotiated with, or requested information from, the Company or Sellers relating to the European Subsidiaries during the period beginning May 17, 1999 and ending on the date that the Stock Purchase Agreement is terminated.

      At the Closing, the Buyer shall pay the Company an amount not to exceed $650,000 as reimbursement for the fees of Dain Rauscher as the Company's investment banker for the Asset Sale.

      Stockholder and Debentureholder Approval

      The Company is required, under the terms of the Stock Purchase Agreement, to seek Stockholder approval for the Asset Sale and the Name Change at the Special Meeting, at which certain members of the senior management of the Company have collectively agreed to vote and cause all their shares to be voted in favor of the Asset Sale and Name Change pursuant to the Support Agreements which in the aggregate account for approximately 20% of the outstanding Common stock assuming all convertible securities are converted to Common stock. The Company is also required under the terms of the Stock Purchase Agreement to seek the Requisite Consents. In the event that the Stockholders do not approve the Asset Sale or Name Change or the Company does not obtain the Requisite Consents and the Buyer is otherwise ready, willing and able to close the Asset Sale, the Company would be required to repay to the Buyer (i) the December 1 Funding, (ii) the Deposit, (iii) the Commitment Fees and (iv) the $375,000 Fee, which repayment is secured by accounts receivables of the European Subsidiaries.

Background to the Asset Sale

      On November 13, 1998, the Company engaged Dain Rauscher as its investment banker to assist the Company in marketing and negotiating the sale of the European Subsidiaries. Dain Rauscher solicited indications of interest from a broad array of strategic and financial prospective purchasers and contacted over thirty potential buyers. In addition to the Buyer, the Company entered into preliminary negotiations with two other groups. One such group made a financially inferior offer to purchase the European Subsidiaries, which the Board rejected in February 1999. The other such group initially indicated a willingness to pay a higher purchase price than the Buyer and the Company engaged in active negotiations with this group. However, when such group failed to make an adequate offer, the Company then resumed negotiations with the Buyer. Based upon the Buyer's proposed purchase price, the Company's familiarity with certain of the entities and individuals comprising the Buyer, and the Buyer's familiarity with the European Subsidiaries, among other factors, the Company believed the transaction with the Buyer represented the most favorable available opportunity to consummate the sale of the European Subsidiaries on the most favorable terms, including price.

Tax Treatment of the Asset Sale to the Company

      The Asset Sale will be a taxable transaction to the Company for United States federal income tax purposes. Based on the allocation of the Purchase Price among the Transferred Assets that will be used by the Company, the Company believes that neither the Company nor any Seller will recognize any gain for United States federal income tax purposes on the sale of the capital stock of any of the European Subsidiaries. The Company further believes that any foreign income or withholding tax to which the Company or any Seller may be subject as a result of the Asset Sale and the other transactions to be undertaken by the Company and any Seller in connection with the Asset Sale would be insignificant. The Company also believes that, for United States federal income tax purposes, it has sufficient net operating losses and other tax credit carryovers to absorb any ordinary income that the Company may be required to recognize, and/or any regular income tax to which the Company may be subject, as a result of the Asset Sale, its extinguishment of Debentures pursuant to the Tender Offer and any other transaction to be undertaken by the Company or any Seller in connection with the Asset Sale; however, the Company may be liable for a 2 percent alternative minimum tax (taking into account the Company's alternative tax net operating losses to be carried over to the Company's taxable year beginning August 1, 1999) on any such ordinary income that the Company may be required to recognize and which cannot be offset by the ordinary deductions of the Company.

Business of the Company

      General

      Datapoint Corporation, including its subsidiaries, is principally engaged in the development, acquisition, marketing, servicing, and system integration of computer and communication products -- both hardware and software. These products and services are for integrated computer and telecommunication network systems. The Company through its 80% owned subsidiary Corebyte Inc., is also actively engaged in the development and marketing of the Corebyte Networks(TM) product line consisting of internet communication and networking software.

      Datapoint was reincorporated in Delaware in 1976 as the successor corporation to a Texas corporation. It was originally incorporated in 1968 as Computer Terminal Corporation and changed its name to Datapoint Corporation in 1972. Its principal executive offices are located at 7 rue d'Anjou 75008, Paris, France (telephone number - (33-1) 40 07 37 37) and at 8410 Datapoint Drive, San Antonio, Texas 78229-8500 (telephone number - (210) 593-7000).

      Throughout the 1980's and the early 1990's, the Company's business was characterized by a significant decline in total revenue, recurring significant losses, and a reduction of the domestic workforce. This was primarily due to (1) a mass entry of competitors in the networking marketplace compounded by (2) a marketplace demand for "Open Systems" products and standard interfaces, both of which had a negative impact on the traditional networking and data processing components of the Company's business. The marketplace was forced into a sameness of design that lead to highly competitive pricing being the only significant product differentiator. These adverse effects were, in turn, worsened by the increasing availability of low-cost, off-the-shelf software applications packages written in a number of industry-standard programming languages. Between 1994 and 1996, the Company was able to maintain a consistent and slightly increasing revenue level while, at the same time, restructuring its operations mostly through significant workforce reductions worldwide. The aim was to reduce its cost base to support such revenue levels. Since fiscal year 1996, the Company pursued, and is continuing to pursue, actions to provide cash infusions, including the sale of selected assets of the Company in order to improve its financial condition. At the end of 1996, the Company sold its European based Automotive Dealer Management Systems business ("EADS") to Kalamazoo Computer Group, plc, a public limited company organized under the laws of England ("Kalamazoo") for a purchase price of $33 million. The decline in revenue levels in 1997 and subsequently, reflects the result of this sale.

      In addition, on October 27, 1997, the Company sold the three buildings it owned in San Antonio, Texas to a private unaffiliated group for approximately $3.2 million (net of mortgage obligations and closing costs). The sales contract provided for the leaseback by the Company of one of the buildings (approximately 38,000 square feet) for an initial lease term of five years. During the first quarter of 1999, the Company sold the building it owned in Gouda, Netherlands to a private unaffiliated group for approximately $2.1 million (net of mortgage obligations and closing costs). The sales contract provided for the leaseback by the Company of approximately 18,000 square feet for an initial lease term of five years and approximately 12,000 square feet for an initial lease term of one year. The Company recorded in non-operating income a gain of approximately $.3 million during the first quarter of fiscal year 1999. The remainder of the gain ($.9 million) was deferred and is being amortized over the lease terms.

      During the second quarter of fiscal year 1997, the Company accepted 1,145,945 shares of its Preferred Stock which were tendered in its exchange offer (the "Exchange Offer") described in the proxy statement/prospectus delivered to the holders of the Common Stock of the Company and to the holders of Preferred Stock. Under the terms of the exchange offer, each share of Preferred Stock tendered was exchanged for 3.25 shares of Common Stock. The exchange offer expired December 10, 1996. The tendered shares approximated 61.34% of the total outstanding shares of Preferred Stock immediately prior to the expiration of the exchange offer. For purposes of calculating net income applicable to holders of Common Stock in fiscal year 1997, and related per share amounts, a gain of $3.8 million on exchange and retirement of Preferred Stock was added to net income. This gain includes the excess of the carrying value of Preferred Stock accepted in the exchange over the fair value of the Common Stock issued. In addition, the gain includes accumulated dividends on the retired Preferred Stock.

      Currently, the Company, principally through its European Subsidiaries, has been engaged in the development, acquisition, marketing, servicing and system integration of computer and communications products. These products and services are for integrated computer and telecommunication network systems. While substantially all of the Company's revenue for the last three years has come from the European Subsidiaries, the profitability of that business has decreased. The Board has determined that such decline in profitability is likely to continue into the foreseeable future unless the Company was to invest significant capital in the European Subsidiaries.

      The Board determined that the Company should shift its focus and channel whatever resources it has into developing and/or marketing internet products and e-commerce applications. In this regard, the Company recently took steps to enter into the Stock Purchase Agreement to sell its European Subsidiaries and conditionally acquired the Corebyte Networks(TM) product family ("Corebyte") which consists of internet communication and networking software products through a newly formed subsidiary named Corebyte Inc., of which the Company owns an eighty-percent (80%) interest as more fully described below. The European Subsidiaries represented 96% of the Company's total revenue during 1999. The closing under the Stock Purchase Agreement requires majority Stockholder approval and the Required Consents of Debentureholders hereunder. In connection with obtaining the Required Consents being solicited hereunder the Company is concurrently filing Stockholder

Proxy documents with the SEC.

      Based on current trends in its business and its financial forecasts, the Company believes if the Asset Sale is not consummated, the Company will not be able to make the scheduled $5.0 million sinking fund payment due in June 1, 2000. In the event the sinking fund payment is not made on June 1, 2000 the resulting default would entitle 25% or more of the holders of the Debentures or the Trustee to elect to declare the entire indebtedness of approximately $55.0 million as immediately due and payable. Upon consummation of the Tender Offer, in the event that Debentureholders tender $5.0 million principal amount of Debentures, the Company may deliver such Debentures to the Trustee to satisfy the Company's $5.0 million June 1, 2000 Debenture sinking fund payment obligation and to the extent that the principal amount of Debentures exceeds $5.0 million, such excess up to $5.0 million may be applied against the Company's $5.0 million June 1, 2001 Debenture sinking fund obligation.

      On July 27, 1999, the Company, through its newly formed subsidiary, Corebyte Inc., conditionally acquired (the "Corebytye Acquisition") the Corebyte communication and networking software product family (the "Corebyte Products"). The acquisition was accomplished pursuant to an Asset Purchase Agreement, by and among the Company, SF Digital, LLC and John Engstrom ("Engstrom"), dated July 27, 1999. Consideration provided for the Corebyte assets comprised the following: (i) options to purchase up to one million shares of common stock of the Company at an exercise price of $1.00 per share, (ii) options to purchase an additional one million shares of common stock of the Company at an exercise price equal to 80% of the closing price per share of common stock of the Company on July 27, 2000, the first anniversary of the acquisition, provided that Mr. Engstrom is still employed by the Company on such date; (iii) up to twenty-five percent of the common stock in Corebyte, Inc.; and (iv) $75,000 in cash as reimbursement for certain research and development expenses. All such consideration is to be held in escrow pending final resolution of Engstrom v. Futureshare.com, LLC, a litigation which is pending in the United States District Court for the Southern District of New York, Civil Action No. 99 Civ. 3824 (WHP), concerning the ownership status of the software, technology, and intellectual property which is the subject of the acquisition (the "Corebyte Intellectual Property"). The discovery process, including the taking of depositions, has begun in connection with such litigation. In the event that a court makes a final determination in the Engstrom v. Futureshare.com, LLC litigation that an entity or individual other than Engstrom or the Company owns the Corebyte Intellectual Property, Engstrom shall not be entitled to the escrowed consideration for the Corebyte Acquisition and the Company may be required to negotiate with Futureshare.com LLC or may abandon its efforts to market the Corebyte products. In such event, the Company may be subject to liability, and may be forced to treat as a loss its investment and efforts towards the development and marketing of the Corebyte Products and the Company will seek to invest the funds that would otherwise have been used to purchase Corebyte in other internet and e-commerce related businesses.

      Corebyte Inc. is led by John Engstrom, a pioneer of online and accomplished enterprise groupware and e-mail service provider. Corebyte is an intelligent browser-based enterprise-to-enterprise networking system. With a single interface, and based upon beta testing of the system performed to date, the end-user directly accesses every application necessary to manage their enterprise from basic e-mail to advanced e-commerce. Users of Corebyte seamlessly share and exchange valuable information, selectively and securely, within their network community and across enterprises.

      Products

      The Company provides communication solutions to the world through data and voice integration. A complete line of products for data processing, communications, and telecommunications is available.

      In 1994, consistent with the Company's patent licensing business, the Company began patent infringement suits against several defendants related to the Company's video conferencing patents and dual protocol local area network patents. The Company's patent enforcement policy included the identification of video conferencing products and dual protocol local area network products and applications which infringe the related patents and the execution of licensing agreements through a) normal commercial negotiations or b) pursuant to settlements of litigation brought against the patent infringers. The Company has not been successful in asserting its U.S. video conferencing patents resulting in payments for licenses. The Company is taking steps through an industry-wide program to license and enforce its multi-speed networking patents through negotiations and/or litigation. Currently, four patent infringement suits are pending with respect to Datapoint's patents on its dual protocol local area networking technology. These patents cover certain ARCNET and Fast Ethernet products recently introduced by various suppliers to the local area network industry and dominates certain types of dual-speed LAN Adaptor Products recently introduced by various industry leaders. Such royalty bearing licenses and enforcement of its patents may create long-term value for its shareholders, pending resolution of the above-referenced litigations which so far have not had favorable results to the Company.

      The Company's Networking products are industry-standard. The file servers are based upon a scalable architecture using the Intel microprocessor. The multi-processor functionality is provided for the Company's highly sophisticated RMS network operating system. The same systems can be used for Windows NT, UNIX and other operating systems. The Company offers high-performance, Pentium PRO and Pentium III file servers. All systems support RAID disks and popular network protocols such as TCP/IP and NetBios.

      The Company's networking products focus on linking file servers, workstations, terminals, printers, and other peripherals (such as modems) to the network. High-performance networking software and hardware components comprise the product offering and provide the ability to implement high-capacity, highly efficient networks composed of client/server and data communications devices. The networking solutions provide the capability of running MS-DOS, WINDOWS, Windows NT, UNIX, and RMS simultaneously along with flexible choices of adapters such as ARCNET, ARCNETPLUS, Ethernet and FastEthernet. These capabilities provide customers the flexibility to design network architectures to meet their specific requirements.

      Realizing that personal computers are the desktop workstation of choice, the Company offers PC-based hardware and software. A Microsoft Windows compliant terminal emulation package for the RMS environment which can be run on existing PCs is also provided.

      Through various non-exclusive value added reseller agreements, the Company, through its European Subsidiaries, sells a complete set of telecommunications products and systems integration services to meet the requirements of call centers, customer service centers, and telemarketing firms. These products include automatic call distributor (ACD), power dialer, interactive voice response (IVR), and software, which are used to handle high volumes of inbound and outbound telephone calls, faxes, and e-mails. The Company's services include, consulting, systems integration, application development, and post sales support. The Company provides solutions with expertise in networking, data processing, and voice technologies.

      The supplier and value-added reseller relationships that the Company continues to develop, allow its customers worldwide to enhance their productivity with sensible, cost-effective computer-based networking and telephony communication solutions.

      Corebyte is an intelligent browser-based enterprise-to-enterprise networking system. With a single interface, and based upon beta testing of the system performed to date, the end-user directly accesses every application necessary to manage their enterprise from basic e-mail to advanced e-commerce. Users of Corebyte seamlessly share and exchange valuable information, selectively and securely, within their network community and across enterprises. Based on the above, the following features are currently available with
Corebyte:

      o Instant Virtual Private Network with simple and remote administration;
      o     E-mail;
      o     Calendar;
      o     Address book;
      o     Notepad;
      o     Enterprise-wide website editor;
      o     Slideshow;
      o     Intelligent instant messaging;
      o     Website bookmarks and links manager;
      o     Folder management and sharing;
      o     Unlimited color and style combinations (totally customizable);
      o     Advanced searching and sorting; and
      o     Automatic content update broadcast.

      In October 1999 the Company discontinued its domestic video conferencing
(MINX) operations. As a result, severance pay of approximately $624 thousand will be paid to 28 employees in regular bi-weekly installments. The severance obligations have not been reflected in fiscal year 1999 results. In connection with the discontinuance of this domestic operation, the Company recognized a charge to cost of revenue during the fourth quarter of 1999 of $613 thousand to reflect an adjustment to the net realizable value of inventories at July 31, 1999 relating to the domestic video conferencing (MINX) operation. Net revenues from this domestic operation were approximately $2.1 million during 1999. Due to the Company's limited financial resources, it was not able to continue making the investment required, both in marketing and product development, to sustain consistent profitability for this portion of the business. The Company does intend to honor its existing warranty obligations as well as its existing maintenance support contracts and other contracts related to this business.

      Patents and Trademarks

      The Company owns certain patents, copyrights, trademarks and trade secrets in network technologies, which it considers valuable proprietary assets.

      Video Conferencing Patents

      The Company, along with John Frassanito and David A. Monroe, owns United States Patent Nos. 4,710,917 and 4,847,829 related to video teleconferencing technology. The Company has filed infringement actions against several companies.

The status of the patent infringement litigation is as follows:

      (1) Datapoint Corporation v. PictureTel Corporation, No. 3:93-CV-2381-D (N.D. Texas). This case was tried in March and April of 1998 with an adverse result. Notice of Appeal had been filed and the case has since been dismissed.

      (2) Datapoint Corporation v. Compression Labs, Inc. No. 3:93-CV-2522-D (N.D. Texas); Datapoint Corporation v. Teleos Communications, Inc. No. 95-4455-AET (D.N.J.); Datapoint Corporation v. Videolan Technologies, Inc.; Videolan Technologies, Inc. v. Datapoint Corporation, No. 96 CV-604-H (W.D. Kentucky) et al; Datapoint Corporation v. Intel Corp. No. 97-CV-2581 (N.D. Texas). These cases have been dismissed and were subject to being reopened if the Company was successful in its appeal of certain of the issues adversely determined in the PictureTel litigation described above. The Company's appeal was unsuccessful.

   Multi-speed Networking Patents

      The Company is also the owner of United States Patent Nos. 5,008,879 and 5,077,732 related to network technology. The Company believes these patents cover most products introduced by various suppliers to the networking industry and dominates certain types of dual-speed technology on networking recently introduced by various industry leaders. The Company has asserted one or both of these patents in the United States District Court for the Eastern District of New York against a number of parties:

      (1) Datapoint Corporation v. Standard Micro-Systems, Inc. and Intel Corporation, No. C.V.-96-1685;

      (2) Datapoint Corporation v. Cisco Systems, Plaintree Systems Corp., Accton Technologies Corp., Cabletron Systems, Inc., Bay Networks, Inc., Crosscom Corp. and Assante Technologies, Inc. No. CV 96 4534;

      (3) Datapoint Corporation v. Dayna Communications, Inc., Sun Microsystems, Inc., Adaptec, Inc. International Business Machines Corp., Lantronix, SVEC America Computer Corporation, and Nbase Communications, No. CV 96 6334; and

      (4) Datapoint Corporation v. Standard Microsystems Corp. and Intel Corp., individually, and as representatives of the class of all manufacturers, vendors and users of Fast Ethernet-compliant, dual protocol local-area network products, No. CV-96-03819.

      These actions have been consolidated for discovery, and for purposes of claim construction. On January 20, 1998, a hearing commenced in the United States District Court that concluded on January 23, 1998 during which claim construction was submitted to a Special Master. The Special Master's report was issued April of 1998 adverse to the Company. The Company had filed two sets of objections to certain portions of this report. The objections were overruled. These objections will now have to be resolved at the Appellate Court level. The briefing is completed. The Company is awaiting a date to be scheduled for oral arguments.

      The above actions represent the Company's continuing efforts to license and enforce its multi-speed networking patents through negotiations and/or litigation. The Company believes that these patents provide broad coverage in multi-speed networking technology and present the opportunity for further royalty bearing licenses. While such royalty bearing licenses and enforcement of its patents may create long-term value for its shareholders, the ultimate outcome of the above litigation, appeals with respect to the litigation, and /or negotiations cannot be determined at this time.

      The Company utilizes a number of trademarks, most importantly "DATAPOINT", "ARCNET" and "MINX". The Company registers or otherwise protects those trademarks it deems valuable to its business and anticipates no significant impairment of its ability to continue to use and protect its important trademarks. Datapoint, the "D" logo, ARC, ARCNET, RMS, MINX, and Resource Management System are trademarks of Datapoint Corporation registered in the U.S. Patent and Trademark office. Attached Resource Computer, ARCNETPLUS, and DATALAN are trademarks of the Company. (AT&T is a registered trademark of American Telephone and Telegraph. Ethernet is a registered trademark of Xerox Corporation. Intel is a registered trademark of Intel Corporation. Microsoft and MS-DOS are registered trademarks of Microsoft Corporation. UNIX is a registered trademark of UNIX System Laboratories, Inc.)

   Employees

      At July 31, 1999, the Company had 639 employees. The Company considers its relations with its employees to be satisfactory. In the event the sale of the European Subsidiaries is consummated, the Company will have approximately 10 Datapoint and 5 Corebyte Inc. employees.

Preferred Stock

      As of July 31, 1999, there were 661,967 shares of the $1.00 Exchangeable Preferred Stock, having a liquidation preference of $20 per share (the "$1.00 Preferred Stock"), with outstanding and an aggregate liquidation preference including dividends in arrears of $16,549,000. The Board does not intend to declare a dividend with respect to the Preferred Stock in the event the Asset Sale is consummated. The holders of the Preferred Stock have the right to elect two members to the Board at any time dividends on the Preferred Stock are in arrears for more than 6 consecutive quarterly periods and accordingly have elected Charles Robinson and Robert Summer to the Board.

Special Meeting

      The Board intends to hold a special meeting of Stockholders on [________, 2000] (the "Special Meeting") to approve the Asset Sale and Name Change. The Board may extend the date of the Special Meeting in its discretion. The Stockholder Approval Condition cannot be satisfied until the Special Meeting is held and the Stockholders approve the Asset Sale.

                             CERTAIN CONSIDERATIONS

      All references in this section to "we", "us" or "our" refer to the Company.

      We have incurred and continue to incur operating losses and we may be unable to operate as a going concern.

      The Company incurred net losses in fiscal years 1998 and 1999. We believe that our ability to become profitable will depend upon (1) consummation of the Asset Sale, (2) the success of Corebyte and (3) success in repositioning the Company in the information technology and e-commerce industry. The report of our independent accountants on the 1999 financial statements of the Company included an explanatory paragraph stating that our financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred recurring net losses and has a working capital and net capital deficiency at July 31, 1999 which raise substantial doubt as to our ability to continue as a going concern. In addition, given the size and priority of the claims of the Debentureholders, holders of the Preferred Stock and certain trade creditors, we believe that it is possible that unless the Asset Sale is approved that involuntary bankruptcy proceedings could be commenced against the Company and the Stockholders would not receive any monetary payment if the Company were liquidated.

      Our current obligations are greater than our current assets.

      The Company's current obligations on the Debentures include an interest payment of $2.5 million payable due December 1, 1999 and a sinking fund payment and interest payment totaling $7.5 million due June 1, 2000. The Company's balance sheet as of July 31, 1999 showed net fixed assets of $5.9 million. The Company does not believe it can meet its interest and sinking fund obligations from operating cash flows and over the past few years has sold substantially all of its available fixed assets, other than the assets of the European Subsidiaries, to raise the cash flows required to fund our operations. The Company does not plan a liquidation. However, if the Company is unable to meet its interest and sinking fund payments on the Debentures, the holders of the Debentures can force the Company to liquidate its assets to meet its obligations. In such a liquidation, the obligations to the Debentures (approximately $55 million aggregate principal amount outstanding) and the Preferred Stock (preference value of approximately $16.5 million, including dividends in arrears) for an aggregate amount of approximately $71.5 million would participate in the assets of the Company upon a liquidation before the Stockholders. Accordingly, we believe that the Asset Sale is much more advantageous to the Stockholders than a liquidation of the Company.

Intense competition for Internet products and e-commerce applications and continued entry by parties with greater resources could harm our financial performance and industry position.

      The market for Internet products and e-commerce applications is extremely competitive. Many of the current competitors to Corebyte and potential competitors in the Internet products and e-commerce applications businesses have longer operating histories, greater managerial experience in these industries, significantly greater financial, technical and marketing resources, greater name recognition and larger existing customer bases than we have. As a result of their advantages, our competitors may be able to limit or curtail our ability to successfully compete. The competitive pressures that we encounter could materially adversely affect our business, financial condition and operating results.

We might not be successful in the development and introduction of new products and services.

      Our future success will depend on our ability to develop or acquire new products and services in a timely manner and to provide new products and services that achieve market acceptance. We may fail to identify new product and service opportunities successfully and develop and bring to market new products and services in a timely manner. In addition, product innovations may not achieve the market penetration or price stability necessary for profitability.

We might not be successful in our attempts to keep up with rapid technological change and evolving industry standards.

      The markets for Internet products and e-commerce applications are characterized by rapidly changing technology, evolving industry standards, changes in customer needs, emerging competition, and frequent new product and service introductions. The Company's future success will depend, in part, on its ability to:

            o     use leading technologies effectively;

            o     continue to develop our strategic and technical expertise;

            o     enhance our current products and services;

            o develop new products and services that meet changing customer needs;

            o     advertise and market our products and services; and

            o influence and respond to emerging industry standards and other technological changes.

      This must be accomplished in a timely and cost-effective manner. We may not be successful in acquiring and effectively using new technologies, developing new products or services or enhancing our existing products or services on a timely basis. These new technologies or enhancements may not achieve market acceptance. Our pursuit of necessary technological advances may require substantial time and expense. In addition, as new technologies are developed they could have a depressing effect on margins. Finally, we may not succeed in adapting our services to new technologies as they emerge.

Future growth of our operations may make additional capital or financing necessary.

      We anticipate that the proceeds of the Asset Sale will be adequate to meet our working capital needs through 2001 (assuming an 80% tender of the Debentures). Beyond that period, we may need to raise additional funds in order to:

            o     finance working capital requirements and operating losses;

            o     develop or enhance existing services or products;

            o     fund costs associated with strategic marketing alliances;

            o     respond to competitive pressures; or

            o acquire complementary businesses, technologies, content or products.

      We cannot be certain that we will be able to obtain funds on favorable terms, or at all. If we decide to raise funds by issuing additional equity securities, current shareholders may experience additional dilution. Issuance of additional equity securities may also involve granting preferences or privileges ranking senior to the purchasers in the offerings. If we cannot obtain sufficient funds, we may not be able to grow our operations, take advantage of future business opportunities or respond to technological developments or competitive pressures.

Demand for our products and services might decrease if growth in the use of the Internet declines.

      Our future success substantially depends upon the continued growth in the use of the Internet. The number of users on the Internet may not increase and commerce over the Internet may not become more accepted and widespread for a number of reasons, including the following, over which we have little or no control:

            o actual or perceived lack of security of information, such as credit card numbers;

            o     lack of access and ease of use;

            o inconsistent quality of service and lack of availability of cost-effective, high speed service;

            o     damage to the Internet;

            o     excessive governmental regulation; and

            o     uncertainty regarding intellectual property rights.

      In particular, if use of the Internet abroad does not grow and gain acceptance, our business plan could be materially harmed. If the necessary infrastructure, products, services or facilities are not developed, or if the Internet does not become a viable commercial medium, our business would be harmed.

Our operations will significantly depend upon maintenance and continued improvement of the Internet's infrastructure.

      The Internet has experienced, and is expected to continue to experience, significant growth in the number of users and amount of traffic. Our success will depend upon the development and maintenance of the Internet's infrastructure to cope with this increased traffic. This will require a reliable network backbone with the necessary speed, bandwidth, data capacity and security. Improvement of the Internet's infrastructure will also require the timely development of complementary products, such as high-speed modems, to provide reliable Internet access and services. The Internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure and could face similar outages and delays in the future. Outages and delays are likely to affect the level of Internet usage, the level of traffic on our website and the number of purchases on our website. In addition, the Internet could lose its viability as a mode of commerce due to delays in the development or adoption of new standards to handle increased levels of activity or due to increased government regulation.

Government regulation of the Internet might harm our business.

      The applicability to the Internet of existing laws governing issues such as property ownership, libel and personal privacy is uncertain. In addition, governmental authorities may seek to further regulate the Internet with respect to issues such as user privacy, pornography, acceptable content, e-commerce, taxation, and the pricing, characteristics and quality of products and services. Finally, the global nature of the Internet could subject us to the laws of a foreign jurisdiction in an unpredictable manner. Any new legislation regulating the Internet could inhibit the growth of the Internet and decrease the acceptance of the Internet as a communications and commercial medium, which might harm our business.

      In addition, the growing use of the Internet has burdened the existing telecommunications infrastructure and has caused interruptions in telephone service. Telephone carriers have petitioned the government to regulate the Internet and impose usage fees on Internet service providers. Any regulations of this type could increase the costs of using the Internet and impede its growth, which could in turn decrease the demand for our services or otherwise harm our business.

Our acquisition of Corebyte is conditional upon the successful resolution of litigation.

The acquisition by the Company of the Corebyte product line is dependent on the final resolution of Engstrom v. Futureshare.com, LLC. This litigation involves factual questions regarding the ownership of the source code and other intellectual property comprising the Corebyte Products. The Company cannot predict the resolution of such factual issues. In the event that a court makes a final determination in the Engstrom v. Futureshare.com, LLC litigation that an entity or individual other than Engstrom or the Company owns the Corebyte Intellectual Property, the Company may be required to negotiate with Futureshare.com LLC or may abandon its efforts to market the Corebyte Products. In such event, the Company may be subject to liability, and may be forced to treat as a loss its investment and efforts towards the development and marketing of the Corebyte Products and the Company will seek to invest the funds that would otherwise have been used to purchase Corebyte in other internet and e-commerce related businesses. We are not currently involved in negotiations or discussions relating to any such acquisitions.

                    UNAUDITED PRO FORMA FINANCIAL STATEMENTS

     The following unaudited pro forma financial statements have been prepared to give effect to the following transactions, which are collectively referred to as the "pro forma transactions,"

- the Asset Sale, including related costs and expenses incurred in consummating the Asset Sale.

- the Tender Offer, assuming (i) 80% of the Debentures are purchased by the Company and (ii) 100% of the Debentures are purchased by the Company.

The unaudited pro forma financial statements of Datapoint give effect to the consummation of the pro forma transactions, as if the pro forma transactions had been consummated: (i) on July 31, 1999, in the case of the Unaudited Pro Forma Balance Sheets and (ii) on August 2, 1998, in the case of the Unaudited Pro Forma Statements of Operations for the fiscal year ended July 31, 1999.

     The unaudited pro forma financial statements are presented for illustrative purposes only and are not necessarily indicative of what Datapoint's actual financial position or results of operations would have been had the pro forma transactions been consummated on such dates, nor is it necessarily indicative of future financial position or results of operations. Additionally, these financial statements do not give effect to (i) any transactions other than the pro forma transactions and those described in the accompanying notes to unaudited pro forma financial statements of Datapoint, (ii) any one-time charges that may result from the restructuring of Datapoint's existing business due to the pro forma transactions, or (iii) any cost savings or other synergies anticipated by Datapoint management as a result of the pro forma transactions.

The unaudited pro forma financial statements do not purport to be indicative of Datapoint's financial position or results of operations as of the date hereof or for any period ended on the date hereof, as of the closing date of the Asset Sale, or for any period ending at the closing date, or as of or for any other future date or period. Future results of the Company could differ materially from the unaudited pro forma financial statements because of various risks and uncertainties including without limitation changes in product demand, the availability of products, changes in competition, economic conditions, new product development, changes in market conditions, changes in tax and other governmental rules, the outcome of the Engstrom v. Futureshare.com, LLC litigation, and regulations applicable to the Company.

The following unaudited pro forma financial statements are based upon the historical financial statements of Datapoint and should be read in conjunction with such historical financial statements, the related notes, and the other information included or incorporated by reference in this proxy statement.

Subsequent to year end, in October 1999 the Company discontinued its domestic video conferencing (MINX) operations. Net revenues from this domestic operation were approximately $2.1 million during 1999. The following unaudited pro forma financial statements do not give effect to the discontinuance of this operation.

                            DATAPOINT CORPORATION
                 UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                           YEAR ENDED JULY 31, 1999
                      (IN THOUSANDS, EXCEPT SHARE DATA)

                                               Pro Forma Adjustments
                                             ------------------------
                               Historical       Asset      100% Tender    Pro
                             July 31, 1999     Sale(A)      Offer(B)     Forma
                                              ---------    -----------  -------
Revenue:
  Sales                        $78,687        ($75,123)                  $3,564
  Service and lease             59,598         (58,173)                   1,425
                              --------       ----------     --------    -------
    Total revenue              138,285        (133,296)           -       4,989

Operating Cost and expenses
  Sales                         60,740         (59,016)                   1,724
  Service and lease             41,958         (41,113)                     845
  Research and development       1,965          (1,362)                     603
  Selling, general and
    administrative              35,695         (28,483)                   7,212
  Restructuring costs              813            (163)                     650
                              --------       ----------     --------    -------
    Total operating expenses   141,171        (130,137)           -      11,034

    Operating income (loss)     (2,886)         (3,159)           -      (6,045)

Non-operating income (expense)

  Interest expense              (5,731)            817        4,916           2

  Other, net                       196            (220)           -         (24)
                              --------       ----------     --------    -------
    Income (loss) before        (8,421)         (2,562)       4,916      (6,067)
      income taxes and
      extraordinary item
Income tax expense                 835            (762)           -          73
                              --------       ----------     --------    -------
  Income (loss) before
    extraordinary item          (9,256)         (1,800)       4,916      (6,140)
Debt extinguishment              1,707               -       (1,707)          -
                              --------       ----------     --------    -------
  Net income (loss)            ($7,549)        ($1,800)      $3,209     ($6,140)
                              ========       ==========     ========    =======
Net Loss Less Preferred
  Stock Dividends Paid or
  Accumulated plus the Gain
  on Exchange & Retirement
  of Preferred Stock           ($7,927)                                 ($6,518)

Net Loss Per Common Stock       ($0.44)                                  ($0.36)

Average Common Shares       18,225,790                               18,225,790

                            DATAPOINT CORPORATION
                 UNAUDITED PRO FORMA STATEMENT OF OPERATIONS
                           YEAR ENDED JULY 31, 1999
                    (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                              Pro Forma Adjustments
                                                            ------------------------
                                            Historical        Asset        80% Tender      Pro
                                          July 31, 1999      Sale(A)        Offer(C)      Forma
                                          -------------     ---------     ----------     --------
Revenue:
  Sales                                        $78,687      ($75,123)                     $3,564
  Service and lease                             59,598       (58,173)                      1,425
                                          -------------     ---------     ----------     --------
    Total Revenue                              138,285      (133,296)             -        4,989

Operating Cost and expenses
  Sales                                         60,740       (59,016)                      1,724
  Service and lease                             41,958       (41,113)                        845
  Research and development                       1,965        (1,362)                        603
  Selling, general and
    administrative                              35,695       (28,483)                      7,212
  Restructuring costs                              813          (163)                        650
                                          -------------     ---------     ----------     --------
    Total operating expenses                   141,171      (130,137)             -       11,034

    Operating income (loss)                     (2,886)       (3,159)             -       (6,045)

Non-operating income (expense)

Interest expense                                (5,731)          817          3,933         (981)
                                                                                               0
Other, net                                         196          (220)             -          (24)
                                          -------------     ---------     ----------     --------
   Income (loss) before
     income taxes and
     extraordinary item                         (8,421)       (2,562)         3,933       (7,050)
Income tax expense                                 835          (762)             -           73
                                          -------------     ---------     ----------     --------
   Income (loss before
     extraordinary item                         (9,256)       (1,800)         3,933       (7,123)
Debt extinguishment                              1,707             -         (1,707)           -
                                          -------------     ---------     ----------     --------
    Net income (loss)                          ($7,549)      ($1,800)        $2,226      ($7,123)
                                          -------------     ---------     ----------     --------
                                          -------------     ---------     ----------     --------
Net Loss Less Preferred Stock Dividends
  Paid or Accumulated plus the Gain on
  Exchange & Retirement of Preferred Stock     ($7,927)                                  ($7,501)

Net Loss Per Common Share                       ($0.44)                                   ($0.41)

Average Common Shares                       18,225,790                                18,225,790


                            DATAPOINT CORPORATION
                      UNAUDITED PRO FORMA BALANCE SHEET
                                JULY 31, 1999
                                (IN THOUSANDS)

                                                                       Pro Forma Adjustments
                                                   Historical    --------------------------------
                                                    July 31,         Asset          100% Tender        Pro
                                                     1999             Sale              Offer         Forma
                                                ---------------  --------------    --------------  -----------
ASSETS
Current assets
  Cash and cash equivalents                        $ 3,568          ($3,478)(A)      ($24,732)(D)    $17,908
                                                                     49,500 (B)
                                                                     (6,950)(B)
  Restricted cash and cash equivalents                 328             (317)(A)                           11
  Accounts receivable, net                          32,130          (31,349)(A)                          781
  Inventories                                        2,632           (2,087)(A)                          545
  Prepaid expenses                                   2,272           (1,906)(A)                          366
                                                ---------------  --------------    --------------  -----------
    Total current assets                            40,930            3,413           (24,732)        19,611

Fixed assets, net                                    5,928           (5,716)(A)                          212
Other assets, net                                    2,475           (1,673)(A)          (260)(D)        542
                                                ---------------  --------------    --------------  -----------

   Total assets                                    $49,333          ($3,976)         ($24,992)       $20,365
                                                ---------------  --------------    --------------  -----------
                                                ---------------  --------------    --------------  -----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
  Payable to banks                                  $6,676         ($6,659)(A)             $0            $17
  Current maturities of long-term debt               4,960               -             (4,960)(D)          -
  Accounts payable                                  14,451         (13,049)(A)                         1,402
  Accrued expenses                                  22,890         (19,782)(A)           (813)(D)      2,295
  Deferred revenue                                   9,311          (8,392)(A)                           919
  Income taxes payable                               2,175          (2,147)(A)            616 (D)        644
                                                ---------------  --------------    --------------  -----------
   Total current liabilities                        60,463         (50,029)            (5,157)         5,277

Long-term debt, exclusive of current
  maturities                                        50,000                 -          (50,000)(D)         -
  Other liabilities                                 10,998           (5,547)(A)                        5,451

Stockholders' equity (deficit)                     (72,128)           6,656 (C)        30,165 (D)      9,637
                                                                     (6,302)(C)
                                                                     51,246 (C)
                                                ---------------  --------------    --------------  -----------

   Total liabilities &
   stockholders' equity (deficit)                  $49,333          ($3,976)           ($24,992)     $20,365
                                                ---------------  --------------    --------------  -----------
                                                ---------------  --------------    --------------  -----------


                            DATAPOINT CORPORATION
                      UNAUDITED PRO FORMA BALANCE SHEET
                                JULY 31, 1999
                                (IN THOUSANDS)

                                                                                 Pro Forma Adjustments
                                                             Historical      -----------------------------
                                                              July 31,          Asset          80% Tender           Pro
ASSETS                                                          1999            Sale              Offer            Forma
                                                            -----------      ----------       ------------       ----------
Current assets
  Cash and cash equivalents                                      $3,568        ($3,478)(A)       ($19,786)(E)       $22,854
                                                                                49,500 (B)
                                                                                (6,950)(B)
Restricted cash and cash equivalents                                328           (317)(A)                              11
Accounts receivable net                                          32,130        (31,349)(A)                             781
Inventories                                                       2,632         (2,087)(A)                             545
Prepaid expenses                                                  2,272         (1,906)(A)                             366
                                                            -----------      ----------       ------------       ----------
   Total current assets                                          40,930          3,413            (19,786)          24,557

Fixed assets, net                                                 5,928         (5,716)(A)                             212
Other assets, net                                                 2,475         (1,673)(A)           (208)(E)          594
                                                            -----------      ----------       ------------       ----------

   Total assets                                                 $49,333        ($3,976)          ($19,994)         $25,363
                                                            -----------      ----------       ------------       ----------
                                                            -----------      ----------       ------------       ----------

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current liabilities
Payable to banks                                                 $6,676        ($6,659)(A)             $0              $17
Current maturities of long-term debt                              4,960              -             (4,960)(E)            -
Accounts payable                                                 14,451        (13,049)(A)                           1,402
Accrued expenses                                                 22,890        (19,782)(A)           (650)(E)        2,458
Deferred revenue                                                  9,311         (8,392)(A)                             919
Income taxes payable                                              2,175         (2,147)(A)            492 (E)          520
                                                            -----------      ----------       ------------       ----------
   Total current liabilities                                     60,463        (50,029)            (5,118)           5,316


Long-term debt, exclusive of current maturities                  50,000              -            (39,008)(E)       10,992
Other liabilities                                                10,998         (5,547)(A)                           5,451

Stockholders' equity (deficit)                                  (72,128)         6,656 (C)         24,132 (E)        3,604
                                                                                (6,302)(C)
                                                                                51,246 (C)
                                                            -----------      ----------       ------------       ----------
Total liabilities &
stockholders' equity (deficit)                                  $49,333        ($3,976)          ($19,994)         $25,363
                                                            -----------      ----------       ------------       ----------
                                                            -----------      ----------       ------------       ----------


                NOTES TO UNAUDITED PRO FORMA FINANCIAL STATEMENTS


1.       UNAUDITED PRO FORMA STATEMENTS OF OPERATIONS

The accompanying unaudited pro forma statements of operations have been prepared as if the Asset Sale and Tender Offer were consummated as of August 2, 1998, and reflect the pro forma adjustments described below. The estimated non-recurring gain on the Asset Sale and the estimated gain on early debt extinguishment as a result of the Tender Offer are excluded from the pro forma results of operations.

(A) to eliminate the historical results of operations associated with the European Subsidiaries included in the Asset Sale, including costs associated with certain corporate employees and other personnel who will be transferred to the Buyer in connection with the Asset Sale.

(B) to record the elimination of interest expense and gains on early debt extinguishment in connection with an assumed 100% tender of the Debentures.

(C) to record the elimination of interest expense and gains on early debt extinguishment in connection with an assumed 80% tender of the Debentures.


2.   UNAUDITED PRO FORMA BALANCE SHEETS

The accompanying unaudited pro forma balance sheets assumes the Asset Sale and Tender Offer were consummated on July 31, 1999 and reflects the following pro forma adjustments:

(A) to record the sale of the historical operating assets and liabilities of the European Subsidiaries pursuant to the Asset Sale.

(B) to record net cash proceeds to be received by the Company upon consummation of the Asset Sale. Net proceeds include the purchase price of $49,500 less anticipated transaction costs of $5,250 and an escrow deposit of $1,700. Transaction costs include legal, accounting, and other professional fees of $1,250 and estimated management bonuses of approximately $4,000 to be paid in connection with the consummation of the Asset Sale.

(C) to record the estimated net gain on the sale of the European Subsidiaries as follows:

           Net cash proceeds                                    $42,550
           Net liabilities of European Subsidiaries               9,050
           Accumulated other comprehensive income                  (354)
                                                                -------
           Net gain from Asset Sale                             $51,246

           Accumulated other comprehensive income includes $6,656 for minimum pension liability adjustments recorded by the Company in connection with its United Kingdom subsidiary's defined benefit pension plan, offset by $(6,302) for foreign currency translation adjustments recorded by the Company relating to its European Subsidiaries.

           Based upon the allocation of the purchase price among the assets to be transferred in the Asset Sale, the Company believes that it has sufficient tax basis in excess of book basis of assets sold and net operating loss carryovers to avoid income taxes on the Asset Sale.

(D) to record a cash payment of $24,732 and an estimated extraordinary gain on the early debt extinguishment of $30,165 in connection with an assumed 100% tender of the Debentures at an estimated Tender Offer price of $450 per $1,000 Debenture, including consent fees, as follows:

           Cash payment                                          ($24,732)
                                                                 --------
           Less:
           Balance of Debentures                                   54,960
           Accrued interest                                           813
           Debt issuance costs                                       (260)
                                                                 --------
           Estimated pre-tax gain - debt extinguishment          $ 30,781
           Tax effect                                                 616
                                                                 --------
           Estimated gain, net of tax                            $ 30,165
                                                                 ========

           Tax consequences of the recognition of a gain of $30,781 would be limited by available net operating loss carryovers. However, the Alternative Minimum Tax with an effective rate of 2% (taking into account the Company's alternative minimum tax net operating loss carryovers) would approximate $616.

   (E) to record a cash payment of $19,786 and an estimated extraordinary gain on early debt extinguishment of $24,132 in connection with an assumed 80% tender of the Debentures at an estimated Tender Offer price of $450 per $1,000 Debenture, including consent fees, as follows:

           Cash payment                                          ($19,786)
           Less:
           Balance of Debentures                                   43,968
           Accrued interest                                           650
           Debt issuance costs                                       (208)
                                                                  --------
           Estimated pre-tax gain - debt extinguishment           $24,624
           Tax effect                                                 492
                                                                  --------
           Estimated gain, net of tax                             $24,132
                                                                  =======

           Tax consequences of the recognition of a gain of $24,624 would be limited by available net operating loss carryovers. However, the Alternative Minimum Tax with an effective rate of 2% (taking into account the Company's alternative minimum tax net operating loss carryovers) would approximate $492.

                                FAIRNESS OPINION

      The Board retained BNY to act as its financial advisor in connection with the Asset Sale. BNY has delivered a written opinion to the Board, dated November 29, 1999, to the effect that, subject to the various assumptions and limitations set forth therein, as of the date thereof, the $49.5 million consideration to be received by the Company pursuant to the Stock Purchase Agreement, is fair to the Stockholders, other than the Buyer its affiliates and the officers and directors of the Company or its affiliates, collectively referred to in the fairness opinion as the Minority Shareholders, from a financial point of view. BNY was engaged and acted solely as an advisor to the Board and not as an advisor to or agent of any other person, including the Company. BNY's opinion is for the benefit and use of the Board in its consideration of the Asset Sale and may not be used for any other purpose. Although BNY's opinion is not addressed to the Debentureholders and BNY did not focus on the fairness of the Asset Sale to Debentureholders the Company believes that the underlying analysis is relevant to and may be useful to the analysis of the Debentureholders.

      THE FULL TEXT OF THE WRITTEN OPINION OF BNY, DATED NOVEMBER 29, 1999, WHICH SETS FORTH AMONG OTHER THINGS THE OPINIONS EXPRESSED, THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED, MATTERS CONSIDERED AND LIMITATIONS OF THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED AS APPENDIX A HERETO AND IT MAY BE USEFUL TO DEBENTUREHOLDERS TO READ IT IN ITS ENTIRETY. BNY'S OPINION DOES NOT CONSTITUTE A RECOMMENDATION TO ANY DEBENTUREHOLDER AS TO WHETHER OR NOT SUCH DEBENTUREHOLDER SHOULD CONSENT TO THE PROPOSED AMENDMENTS AND SHOULD NOT BE RELIED UPON BY ANY DEBENTUREHOLDER IN RESPECT OF SUCH MATTERS. THE SUMMARY OF THE OPINION OF BNY SET FORTH HEREIN IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE OPINION ATTACHED AS APPENDIX A.

      In connection with rendering its opinion, BNY, among other things, (i) reviewed the financial terms and provisions of the Stock Purchase Agreement dated as of July 31, 1999 and the Amendment No. 1 thereto dated November 1, 1999 by and among the Company and the Buyer; (ii) reviewed and analyzed certain publicly available business and financial information relating to the European Subsidiaries for recent years as well as certain internal financial and operating information, financial forecasts, projections and analyses prepared by or on behalf of the Company and provided to BNY for purposes of its analyses;
(iii) interviewed certain representatives of the Company to review and discuss such information and, among other matters, the Company's and the European Subsidiaries' business, financial condition, results of operations and prospects; (iv) reviewed and considered certain financial and stock market data relating to the Company and compared that data with similar data for certain other companies, the securities of which are publicly traded and that BNY believed might be relevant or comparative in certain respects to the European Subsidiaries or one or more of its businesses or assets; (v) reviewed and considered the financial terms of certain recent acquisitions and business combination transactions in the systems integration industry specifically, and in other industries generally, which BNY believed to be reasonably comparative to the Asset Sale or otherwise relevant to its analysis; and (vi) received and considered the process pursued by Dain Rauscher as well as information produced and the result thereof; and (vii) performed such other studies, analyses and investigations and reviewed such other information as BNY considered appropriate.

      In its review and analysis and in formulating its opinion, BNY assumed and relied on the accuracy and completeness of all the financial and other information provided to or discussed with it or publicly available, including the financial projections, forecasts, analyses and other information provided to BNY, without assuming any responsibility for independent verification of, or expressing an opinion as to, any of such information. BNY also relied upon the reasonableness and accuracy of the projections, forecasts, analyses and other information furnished to BNY and assumed, with the Board's consent, that such projections, forecasts, analyses and other information were reasonably prepared in good faith and on bases reflecting the best currently available judgments and estimates of the Company's management as of November 29, 1999 and that management of the Company is unaware of any facts that would make the projections, forecasts and other information provided to BNY incomplete or misleading. BNY expressed no opinion with respect to such projections, forecasts and analyses or the assumptions on which they are based. BNY also did not review any of the books and records of the Company or the European Subsidiaries, and although BNY visited certain facilities of the Company, BNY was not retained to conduct, and did not assume any responsibility for conducting, a physical inspection of the properties or facilities of the Company or the European Subsidiaries, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or European Subsidiaries, and no such independent valuation or appraisal was provided to it. BNY's opinion was based on economic and market conditions and other circumstances as they existed and could be evaluated by it as of November 29, 1999. BNY's analysis assumes that the Asset Sale as described in the Stock Purchase Agreement will be consummated on the terms set forth therein, without material waiver or modification.

      In the context of its engagement, BNY was not authorized to solicit and did not solicit alternative offers for the Company or its assets, or investigate any other alternative transactions which may be available to the Company.

      The following is a summary of the report presented by BNY to the Board in connection with the delivery of its opinion on November 29, 1999.

COMPARATIVE COMPANY ANALYSIS. BNY reviewed and compared certain financial information of the Company to corresponding financial information for twelve publicly traded companies: Alphanet Solutions, Inc.; Brooktrout, Inc.; Cotelligent, Inc.; Data Systems Network Corporation; IAT Multimedia; Inter-tel, Incorporated; Inter Voice-Brite, Inc.; MAI Systems Corporation; Network Six, Inc.; Norstan, Inc.; Pomeroy Computer Resources, Inc.; and Vitech America, Inc. (collectively, the "Comparative Companies"). Such financial information was used to calculate for each Comparative Company the multiple of market value to LTM (as defined below) financial results, including sales and EBITDA (as defined below).

Such analysis, excluding certain multiples which BNY determined were not meaningful, indicated that, with respect to market value, the Comparative Companies (i) had a range of 0.27x to 1.67x, with a mean of a median of 0.44x, to the LTM sales; and (ii) had a range of 2.81x to 10.49x with a median of 6.13x, to the LTM EBITDA. The value for the European Subsidiaries implied by these analyses ranged from $54.0 million to $58.3 million on a stand-alone basis.

COMPARATIVE TRANSACTION ANALYSIS. BNY reviewed recent acquisitions of companies with SIC codes and business descriptions that encompassed the business of the European Subsidiaries where the acquisition occurred between November 1, 1998 and November 8, 1999. The target's revenues were defined as $50 million to $250 million and the acquisition was for more than 50% of the outstanding equity. For each transaction, BNY calculated the multiple of announced purchase price to the seller's (i) last twelve months ("LTM") sales and (ii) LTM earnings before interest, taxes, depreciation and amortization ("EBITDA").

Such analysis, excluding certain multiples that BNY determined were not meaningful, yielded a range of multiples of LTM EBITDA of 2.5x to 14.6x. BNY used these comparative transaction multiples to calculate implied values for the European Subsidiaries on a stand-alone basis. The value implied by this analysis was $61.4 million.

DISCOUNTED CASH FLOW ANALYSES. BNY performed a discounted cash flow ("DCF") analysis of the Company based on the Company's financial projections for the 2000-2004 period by business segment.

In conducting the DCF analysis, BNY used a range of discount rates and a range of terminal multiples of EBITDA. This analysis yielded ranges of value of $43.1 million to $64.6 million.

CAPITAL STRUCTURE DISCOUNT. BNY discounted the ranges of value calculated in the Comparative Company, Comparative Transactions and DCF valuations by 20% to account for the extra risk associated with acquiring the European Subsidiaries because of the capital structure of the Company.

COMPOSITE RANGE. Based on the above analyses, BNY derived a composite range of value for the European Subsidiaries of $34.5 million to $51.7 million. In deriving this composite range, BNY took into account, among other things, that
(i) the European Subsidiaries historically has failed to achieve its operating projections, (ii) the 2000 projections provided to BNY by management of the Company were significantly higher than those achieved by the European Subsidiaries in 1999, (iii) the selection of an appropriate capital structure discount set forth above involved a greater than usual degree of subjective judgement, and (iv) the Company's competitors generally are significantly larger, better established companies with much greater resources, larger market capitalization, and greater market share.

DAIN RAUSCHER. BNY relied on the work done by Dain Rauscher in connection with its engagement to advise the Board and sell the European Subsidiaries. The process Dain Rauscher used and the results of the process were taken into account in arriving at our opinion. The fact that the European Subsidiaries were for sale, and known by the investment community to be for sale, for approximately one year, and the fact that the Buyer's bid was the highest remaining bid was a factor in our opinion.

LIQUIDATION VALUE. In coming to its opinion BNY was mindful of the current financial condition of the Company and its announced inability to meet its interest and sinking fund payments on the Debentures from operating income. In liquidation the claims of the Debentureholders and the holders of Preferred Stock come before those of the Stockholders. Since the claims of the Debentureholders and the holders of the Preferred Stock are greater than the fair value for the European Subsidiaries, as a going concern, BNY believes the Stockholders would not receive any monetary payment if the Company were liquidated.

CERTAIN GENERAL MATTERS. No company or transaction used in the foregoing analyses is identical to the European Subsidiaries or the Asset Sale. In addition, those analyses and the discounted cash flow analyses are based and heavily dependent upon, among other factors, assumptions as to future performance and other factors, and are therefore subject to the limitations described in BNY's opinion. Accordingly, an analysis of the results of the foregoing is not entirely mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the acquisition value or the public trading value of the companies to which they are being compared and the Company.

A fairness analysis is a complex process and is not necessarily susceptible to a partial analysis or summary description. BNY believes that its analyses must be considered as a whole and that selecting portions of its analyses, without considering the analyses taken as a whole, would create an incomplete view of the process underlying the analyses performed in reaching its opinion. In addition, BNY considered the results of all such analyses and did not assign relative weights to any of the analyses, so that the ranges of valuations resulting from any particular analysis described above should not be taken to be BNY's view of the actual value of the Company.

In performing its analyses, BNY made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by BNY are not necessarily indicative of actual values, which may be significantly more or less favorable than suggested by such analyses. Such analyses were prepared solely as part of BNY's opinion. The analyses do not purport to be appraisals or to reflect the prices at which a company might actually be sold.

The Board retained BNY based upon its experience and expertise. BNY is an internationally recognized investment banking and advisory firm. BNY, as part of its investment banking business, is continuously engaged in the valuation of businesses and securities in connection with mergers and acquisitions, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Pursuant to the terms of a letter agreement, dated November 8, 1999 between BNY and the Company (the "BNY Letter Agreement"), the Board retained BNY to serve as financial advisor to the Board with respect a proposal received by the Company from the Buyer to acquire the European Subsidiaries.

The Company agreed in the BNY Letter Agreement to pay BNY $100,000 upon the execution of the BNY Letter Agreement and an additional fee of $100,000 at such time as BNY advises the Board that it is prepared to render an opinion to the Board with respect to the fairness from a financial point of view of the consideration to be received by the Company pursuant to the Stock Purchase Agreement or that, having completed its review of the proposed Asset Sale, it is unable to render such an opinion.

                     VOTING SECURITIES AND PRINCIPAL HOLDERS

(a) Security Ownership of Certain Beneficial Owners. The following persons are known to the Company to be beneficial owners of more than five percent (5%) of the Company's securities as defined under Exchange Act Rule 13(d)(3).

                                    Common Stock            Preferred Stock       Percent
Name and Address                 Beneficially Owned        Beneficially Owned     of Class
-------------------------    ---------------------------   ------------------     --------
Asher B. Edelman (1)         (See Table under Security
c/o Datapoint Corporation    Ownership of Management)(1)
717 Fifth Avenue
New York, NY 10222

Lloyd I. Miller (2)                                             69,900 (2)        10.6% (2)

      (1) Mr. Edelman is part of a "group" as that term is used in Exchange Act
Section 13(d)(3). See subsection (b) below for detailed description as to the amount and nature of beneficial ownership by the members of the group.

      (2) Mr. Miller filed an amended Schedule 13D/A on August 4, 1997, reporting 69,900 Preferred shares, 37,500 of which are owned by LIM, Inc., a Florida corporation of which he is sole shareholder, and 32,400 of which are owned by Trust C under a September 20, 1983 Amended and Restated Trust Agreement for which Trust Mr. Miller serves as Investment Advisor. Mr. Miller reported a percentage ownership of 9.7%, but that percentage, based upon currently outstanding Preferred shares of 661,967 as of November 1, 1999 is now 10.6%.

(b)  Security Ownership of Management

The following table sets forth certain information regarding the beneficial ownership of the Common Stock, Preferred Stock and Debentures by each director, by each of the executive officers named in the table, and by the directors and executive officers as a group as of November 1, 1999.

--------------------------------------------------------------------------------

                                                                                                         Convertible
                                     Common Stock                                    Preferred Stock      Debentures
                                     Beneficially                  Percent           Beneficially        Beneficially
 Name of Officer/Director            Owned (1)                     of Class(13)      Owned(2)               Owned(3)
 ------------------------            ---------------------------   ------------      ---------------     ------------

---------------------------------------------------------------------------------------------------------------------
 Gerald N. Agranoff (O&D)            225,000(4)(5)(7)(14)              *                - 0 -               - 0 -
 Asher B. Edelman (O&D)            3,836,238(4)(5)(6)(13)(14)        20.9%           14,200**          $141,000*
 Roger Edmonds (O)                    60,834(4)                        *                - 0 -               - 0 -
 Irving J. Garfinkel (D)              25,000(4)(5)(7)(14)              *                - 0 -               - 0 -
 Walter Gevers (O)                    98,334(4)                        *                - 0 -               - 0 -

---------------------------------------------------------------------------------------------------------------------
 Daniel R. Kail (D)                   25,000(4)                        *                - 0 -               - 0 -
 Phillip P. Krumb (O&D)              138,000(4)(8)                     *                - 0 -               - 0 -
 John Perkins (O)                     51,128(4)(9)                     *                - 0 -               - 0 -
 Charles F. Robinson (D)              25,000(4)(10)(13)                *              3,000*(10)        $47,000*(10)
 Didier Ruffat (D)                    50,000(4)                        *                - 0 -               - 0 -
 Robert D. Summer (D)                 32,300(4)(11)                    *                - 0 -               - 0 -
 Blake D. Thomas (O&D)               428,847(4)(12)(13)               2.3%              - 0 -               - 0 -

 Executive Officers and
    Directors of Datapoint as
    a group (13 persons)           4,995,681                         27.2%

* Indicates less than 1% ownership as a percent of the outstanding class(13) ** The percent of the outstanding class is 2.2% (13)

(1) Information relating to beneficial ownership is based upon ownership information furnished by each person using "beneficial ownership" definitions set forth in Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Under those rules, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose or to direct the disposition of such security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership (such as by exercise of options) within 60 days. Under such rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may disclaim any beneficial interest. Except as otherwise indicated in other table footnotes, the indicated directors and executive officers possessed sole voting and investment power with respect to all shares of Common Stock and Preferred Stock attributed.

(2) The Company's Preferred Stock is a non-voting class of security. Each share may be exchanged, at the option of the holder, for two (2) shares of Common Stock so long as six (6) quarters of accrued dividends remain outstanding and unpaid.

(3) The Company's Debentures is a non-voting class of security. Each one thousand dollar ($1,000.00) principal amount may be exchanged, at the option of the holder, into 55.231 shares of Common Stock.

(4) The tabulation includes shares of Common Stock which may be deemed to be beneficially owned by such persons by reason of stock options currently exercisable or which may become exercisable within sixty (60) days after that date. The number of shares deemed to be beneficially owned by reason of such options is: Mr. Edelman, 400,000; Mr. Agranoff, 225,000; Mr. Thomas, 275,000; Mr. Krumb, 125,000; Mr. Ruffat, 50,000; Mr. Summer,
      25,000; Mr. Garfinkel, 25,000; Mr. Kail, 25,000; Mr. Robinson, 25,000; Mr.
      Edmonds, 60,834; Mr. Gevers, 98,334; Mr. Perkins 50,834; and all officers and directors as a group, 1,385,002.

(5) Gerald N. Agranoff, Asher B. Edelman and Irving Garfinkel are Trustees of the Datapoint Corporation Supplemental Executive Retirement Plan (the "Datapoint Plan") which owns 316,435 Common shares. In the above tabulation, such shares have been excluded within each party's Common shares listing and the listing for the directors and executive officers as a group. Messrs. Agranoff, Edelman and Garfinkel each disclaim beneficial ownership of these shares except to the extent of pecuniary interests in such shares with which each party may currently be vested under the Plan. Mr. Edelman has a current vested interest in 145,288 shares under the Datapoint Plan which have been excluded. Mr. Agranoff is currently vested with 21,402 Common shares under the Datapoint Plan. Mr. Garfinkel has no current vested interest under the Datapoint Plan. Mr. Thomas is vested with 13,376 Common shares, Mr. Krumb is vested with 18,567 Common shares and Mr. Perkins with 4,344 Common shares under the Datapoint Plan which have not been included in their listed beneficial ownership.

(6) Mr. Edelman's listed beneficial ownership of 3,836,238 shares of Common Stock is explained in detail in this paragraph, and is based upon his beneficial ownership reported on Schedule 13D. Mr. Edelman reports beneficial ownership jointly, as a group, with the following named persons or entities. Those whose shares have been included within Mr. Edelman's listed total are reported as beneficially owned pursuant to Rule 13d-3 by Mr. Edelman. As the controlling general partner of each of Plaza Securities Company, A.B. Edelman Limited Partnership and Citas

      Partners (which is the sole general partner of Felicitas Partners, L.P.), Mr. Edelman may be deemed to own beneficially the 441,348, 994,383 and 6,290 shares held, respectively, by each of such entities for purposes of Rule 13d-3 under the Exchange Act, and these shares are included in the listed ownership. Also included are the 361,267 shares owned by Canal Capital Corporation ("Canal"), in which company Mr. Edelman and various persons and entities with which he is affiliated own interests. By virtue of investment management agreements between A. B. Edelman Management Company Inc. and Canal, A. B. Edelman Management Company Inc. has the authority to purchase, sell and trade in securities on behalf of Canal. A.
      B. Edelman Management Company Inc. therefore may be deemed to be the beneficial owner of the 361,267 shares owned by Canal. Mr. Edelman is the sole stockholder of A. B. Edelman Management Company Inc. and these shares are included. A. B. Edelman Management Company Inc. is also the sole general partner of Edelman Value Partners, L.P. which currently owns 494,175 shares of Common Stock which are included. Also included are the 201,460 shares owned by Mr. Edelman's spouse Maria Regina M. Edelman, 5,000 shares held by Mr. Edelman in a Keough account, 31,000 shares beneficially owned by Mr. Edelman's children in accounts for which he is the custodian, and 859,900 shares owned by Edelman Value Fund, Ltd., for which Mr. Edelman serves as the sole investment manager. Also included are Mr. Edelman's presently exercisable options to purchase 400,000 shares. Also included are the 41,415 shares owned by Edelman Family Partners, L.P. for which Mr. Edelman serves as a general partner. As a Trustee of the Canal Capital Corporation Retirement Plan ("Canal Plan") which owns 121,181 shares and the Datapoint Plan described above which owns 316,435 shares, Mr. Edelman may be deemed to own beneficially, and share voting and investment power over the shares owned by each such Plan, which are excluded. Also excluded from the listed ownership are 57,507 shares beneficially owned by Mr. Edelman's daughters in accounts for which their mother, Penelope C. Edelman, is the custodian and the 17,204 shares owned directly by Penelope C. Edelman. Mr. Edelman disclaims beneficial ownership of these excluded shares. Although disclaimed and excluded for purposes of Rule 13d-3, certain of the disclaimed and excluded shares are nevertheless reported by Mr. Edelman as beneficially owned on his Form 4's pursuant to the rules promulgated under Section 16 of the Exchange Act. Mr. Edelman's beneficial ownership total does not include the additional Common Stock which would be acquired upon the conversion of the Preferred Stock and the Debentures as described below. Upon such exchange, Mr. Edelman's listed beneficial ownership would increase to 3,872,426 and his percentage of the outstanding class would be 21.1%. This percentage upon exchange is the listed percentage above pursuant to Rule 13d-3(d)(1).

      Mr. Edelman's listed beneficial ownership of 14,200 shares of Preferred Stock is based upon the 5,100 Preferred shares owned by Edelman Value Partners, L.P., and the 9,100 Preferred shares owned by Edelman Value Fund, Ltd. If exchanged for Common Stock, Mr. Edelman's Common Stock beneficial ownership total listed above would increase by 28,400 shares.

      Mr. Edelman's listed beneficial ownership of $141,000.00 of Debentures is based upon the $44,000.00 of Debentures owned by Edelman Value Partners, L.P. and the $97,000.00 of Debentures owned by Edelman Value Fund, Ltd. If exchanged for Common Stock, Mr. Edelman's Common Stock beneficial ownership total listed above would increase by 7,788 shares.

(7) Messrs. Agranoff and Garfinkel are general partners of Plaza Securities Company, which owns 441,348 shares of Common Stock. Each disclaims beneficial ownership of these shares which are excluded in each party's listing in the beneficial ownership table above due to the sole voting and dispositive powers attributed to Mr. Edelman in his Schedule 13D. Mr. Agranoff is also a director of Canal which owns 361,267 shares. Mr. Agranoff disclaims beneficial ownership of these shares and they are excluded from his beneficial ownership listing due to the sole voting and dispositive powers attributed to Mr. Edelman.

(8) Mr. Krumb owns 13,000 Common shares directly in addition to the 125,000 shares represented by exercisable options.

(9) Mr. Perkins owns 294 Common shares directly in addition to the 50,834 shares represented by exercisable options.

(10) Mr. Robinson owns 3,000 Preferred shares and $47,000.00 in Debentures directly in addition to the 25,000 shares represented by exercisable options. These Preferred shares and Debentures, if converted to Common Stock, represent 8,596 Common shares and would increase Mr. Robinson's total listed above to 33,596 shares.

(11) Mr. Summer owns 7,300 Common shares directly in addition to the 25,000 shares represented by exercisable options.

(12) Mr. Thomas owns 135,447 Common shares directly in addition to the 275,000 shares represented by exercisable options. Mr. Thomas is also attributed beneficial ownership of 16,500 Common shares owned by Foresail Limited Partnership as its sole general partner and 1,900 Common shares held in Mr. Thomas' self-employed pension plan.

(13) The percentage of the outstanding class calculations are based upon 18,348,229 Common shares, 661,967 Preferred shares and $54,960,000 Debentures outstanding as of November 1, 1999. For purposes of calculating Mr. Edelman's, Mr. Thomas', and Mr. Robinson's percentages of Common shares under Rule 13d-3(d)(1), as well as the percentage of officers and directors as a group, the common shares underlying their respective Preferred Stock and their respective Debentures upon exchange are added to the outstanding share total as if the exchange has occurred.

(14) In accordance with the terms of each Support Agreement, Edelman, Agranoff and Garfinkel have agreed to vote all each individual's beneficially owned shares in favor of the Asset Sale and Name Change. See Conditions Precedent to The Buyer's Obligations to Effect the Asset Sale.

Interests of Directors and Officers

      Blake Thomas, President of the Company, and Reboot Systems, Inc. are leading an investor group which includes other key management personnel of the European Subsidiaries which comprise the Buyer that is seeking to purchase certain of the Company's European Subsidiaries. To the knowledge of the Company certain members of such investor group are the beneficial owners in the aggregate of 540,809 shares of Common Stock and $0 principal amount of Debentures.

      To the knowledge of the Company, Asher Edelman, Chairman of the Board and CEO of the Company, Gerald Agranoff, Vice President, General Counsel, Secretary and Director of the Company, and Irving Garfinkel, a Director of the Company, are the beneficial owners in the aggregate of 4,086,238 shares of Common Stock and pursuant to Support Agreements have committed to vote such shares in favor of both Proposals No. 1 and No. 2 and $141,000 of principal amount of Debentures and have committed to vote such Debentures in favor of the Debentureholder Consent Solicitation which in the aggregate account for approximately 20% of the outstanding Common Stock, assuming all convertible securities are converted to Common stock. In addition, to the knowledge of the Company Phillip Krumb, acting Chief Financial Officer and a Director of the Company is the beneficial owner of 238,000 shares of Common Stock. In the event that the Asset Sale is approved by the Stockholders and the requisite consent is obtained pursuant to the Debentureholder Consent Solicitation the members of senior management of the Company indicated below will receive bonuses in accordance with the respective terms of each such individual's employment agreement with the Company. The respective employment agreements between each of Asher Edelman and Gerald Agranoff provide that such individuals are entitled to receive a performance bonus in the aggregate payable at the close of each of Datapoint's fiscal years in an amount equal to Datapoint's net pre-tax earnings, excluding the excess over $10,000,000 of the net of any extraordinary gains due to debt repurchase (e.g. via the Tender Offer) or exchange against all extraordinary losses, times the requisite "Bonus Percentage." The Bonus Percentage for each senior executive is set forth in such executive's employment agreement. The Bonus Percentage for Asher Edelman is 5%, for Gerald Agranoff is 2% and for Phillip Krumb is .25%. In addition, Phillip Krumb shall be entitled to a $200,000 bonus upon completion of the Asset Sale, provided, that Krumb remains with the Company through consummation of the Asset Sale. Unlike the percentage based bonuses, Krumb's $200,000 bonus is payable upon consummation of the Asset Sale. As a result of the Asset Sale, and due to the fact that the book value of the European Subsidiaries is significantly less than the proposed Purchase Price, which is estimated to result in a large gain on the Asset Sale, these bonuses are expected to total approximately $4,000,000. A committee of the Board comprised of the independent members of the Board has been established to negotiate with senior management to amend these employment agreements due to the change in the nature of the business to adjust the compensation package for such members of management after consummation of the Asset Sale both with respect to the bonuses payable as a result of the Asset Sale and with respect to the ongoing executive compensation of such management.

Market for the Company's Securities

      Until August 21, 1998, the Company's Common Stock and Debentures were quoted on the New York Stock Exchange under the symbol "DPT". As of August 24, 1998, the Common Stock and Debentures have been quoted on the National Association of Securities Dealers' Over-the-Counter Bulletin Board ("OTCBB") under the symbol "DTPT" and "DTPT 8-7/8", respectively. As of December [__], 1999, there were approximately ____ holders of record and approximately _________ outstanding shares of Common Stock. The prices below represent the high and low prices for composite transactions for stock traded during the applicable period.

      Fiscal Year       Quarter           High               Low
      -----------       -------           ----               ----
      1999              Q4                1.69                .59
                        Q3                2.06                .56
                        Q2                 .84                .50
                        Q1                1.25                .50

      1998              Q4                2.25               1.13
                        Q3                3.13               1.50
                        Q2                3.44               2.50
                        Q1                4.13               2.06

      1997              Q4                3.13               0.94
                        Q3                1.13               0.88
                        Q2                1.50               1.00
                        Q1                1.63               0.94

      The Debentures are authorized for quotation on the Over-The-Counter Bulletin Board. Because the Debentures are sporadically traded and no market maker exists for the Debentures, accurate ranges of high and low bid quotations for each of the calendar quarters during the past two years are unavailable to the Company. To the knowledge of the Company, there has been no trading activity for Debentures during the past several months.

Capital Consumption

The Company believes that if the Asset Sale is consummated it will have sufficient cash to purchase all or a portion of the Debentures and to meet its obligations over the next several years. For illustrative purposes only, if the Company makes a Tender Offer for the Debentures for a price of at least $0.45 per each dollar of principal amount of Debentures outstanding (including the consent fee to be paid by the Company), the Company believes that after payment of all transaction costs associated with the Asset Sale, this Proxy Statement and the Tender Offer, it will have approximately $22.854 million if eighty percent (80%) of the Debentures are tendered and approximately $17.908 million if one hundred percent (100%) of the Debentures are tendered. Without its European Subsidiaries, the Company expects to utilize approximately $2 million of cash per year (the "Burn Rate"). Such Burn Rate includes costs associated with the operation of Corebyte but does not include the cost of debt service on Debentures which are not tendered pursuant to the Tender Offer and interest income earned on the Company's cash reserves, which the Company believes will offset each other. The Burn Rate also assumes aggregate bonuses paid to management under employment agreements with senior management of the Company totaling approximately $4 million. A committee of the Board comprised of independent members of the Board has been established to negotiate with senior management to amend these employment agreements to adjust the compensation package for such members of management after consummation of the Asset Sale. See "Interest of Directors and Officers", with respect to these bonuses.

Certain Considerations Relating to the Proposed Amendments

      In deciding whether to participate in the Offer and the Solicitation, each Holder should consider carefully, in addition to the other information contained in this Statement, the following:

            Effects of the Proposed Amendments. Debentures not purchased pursuant to the Offer will remain outstanding. If the Proposed Amendments become operative, the restrictive covenants of the Indenture will be substantially less restrictive, and will afford less protection to Holders than those currently set forth in the Indenture. If Sections 801 and 802 are eliminated, any person who acquires the Company, or to whom all or substantially all of the Company's assets are transferred, will not be required to assume the obligations of the Company under the Indenture and Debentures, and the consent of Debentureholders to any such merger, consolidation or transfer of all or substantially all of the assets of the Company will no longer be required. Furthermore, such person will not be substituted for the Company under the Indenture and the Debentures, and the Company will not be relieved of its obligations and covenants under the Indenture and Debentures. If Section 1005 is waived, the Company will no longer be required to conduct its business in the manner originally set forth in such section. If Section 1203 is waived, the Company, for the year 2000 only, would be able to satisfy the sinking fund payment by delivering redeemed Debentures to the Trustee on April 20, 2000, rather than on March 1, 2000. The Indenture, as so amended, will continue to govern the terms of any Debentures that remain outstanding after the consummation of the Offer. It is possible that any such actions that the Company would be permitted to take as a result of the Proposed Amendments could increase the credit risks with respect to the Company faced by Holders, adversely affect the market price of the remaining Debentures or otherwise be adverse to the interests of Holders. See "The Proposed Amendments."

            Limited Trading Market. Depending on, among other things, the amount of Debentures outstanding after the Offer, the liquidity, market value and price volatility of Debentures may be adversely affected by the consummation of the Offer. To the extent a market continues to exist for the Debentures after the Offer, the Debentures may trade at a greater discount compared to present trading prices depending on prevailing interest rates, the market for securities with similar credit features, the performance of the Company and other factors. There can be no assurance that any trading market in the Debentures will exist and no assurance as to the prices at which the Debentures may trade following consummation of the Offer.

            Subsequent Repurchases. The Company expressly reserves the absolute right, in its sole discretion, from time to time after the Expiration Date to purchase any Debentures that may remain outstanding, through open market or privately negotiated transactions, one or more additional tender or exchange offers, or otherwise, upon such terms and at such prices as it may determine.

Expiration, Extension, Amendment or Termination of the Offer

      The Offer will expire at 5:00 p.m., New York City time, on [_______], unless extended by the Company. The Company expressly reserves the right, at any time or from time to time, and regardless of whether or not any of the events set forth under "Conditions to the Offer" shall have occurred or shall have been determined by the Company to have occurred, subject to applicable law, (i) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Debentures, by giving oral or written notice of such extension to the Depositary and (ii) to amend the Offer in any respect by giving oral or written notice of such amendment to the Depositary. The rights reserved by the Company in this paragraph are in addition to the Company's rights to extend, amend or terminate the Offer as described under "Conditions to the Offer." Any extension, amendment or termination will be followed as promptly as practicable by public announcement thereof, such announcement in the case of an extension to be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled Expiration Date. Without limiting the manner in which the Company may choose to make any public announcement, the Company shall have no obligation to publish, advertise or otherwise communicate any such public announcement other than by issuing a release to the Dow Jones News Service.

      If the Company extends the Offer, or if, for any reason, the acceptance for payment of, or the payment for, Debentures is delayed or if the Company is unable to accept for payment or pay for Debentures pursuant to the Offer, then, without prejudice to the Company's rights under the Offer, the Depositary may retain tendered Debentures on behalf of the Company, and such Debentures may not be withdrawn except to the extent tendering Holders are entitled to withdrawal rights as described under "Withdrawal Rights." However, the ability of the Company to delay the payment for Debentures which the Company has accepted for payment is limited by Rule 14e-1 (c) under the Exchange Act, which requires that a bidder pay the consideration offered or return the securities deposited by or on behalf of holders of securities promptly after the termination or withdrawal of a tender offer.

      If the Company makes a material change in the terms of the Offer or the information concerning the Offer or waives a material condition of the Offer, the Company will disseminate additional tender offer materials and extend the Offer to the extent required by law. If the Solicitation is amended prior to the Consent Date in a manner determined by the Company to constitute a material adverse change to the Holders, the Company promptly will disclose such amendment and, if necessary, extend the Solicitation for a period deemed by the Company to be adequate to permit Holders to withdraw their Debentures and revoke their Consents.

      The Company expressly reserves the right, in its sole discretion, to terminate the Offer and the Solicitation if any of the conditions set forth above under "Conditions to the Offer" shall exist and shall not have been waived by the Company. Any such termination will be followed promptly by public announcement thereof. In the event that the Company shall terminate the Offer, it shall give immediate notice thereof to the Depositary, and all Debentures theretofore tendered and not accepted for payment shall be returned promptly to the tendering Holders thereof. In the event that the Offer and the Solicitation are withdrawn or otherwise not completed, the Offer Price and Consent Payment will not be paid or become payable to Holders of the Debentures who have validly tendered their Debentures and delivered Consents in connection with the Offer and the Solicitation. See "Withdrawal Rights" and "Conditions to the Offer."

Acceptance for Payment and Payment for Debentures and Consents

      Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment) and applicable law, including the prior execution of the Supplemental

Indenture, the Company will accept for payment, and thereby purchase, and will
(i) pay the Offer Price for all Debentures validly tendered prior to the Expiration Date (and not properly withdrawn in the manner described in "Withdrawal Rights") as soon as practicable after the later of (a) the Expiration Date and (b) the satisfaction or waiver of the conditions described in "Conditions to the Offer" and (ii) pay the Consent Payment to all Holders that have validly provided their Consent to the Proposed Amendments at or prior to 5:00 p.m., New York City time, on the Consent Date (and have not properly withdrawn such Debentures or revoked such Consent in the manner described in "Withdrawal Rights") as soon as practicable after the later of (a) the Expiration Date and (b) the satisfaction or waiver of the conditions described in "Conditions to the Offer."

      The Company expressly reserves the right, in the Company's sole discretion, to delay acceptance for payment of, or payment for, the Debentures, subject to the requirements of Rule 14e-1 (c) under the Exchange Act, if any of the conditions to the Offer shall not have been satisfied or validly waived or in order to comply, in whole or in part, with any applicable law.

      In all cases, payment for Debentures purchased pursuant to the Offer and payment of Consent Payments will be made only after timely receipt by the Depositary of (i) certificates representing such Debentures or confirmation of a book-entry transfer of such Debentures into the Depositary's account at a Book-Entry Transfer Facility, as defined in and pursuant to the procedures set forth under "Procedures for Tendering Debentures and Delivering Consents," (ii) a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), with any required signature guarantees and (iii) any other documents required by the Consent and Letter of Transmittal.

      For purposes of the Offer, validly tendered Debentures (or defectively tendered Debentures with respect to which the Company has waived, or has caused to be waived, such defect) will be deemed to have been accepted for payment, if, as and when the Company gives oral (confirmed in writing) or written notice thereof to the Depositary. The Company will pay for Debentures so accepted on the Payment Date by depositing the aggregate Offer Price in immediately available funds with the Depositary, which will act as agent for tendering Holders for the purpose of receiving payments from the Company and transmitting such payments to the tendering Holders. Tenders of Debentures will be accepted only in principal amounts equal to $1,000 or integral multiples thereof. Payments for the Debentures will not include accrued interest. Under no circumstances will any additional interest be payable because of any delay in the transmission of funds to the Holders of purchased Debentures or otherwise.

      For purposes of the Solicitation, Consents received by the Depositary will be deemed to have been accepted, if, as and when (a) the Company and the Trustee execute the Supplemental Indenture at or promptly following 5:00 p.m., New York City time, on the Consent Date, and (b) the Company has accepted the Debentures for purchase and payment pursuant to the Offer.

      It is a condition precedent to the Company's obligation to purchase Debentures pursuant to the Offer that the Supplemental Indenture be executed. It is a condition subsequent to the effectiveness of the Proposed Amendments contained in the Supplemental Indenture that the Company accept for payment all Debentures validly tendered (and not withdrawn) pursuant to the Offer (in which event the Company will be obligated to pay the Offer Price for the Debentures so accepted).

      If any tendered Debentures are not purchased pursuant to the Offer for any reason, such Debentures not purchased will be returned, without expense, to the tendering Holder (or, in the case of Debentures tendered by book-entry transfer into the Depositary's account at a Book-Entry Transfer Facility, such Debentures will be credited to the account maintained at such Book-Entry Transfer Facility from which such Debentures were delivered) as promptly as practicable following the expiration, termination or withdrawal of the Offer.

      The Company reserves the right, in its sole discretion, to transfer or assign, in whole at any time or in part from time to time, to any person, the right to purchase Debentures tendered pursuant to the Offer, but any such transfer or assignment will neither relieve the Company of its obligations under the Offer nor prejudice the rights of tendering Holders to receive payments for Debentures validly tendered and accepted for payment pursuant to the Offer.

Procedures for Tendering Debentures and Delivering Consents

      Holders will not be entitled to receive both the Offer Price and the Consent Payment unless they BOTH tender their Debentures pursuant to the Offer AND deliver Consents to the Proposed Amendments prior to the Consent Date with respect to such Debentures. Holders who validly deliver Consents prior to the Consent Date without tendering their Debentures are entitled to receive the Consent Payment. The proper tender by a Holder of Debentures pursuant to the Offer in accordance with the procedures described below will be deemed to constitute (i) a tender of the Debentures and (ii) the giving of a Consent by such Holder with respect to the full principal amount of the Debentures tendered. Payment of the Offer Price and the Consent Payment, if applicable, for Debentures validly tendered and accepted for payment shall be made on the Payment Date.

      The method of delivery of Debentures and the Consent and Letter of Transmittal, any required signature guarantees and all other required documents, including delivery through a Book-Entry Transfer Facility and any acceptance or Agent's Message (as defined below) transmitted through ATOP, is at the election and risk of the Holder tendering Debentures and delivering the Consent and Letter of Transmittal and, except as otherwise provided in the Consent and Letter of Transmittal, delivery will be deemed made only when actually received by the Depositary. if such delivery is by mail, it is suggested that the Holder use properly insured, registered mail with return receipt requested, and that the mailing be made sufficiently in advance of the Expiration Date to permit delivery to the Depositary on or prior to such date.

      Tender of Debentures and Delivery of Consents. The tender by a Holder of Debentures (and subsequent acceptance of such tender by the Company) pursuant to one of the procedures set forth below will constitute a binding agreement between such Holder and the Company in accordance with the terms and subject to the conditions set forth in this Statement, the Consent and Letter of Transmittal and, if applicable, the Notice of Guaranteed Delivery.

      Only Holders are authorized to tender their Debentures and Consent to the Proposed Amendments. The procedures by which Debentures may be tendered and Consents may be given by beneficial owners that are not Holders will depend upon the manner in which the Debentures are held. Holders who wish to transfer Debentures without tendering prior to the Consent Date and who wish to retain the benefits of the applicable Consent Payment or wish to provide such benefit to a transferee should validly tender the Debentures and deliver the related Consents, designating the transferee as payee in the boxes entitled "Special issuance Instructions" or "Special Delivery Instructions," as applicable, contained in the Consent and Letter of Transmittal.

      Tender of Debentures Held in Physical Form. To validly tender Debentures held in physical form pursuant to the Offer, a registered Holder should complete and sign the Consent and Letter of Transmittal (or a facsimile copy thereof) in accordance with the Instructions to the Consent and Letter of Transmittal, have the signature thereon guaranteed if required by Instruction 1 of the Consent and Letter of Transmittal and deliver it, together with any other documents required by the Instructions to the Consent and Letter of Transmittal, to the Depositary at its address set forth on the back cover page of this Statement and deliver certificates representing such Debentures to the Depositary at such address. A Holder who desires to tender Debentures and who cannot comply with the procedures set forth herein for tender on a timely basis or whose Debentures are not immediately available must comply with the procedures for guaranteed delivery set forth below. The Consent and Letter of Transmittal and any certificates evidencing Debentures tendered pursuant to the Offer should be sent only to the Depositary, and NOT to the Company, the Information Agent, the Dealer Manager and Solicitation Agent or the Trustee.

      The proper completion, execution and delivery of the Consent and Letter of Transmittal by a registered Holder with respect to Debentures will constitute the giving of a Consent by such Holder to the Proposed Amendments with respect to such Debentures, and no separate Consent will be required.

      If Debentures are registered in the name of a person other than the person executing the Consent and Letter of Transmittal with respect to such Debentures, then, in order to validly tender such Debentures pursuant to the Offer, the Debentures must be endorsed or accompanied by an appropriate written instrument or instruments of transfer executed exactly as the name or names of such registered Holder or Holders appear on the Debentures, with the signature(s) on the Debentures or instruments of transfer guaranteed as provided below. In addition, such tender of Debentures must be accompanied by a valid Consent of such registered Holder or Holders, since Debentures may not be tendered without also delivering a Consent to the Proposed Amendments with respect to such Debentures, and only Holders are entitled to deliver Consents to the Proposed Amendments.

      Tender of Debentures Held Through a Custodian. Any beneficial owner whose Debentures are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender Debentures and deliver a Consent and Letter of Transmittal should contact such registered Holder promptly and instruct such Holder to tender Debentures and deliver a Consent and Letter of Transmittal on such beneficial owner's behalf.

      Tender of Debentures Held Through DTC. To effectively tender Debentures that are held through DTC, DTC participants may, in lieu of physically completing and signing the Consent and Letter of Transmittal and delivering it to the Depositary, electronically transmit their acceptance through ATOP (and thereby provide their Consents to the Proposed

Amendments), for which the transaction will be eligible, and DTC will then verify the acceptance and send an Agent's Message to the Depositary for its acceptance. Delivery of tendered Debentures must be made to the Depositary pursuant to the book-entry delivery procedures set forth below or the tendering DTC participant must comply with the guaranteed delivery procedures set forth below.

      Except as provided below, unless the Debentures being tendered are deposited with the Depositary at or prior to 5:00 p.m., New York City time, on the Consent Date or the Expiration Date, as applicable (accompanied by a properly completed and duly executed Consent and Letter of Transmittal or a properly transmitted Agent's Message), the Company may, at its option,, treat such tender as defective for purposes of the right to receive the applicable Consent Payment or Offer Price, respectively. Payment for the Debentures will be made only against deposit of the tendered Debentures and delivery of all other required documents.

      Book-Entry Delivery Procedures. Within two business days after the date hereof, the Depositary will establish accounts with respect to the Debentures at DTC (the "Book-Entry Transfer Facility") for purposes of the Offer. Any financial institution that is a participant in the Book-Entry Transfer Facility systems may make book-entry delivery of the Debentures by causing DTC to transfer such Debentures into the Depositary's account at the Book-Entry Transfer Facility in accordance with such Book-Entry Transfer Facility's procedures for such transfer. Timely book-entry delivery of Debentures pursuant to the Offer, however, requires receipt of a confirmation (a "Book-Entry Confirmation") at or prior to 5:00 p.m., New York City time, on the Expiration Date. In addition, although delivery of Debentures may be effected through book-entry transfer into the Depositary's account at the Book-Entry Transfer Facility, a properly completed and duly executed Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), together with any required signature guarantees and any other required documents, or an Agent's Message in the case of a book-entry transfer, and all other documents required by the Consent and Letter of Transmittal, must, in any case, be delivered or transmitted to and received by the Depositary at its address set forth on the back cover page of this Statement at or prior to 5:00 p.m., New York City time, on the Consent Date to receive payment for Consents, and on the Expiration Date to receive payment for tendered Debentures, or the guaranteed delivery procedures described below must be complied with. Tenders of Debentures will not be deemed validly made until such documents are received by the Depositary. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

      The term "Agent's Message" means a message transmitted by DTC to, and received by, the Depositary and forming a part of the Book-Entry Confirmation, which states that DTC has received an express acknowledgement from each participant in DTC tendering Debentures and that such participants have received and agree to be bound by the terms of the Consent and Letter of Transmittal and that the Company may enforce such agreement against such participants.

      Signature Guarantees. Signatures on all Consents and Letters of Transmittal must be guaranteed by a financial institution that is a member of the Securities Transfer Agents' Medallion Program, the Stock Exchange Medallion Program or the New York Stock Exchange Medallion Signature Program (each of the foregoing being referred to as an "Eligible Institution"), unless the Debentures tendered thereby are tendered (i) by a registered Holder of Debentures (or by a participant in the Book-Entry Transfer Facility whose name appears on a security position listing as the owner of such Debentures) who has not completed either the box entitled "Special Delivery Instructions" or the box entitled "Special Issuance instructions" contained in the Consent and Letter of Transmittal, or
(ii) for the account of an Eligible Institution. See Instruction 1 of the Consent and Letter of Transmittal. If Debentures are registered in the name of a person other than the person executing the Consent and Letter of Transmittal or if Debentures not accepted for payment or not tendered are to be returned to a person other than the registered Holder, then the signatures on the Consent and Letter of Transmittal accompanying the tendered Debentures must be guaranteed by an Eligible Institution as described above. See Instructions 1 and 5 of the Consent and Letter of Transmittal.

      Guaranteed Delivery. If a Holder desires to tender Debentures pursuant to the Offer and deliver a Consent pursuant to the Solicitation, and time will not permit the Consent and Letter of Transmittal, certificates representing such Debentures and all other required documents to reach the Depositary, or the procedures for book-entry transfer cannot be completed, in each case, at or prior to 5:00 p.m., New York City time, on the Consent Date or the Expiration Date, as the case may be, such Holder may nevertheless tender Debentures and deliver Consents if all the following conditions are satisfied:

            (i) the tender is made by or through an Eligible Institution;

            (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form provided by the Company herewith, or an Agent's Message with respect to guaranteed delivery, is received by the

      Depositary at or prior to 5:00 p.m., New York City time, on the Consent Date or the Expiration Date, as provided below; and

            (iii) the certificates for the tendered Debentures, in proper form for transfer (or a Book-Entry Confirmation, including by means of an Agent's Message, of the transfer of such Debentures into the Depositary's account at the Book-Entry Transfer Facility as described above), together with a Consent and Letter of Transmittal (or a manually signed facsimile copy thereof), properly completed and duly executed, with any required signature guarantees and any other documents required by the instructions to the Consent and Letter of Transmittal, are received by the Depositary within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The Notice of Guaranteed Delivery may be sent by hand delivery, telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery.

      Under no circumstances will interest be paid by the Company by reason of any delay in making payment to any person using the guaranteed delivery procedures, and the Offer Price for Debentures tendered pursuant to the guaranteed delivery procedures will be the same as that for Debentures delivered to the Depositary on or prior to the Expiration Date, even If the Debentures to be delivered pursuant to the guaranteed delivery procedures are not so delivered to the Depositary, and therefore payment by the Depositary on account of such Debentures is not made, until after the Payment Date.

      Notwithstanding any other provision hereof, payments for Debentures tendered and accepted for payment pursuant to the Offer will, in all cases, be made only after timely receipt by the Depositary of (i) such Debentures (or a Book-Entry Confirmation, including by means of an Agent's Message, of the transfer of such Debentures into the Depositary's account at a Book-Entry Transfer Facility as described above), and (ii) a Consent and Letter of Transmittal (or a manually signed facsimile copy thereof) with respect to such Debentures, properly completed and duly executed, with any required signature guarantees and any other documents required by the Consent and Letter of Transmittal.

      Determination of Validity. In order for any tender of Debentures to be valid, it must be in proper form. All questions as to the validity, form, eligibility (including time of receipt) and acceptance for payment of any tendered Debentures or delivered Consents pursuant to any of the procedures described above will be determined by the Company, in the Company's sole discretion (which determination will be final and binding). The Company reserves the absolute right to reject any or all tenders of any Debentures or deliveries of any Consents determined by it not to be in proper form or if the acceptance for payment of or payment for such Debentures and Consents may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the absolute right, in its sole discretion, to waive any of the conditions of the Offer or any defect or irregularity in any tender with respect to Debentures or delivery with respect to a Consent of any particular Holder, whether or not similar defects or irregularities are waived in the case of other Holders. The Company's interpretation of the terms and conditions of the Offer (including the Consent and Letter of Transmittal and the Instructions thereto) will be final and binding. None of the Company, the Depositary, the Dealer Manager and Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in tenders or will incur any liability for failure to give any such notification. If the Company waives its right to reject a defective tender of Debentures, the tendering Holder will be entitled to the applicable payments.

Certain Federal Income Tax Consequences

      General. The following discussion sets forth the principal United States federal income tax consequences to a Holder of (i) the sale of Debentures to the Company pursuant to the Offer and (ii) the retention of Debentures after the adoption of the Proposed Amendments and is included herein for general information only. The following discussion is based upon the Internal Revenue Code of 1986, as amended (the "Code"), existing and proposed Treasury Regulations, administrative pronouncements of the Internal Revenue Service ("IRS") and judicial decisions, changes to any of which subsequent to the date of this Statement may affect the tax consequences described herein (including, possibly, on a retroactive basis). This summary does not purport to discuss all aspects of the United States federal income taxation that may be relevant to particular Holders in light of their individual investment circumstances or to certain types of Holders subject to special tax rules (e.g., insurance companies, traders in securities, tax-exempt organizations, financial institutions, brokers, dealers, Holders who hold the Debentures as part of a straddle, hedging or conversion transaction, foreign entities and nonresident aliens) nor does it consider the effect of any applicable foreign, state, local or other tax laws. The following discussion assumes that Holders held their Debentures as "capital assets" (generally, property held for investment) within the meaning of Section 1221 of the Code and that Holders are U.S. persons. For these purposes, a "U.S. person" means a beneficial owner of a Debenture that or who, for United States federal income tax purposes, is (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other taxable entity created or organized in or under the laws of the United States or any political subdivision thereof (including any State or the District of Columbia),
(iii) a trust or estate described in Section 7701(a)(30) of the Code or (iv) otherwise subject to United States federal income tax on a net income basis in respect of such owner's worldwide taxable income or such owner's ownership of Debentures.

      Consequences to Holders Tendering Debentures Pursuant to the Offer. The receipt of the Offer Price by a Holder pursuant to the Offer (each such Holder, a "Tendering Holder," and all such Holders, collectively, the "Tendering Holders") in exchange for such Holder's Debenture will be a taxable transaction for United States federal income tax purposes. Accordingly, a Tendering Holder will recognize gain or loss for United States federal income tax purposes equal to the difference between (i) the amount of the Offer Price received by the Tendering Holder for a Debenture and, as discussed below, that the Tendering Holder is not required to treat as accrued but unpaid interest received in respect of such Debenture, and (ii) such Tendering Holder's adjusted tax basis in such Debenture. A Tendering Holder's adjusted tax basis in a Debenture will generally equal the price such Tendering Holder paid for such Debenture, (a) increased by the amount of any market discount previously included in income by the Tendering Holder with respect to such Debenture pursuant to an election to include market discount in gross income currently as it accrues, and (b) reduced (but not below zero) by any bond premium allowed as an offset against interest income with respect to such Debenture pursuant to an election to amortize bond premium on an annual basis. Subject to the market discount rules discussed below, a Tendering Holder's gain or loss should generally constitute capital gain or loss, which will be long-term capital gain or loss if such Holder's holding period for a Debenture is more than one year on the date of the sale.

      The Company intends to treat no portion of the Offer Price that it will pay to a Tendering Holder as a payment of accrued but unpaid interest on the Debenture being tendered by such Tendering Holder, and the Company believes that such treatment should be respected for United States federal income tax purposes. If, however, the IRS were to attempt to treat some amount of the Offer Price as a payment of accrued but unpaid interest on the tendered Debenture, and the IRS were to ultimately succeed in such attempt, then the Tendering Holder would be required to recognize such amount as ordinary interest income for United States federal income tax purposes (which would have the effect of reducing the Tendering Holder's gain, or increasing the Tendering Holder's loss, that the Tendering Holder would be required to recognize as a result of his, her or its tendering of the Debenture to the Company pursuant to the Offer).

      In the case of a Tendering Holder who or that acquired a Debenture at a market discount, any gain recognized upon the taxable disposition of such Debenture will represent ordinary income to the extent of the market discount that accrued during the period such Tendering Holder held such Debenture, unless the Tendering Holder previously had elected to include such accrued market discount in the Tendering Holder's income on a current basis. In general, market discount with respect to a Debenture means the excess (if any) of the stated redemption price at maturity of such Debenture (i.e., its stated principal amount) over the Holder's tax basis therein at the time of its acquisition by the Holder (unless the amount of such excess is less than 1/4 of 1% of the Debenture's stated principal amount multiplied by the number of complete years to maturity, after the Holder acquired the Debenture, in which case the market discount with respect to such Debenture is considered to be zero). In the case of a Tendering Holder who or that had acquired a Debenture at a bond premium and who or that had elected to deduct bond premium may be permitted to deduct any remaining unamortized bond premium as an ordinary loss in the taxable year of disposition of the Debenture. In general, "bond premium" on a Debenture equals the excess (if any) of the purchase price of such Debenture over the amount payable at maturity of such Debenture (other than stated interest thereon), subject to special provision for debt instruments with early call dates at a premium.

      The tax treatment of a Consent Payment received by a Holder is not entirely certain. Since it is possible for a Holder to receive a Consent Payment without receiving the Offer Price for the tendering of a Debenture, the Company intends to treat the Consent Payments as a separate fee for consenting to the Proposed Amendments. Accordingly, under this treatment, the Consent Payments made to Holders would be taxable as ordinary income to such Holders for United States federal income tax purposes. Holders should consult their tax advisors regarding the tax treatment of the Consent Payment.

      Consequences to Holders not tendering Debentures pursuant to the Offer. Holders who or that do not tender their Debentures pursuant to the Offer (such Holder, individually, a "Non-Tendering Holder", and all such Holders, collectively, the "Non-Tendering Holders") should not recognize any gain or loss due to the adoption of the Proposed Amendments and the resulting modification to the Indenture (the "Modification") because the Modification would not appear to be a significant modification of the Debentures resulting in a deemed taxable exchange ("Deemed Exchange") of the Debentures for new Debentures ("New Debentures") under Section 1001 of the Code and the applicable Treasury Regulations thereunder. As such, a Non-Tendering Holder should have the same adjusted tax basis and holding period in his, her or its Debentures following the Modification as the Non-Tendering Holder had with respect to his, her or its Debentures immediately prior to the Modification.

      Moreover, even if the Modification were to result in a Deemed Exchange, the Deemed Exchange may qualify as a tax-free recapitalization under the reorganization provisions of the Code (although, in such case, the IRS may attempt to allocate a portion of the New Debentures of a Non-Tendering Holder to the accrued but unpaid interest on the Debentures, in which case, if such attempt were successful, the Non-Tendering Holder would be required to recognize the portion so allocated as ordinary income for United States federal income tax purposes). If the Modification were to result in a Deemed Exchange and such Deemed Exchange were to constitute a tax-free recapitalization under the reorganization provisions of the Code, then, except for any portion of the New Debentures which may be allocated to the accrued but unpaid interest on the Debentures, a Non-Tendering Holder should have the same adjusted tax basis and holding period in his, her or its Debentures following the Modification as the Non-Tendering Holder had with respect to his, her or its Debentures immediately prior to the Modification.

      However, in the unlikely event that the Modification would result in a Deemed Exchange, and, furthermore, that such Deemed Exchange would not otherwise qualify as a tax-free recapitalization under the reorganization provisions of the Code, then a Non-Tendering Holder would be required to recognize taxable gain or loss as a result of such Deemed Exchange. In such event, the amount of gain or loss that a Non-Tendering Shareholder would be required to recognize would equal the difference between the issue price of the New Debentures (i.e., which, because the Debentures are "publicly-traded" within the meaning of the applicable Treasury Regulations, would equal the fair market value of the Debentures immediately after the Modification), and such Non-Tendering Holder's adjusted tax basis in its, his or her Debentures at the time of the Deemed Exchange, except that the IRS may attempt to allocate a portion of the New Debentures to the accrued but unpaid interest on the Debentures of the Non-Tendering Holder. If the IRS were to be successful in such attempt, then such Non-Tendering Holder would be required to recognize the portion so allocated as ordinary income for United States federal income tax purposes (which would have the effect of reducing the Non-Tendering Holder's gain, or increasing the Non-Tendering Holder's loss, on the Deemed Exchange by the amount so recognized as ordinary income).

      Any gain recognized as a result of the Deemed Exchange would be treated as ordinary income to the extent of any accrued but unrecognized market discount in respect of the Debentures deemed to have been exchanged. If, in a Deemed Exchange, the New Debenture's stated principal amount exceeds its issue price, then such New Debenture would have original issue discount ("OID") equal to such excess for United States federal income tax purposes (unless the amount of such excess is, in general, less than 1/4 of 1% of the New Debenture's stated principal amount, multiplied by the number of complete years to maturity of the New Debenture, in which case the OID with respect to such New Debenture would be considered to be zero). If a New Debenture were to have OID, then the Non-Tendering Holder of such New Debenture would, in general, be required to include such OID in income as it accrues under a constant yield method in advance of receipt of cash attributable to such OID (regardless of whether such Non-Tendering Holder is a cash or accrual basis taxpayer). Non-Tendering Holders should consult their tax advisors as to the tax consequences to them of the adoption of the Proposed Amendments and the resulting modification to the Indenture.

      Backup Withholding. A Holder may be subject to backup withholding at the rate of 31% with respect to the Offer Price and/or Consent Payment that such Holder is to receive, unless such Holder (i) is a corporation or other exempt recipient and, when required, establishes its exemption from backup withholding, or (ii) provides his, her or its correct taxpayer identification number, certifies that he, she or it is not currently subject to backup withholding and otherwise complies with applicable requirements of the backup withholding rules. Completion of the Substitute Form W-9 provided in the Letter of Transmittal should be used for this purpose. A Holder of Debentures who or that fails to provide the Company with such Holder's correct taxpayer identification number may be subject to penalties imposed by the IRS. The amount of any backup withholding from a payment to a Holder will be allowed as a credit against such Holder's United States federal income tax liability and may entitle such Holder to a refund provided that the required information is furnished to the IRS.

      The Company will provide information in connection with the Offer and Solicitation to Holders and to the IRS reporting the payment of the Offer Price and Consent Payment as required by law.

      The foregoing discussion of certain United States federal income tax consequences is for general information only and is not tax advice. Accordingly, each Holder of Debentures should consult such Holder's own tax advisor to determine the particular tax consequences to such Holder either of tendering the Debentures or of retaining the Debentures, including the applicability and effect of state, local and foreign tax laws.

Withdrawal Rights

      A Holder may not validly revoke a Consent unless such Holder validly withdraws such Holder's previously tendered Debentures, and the valid withdrawal of a Holder's Debentures will constitute the concurrent valid revocation of such Holder's Consent As a result, a Holder who validly withdraws previously tendered Debentures at or prior to 5:00 p.m., New York City time, on the Consent Date will not receive the Offer Price or a Consent Payment Any withdrawal of previously tendered Debentures otherwise than in accordance with the provisions described herein will not constitute a valid revocation of such Holder's Consent.

      Except as otherwise stated below, tenders of Debentures and the concurrent delivery of Consents made pursuant to the Offer and the Solicitation are irrevocable. Debentures tendered pursuant to the Offer may be withdrawn and the related Consents revoked at any time at or prior to 5:00 p.m., New York City time, on the Consent Date, but not thereafter. If, after such time as withdrawal rights expire, the Company reduces either (A) the principal amount of Debentures subject to the Offer or (B) the Offer Price, then previously tendered Debentures may be validly withdrawn on or prior to the date ten business days after the date that notice of any such reduction is first published, given or sent to Holders by the Company. In addition, tenders of Debentures may be validly withdrawn if the Offer is terminated without any such Debentures being purchased thereunder. In the event of a termination of the Offer, the Debentures tendered pursuant to the Offer will be promptly returned to the tendering Holders, and the Supplemental Indenture will not become operative.

      For a withdrawal of a tender of Debentures and the concurrent revocation of Consents to be effective, a written, telegraphic or facsimile transmission notice of withdrawal or a "Request Message" (as defined below) must be timely received by the Depositary at its address set forth on the back cover page of this Statement at or prior to 5:00 p.m., New York City time, on the Consent Date. Any such notice of withdrawal must (i) specify the name of the person who tendered the Debentures to be withdrawn, (ii) contain the description of the Debentures to be withdrawn and identify the certificate number or numbers shown on the particular certificates evidencing such Debentures (unless such Debentures were tendered by book-entry transfer) and the aggregate principal amount represented by such Debentures and (iii) be signed by the Holder of such Debentures in the same manner as the original signature on the Consent and Letter of Transmittal by which such Debentures were tendered (including any required signature guarantees) or be accompanied by (x) documents of transfer sufficient to have the Trustee register the transfer of the Debentures into the name of the person withdrawing such Debentures and (y) a properly completed irrevocable proxy that authorized such person to effect such revocation on behalf of such Holder. In lieu of submitting a written, telegraphic or facsimile transmission notice of withdrawal or revocation, DTC participants may electronically transmit a request for withdrawal or revocation to DTC. DTC will then edit the request and send a Request Message to the Depositary. If the Debentures to be withdrawn have been delivered or otherwise identified to the Depositary, a properly completed and presented written or facsimile notice of withdrawal or a Request Message is effective immediately upon receipt thereof even if physical release is not yet effected. The term "Request Message" means a message transmitted by DTC and received by the Depositary, which states that DTC has received a request for withdrawal from a DTC participant and identifies the Debentures to which such request relates. A withdrawal of Debentures (and the concurrent revocation of Consents) can only be accomplished in accordance with the foregoing procedures.

      All questions as to the form and validity (including time of receipt) of notices of withdrawal and revocation of Consents, including a Request Message, will be determined by the Company, in the Company's sole discretion (which determination will be final and binding). None of the Company, the Depositary, the Dealer Manager and Solicitation Agent, the Information Agent, the Trustee or any other person will be under any duty to give notification of any defects or irregularities in any notice of withdrawal or revocation of Consents, including a Request Message, or incur any liability for failure to give any such notification.

      Any Debentures properly withdrawn, and with respect to which a Consent has been properly revoked, will be deemed to be not validly tendered for purposes of the Offer. Withdrawn Debentures may be retendered by following one of the procedures described under "Procedures for Tendering Debentures and Delivering Consents" at any time at or prior to 5:00 p.m., New York City time, on the Expiration Date.

      There are no appraisal or other similar statutory rights available to the Holders of Debentures in connection with the Offer or the Solicitation.

Dealer Manager and Solicitation Agent

      The Company has engaged Georgeson Shareholder Securities Corporation to act as the Dealer Manager and Solicitation Agent (the "Dealer Manager and Solicitation Agent") in connection with the Offer and the Solicitation and to provide certain financial advisory services to the Company in connection therewith. The Company will pay reasonable and customary compensation to for such services, plus reimbursement for reasonable out-of-pocket expenses. The Company has agreed to indemnify the Dealer Manager and Solicitation Agent against certain liabilities in connection with its services as Dealer Manager, Solicitation Agent and financial advisor, including liabilities under the Federal securities laws. At any given time, the Dealer Manager and Solicitation Agent may trade the Debentures or other debt or equity securities of the Company for its own accounts or for the accounts of customers, and, accordingly, may hold a long or short position in the Debentures or such other securities. All inquiries and correspondence addressed to the Dealer Manager and Solicitation Agent relating to the Offer or the Solicitation should be directed to the address or telephone number set forth on the back cover page of this Statement.

Depositary and Information Agent

      The Bank of New York has been appointed as Depositary for the Offer and the Solicitation. The Consent and Letter of Transmittal and all correspondence in connection with the Offer or the Solicitation should be sent or delivered by each Holder or a beneficial owner's broker, dealer, commercial bank, trust company or other nominee to the Depositary at the appropriate address or telecopier number set forth on the back cover page of this Statement. Any Holder or beneficial owner that has questions concerning tender or consent procedures or whose Debentures have been mutilated, lost, stolen or destroyed should contact the Depositary at the address or telecopier number set forth on the back cover page of this Statement.

      Georgeson Shareholder Communications Inc. has been appointed as Information Agent for the Offer and the Solicitation. Requests for assistance or additional copies of this Statement, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the information Agent at the address or telephone numbers set forth on the back cover page of this Statement. Holders of Debentures may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer or the Solicitation.

      The Company will pay the Information Agent and the Depositary reasonable and customary fees for their services and will reimburse them for their reasonable out-of-pocket expenses in connection therewith. The Company will also reimburse brokers and dealers for customary mailing and handling expenses incurred by them in forwarding copies of this

Statement and related documents to the beneficial owners of Debentures. The Company will not pay any fees or commissions to any broker, dealer or other person (other than the Dealer Manager) in connection with the Offer and the Solicitation.

Miscellaneous

      The Company is not aware of any jurisdiction in which the making of the Offer and the Solicitation is not permitted by applicable law. If the Company becomes aware of any jurisdiction in which the making of the Offer and the Solicitation would not be in compliance with applicable law, the Company will make a good faith effort to comply with any such law. If, after such good faith effort, the Company cannot comply with any such law, the Offer and the Solicitation will not be made to (nor will tender of Debentures and deliveries of Consents be accepted from or on behalf of) the Holders residing in such jurisdiction.

                                             DATAPOINT CORPORATION

December [__], 1999

                                                                      APPENDIX A

November 29, 1999




Board of Directors
Datapoint Corporation
8410 Datapoint Drive
San Antonio, TX 78229-8500

Gentlemen:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the Minority Shareholders (holders other than Reboot Systems, Inc. and its affiliates (collectively "Reboot" or the "Buyer"), officers and employees of Datapoint corporation ("Datapoint," the "Company" or the "Seller") or its affiliates of the shares of Datapoint common stock, par value $1.00 per share (the "Shares")) of the consideration to be received by the Minority Shareholders in the Transaction (as defined below) pursuant to the Stock Purchase Agreement, dated as of July 31, 1999 as amended by Amendment No. 1 thereto dated as of November 1, 1999 (collectively the "Agreement") by and between the Company and Reboot.

The Agreement states that Datapoint will sell its European Operations to Reboot for $49.5 million, subject to certain adjustments for which money shall be escrowed. Additionally, as of the closing date the Buyer will acquire and the Seller will cease to use the "Datapoint" name, except under a limited license granted to allow the seller to deplete stationery and marketing materials. Reboot has advanced the Company $750,000. If Reboot is unable to complete the Transaction due to an inability to obtain financing, the Company will keep $750,000.

Additionally, Reboot will advance the Company $2.5 million by December 1, 1999 to be used for the sole purpose of funding the Company's obligation to pay the interest payment due December 1, 1999 on the company's 8 7/8% Convertible Subordinated Debentures. If the Company is unable to secure the required approvals of the debenture holders and shareholders, and Reboot is able to secure financing, the Company will repay to Reboot the $750,000 advance and the $2.5 million advance and will owe Reboot an additional $375,000 in expenses plus any financing fees incurred by Reboot.

November 29, 1999
Board of Directors
Datapoint Corporation
Page 2


In connection with rendering our opinion, we have reviewed the financial terms and provisions of the Agreement. We further reviewed and analyzed certain publicly available business and financial information relating to the Company for recent years and interim periods to date, as well as certain internal financial and operating information, financial forecasts, projections and analyses prepared by or on behalf of the Company and provided to us for the purpose of our analysis. We have met with representatives of the Company to review and discuss such information and, among other matters, the Company's and the European Operations' (as defined in the Agreement) businesses, financial condition, results of operations and prospects.

We reviewed and considered certain financial and stock market data relating to the company and its European Operations, and we compared that data with similar data for certain other companies, the securities of which are publicly traded, that we believe may be relevant or comparable in certain respects to the European Operations or one or more of its businesses or assets, and we reviewed and considered the financial terms of certain recent acquisitions and business combinations transactions in the systems integration industry specifically, and in other industries generally, which we believe to be reasonable comparable to the Transaction or otherwise relevant to our inquiry. We also performed such other studies, analyses and investigations and reviewed such other analyses and investigations and reviewed such information, as we considered appropriate for purposes of this opinion.

In our review and analysis and in formulating our opinion, we assumed and relied upon the accuracy and completeness of all the financial and other information provided to or discussed with us or publicly available, including the financial projections, forecasts, analyses and other information provided to us, and we have not assumed any responsibility for independent verification of, and express no opinion as to, any such information. We also relied upon the reasonableness and accuracy of the projections, forecasts, analyses and other information furnished to us, and have assumed, with consent of the Board of Directors of the Company, that such projections, forecasts, analyses, and other information are reasonable, prepared in good faith and on bases reflecting the best currently available judgments and estimates of the company's management as of the date hereof and that management of the Company is unaware of any facts that would make the projections, forecasts and other information provided to us incomplete or misleading. We express no opinion with respect to such projections, forecasts and analyses or the assumptions on which they are based. We were not retained to conduct, nor have we assumed any responsibility for conducting, a physical inspection of the properties or facilities of the Company or the European Operations, or for making or obtaining an independent valuation or appraisal of the assets or liabilities of the Company or the European Operations, and no such independent valuation or appraisal was provided to us. Our opinion is necessarily based on economic and market conditions and other circumstances as they exist and can be evaluated by us as of the date hereof. It should be understood that prior to the closing of the Transaction, we will update, revise or reaffirm this opinion to reflect subsequent developments. Finally, we have assumed that the Transaction described in the Agreement will be consummated on the terms set forth therein, without material waiver or modification.

November 29, 1999
Board of Directors
Datapoint Corporation
Page 3


In the context of our engagement, we have not been authorized to and have not solicited alternative offers for the Company or its assets. We have relied upon the work done by Dain Raucher Wessels in connection with its engagement to advise the Company and sell the European Operations.

We are acting as financial advisor to the Board in connection with the proposed Transaction and will receive a fee for our services, including this opinion, none of which is contingent upon the completion of the proposed Transaction.

Our opinion addresses only the fairness, from a financial point of view, to the Minority Shareholders of the consideration to be paid for the European Operations pursuant to the Agreement and does not address the underlying business decision by the Board to recommend the Transaction.

This letter is for the benefit and use of the Board in its consideration of the Transaction, and may not be used for any other purpose or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose without our prior written consent (except as otherwise provided in the engagement letter, dated November 8, 1999 between the Company and us). We have been engaged and are acting solely as an advisor to the Board and not as an advisor to or agent of any other person. This opinion does not constitute a recommendation to any stockholder with respect to how such stockholder should vote or otherwise act with respect to the Transaction, and should not be relied upon by any stockholder as to any such matter.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that, as of the date hereof, the consideration to be received by the Company in the Transaction pursuant to the Agreement is fair to the Minority Shareholders from a financial point of view.

Very truly yours,

/s/ BNY CAPITAL MARKETS, INC.

BNY CAPITAL MARKETS, INC.

                            Confidential Presentation

                                       to

                               Board of Directors

                                       of

                              DATAPOINT CORPORATION

                            BNY Capital Markets, Inc.

                                November 29, 1999


Datapoint Corporation                                               Confidential

BNY Capital Markets, Inc.

                                Table of Contents

                                                                            Page
--------------------------------------------------------------------------------
Transaction Overview.......................................................1
BNY Due Diligence..........................................................2
General Observations Concerning Datapoint..................................4
General Observations Concerning the European Operations....................6
Summary Financial Information Observations................................14
Summary of Issues Respecting Fairness.....................................16
Stand-Alone Valuation of European Operations..............................17
Comparative Company Approach..............................................18
Comparative Transaction Approach..........................................29
Discounted Cash Flow Valuation............................................33
The Composite Range for a Stand-alone Entity..............................38
The Capital Structure.....................................................39
The Capital Structure Discount............................................41
Liquidation Value.........................................................42
Conclusion................................................................43

Appendix
A.    Comparative Company & Comparative Transaction Financial Data
B.    Financial Model & Discounted Cash Flow


Datapoint Corporation                  i                            Confidential

BNY Capital Markets, Inc.

                                     Preface

This report has been prepared by BNY Capital Markets, Inc. ("BNY") in connection with BNY's opinion to be rendered to the Board of Directors of Datapoint Corporation ("Datapoint" or the "Company") as to the fairness from a financial point of view of the Transaction, described herein, to the Company's Minority Shareholders. The material in this report and all analyses contained herein are confidential and are solely for the use of the Board of Directors in its consideration of the Transaction and may not be used for any other purpose.

In the course of our activities as financial advisor, BNY received and reviewed business and financial information on the Company developed by Datapoint and held discussions with the management of Datapoint and with others regarding this information. In connection with the analyses contained herein, we have not independently verified the accuracy of any such information and have relied on all such information as being complete and accurate in all material respects. In addition, we have not obtained any independent appraisal of Datapoint's properties or assets.

BNY has employed several analytical methodologies herein and no one method of analysis should be regarded as critical to the overall conclusion we have reached. Each analytical technique has inherent strengths and limitations, and the nature of the available information may further affect the value of particular techniques. Our conclusion is based on all the analyses and factors presented herein taken as a whole and also on application of our experience. Such conclusion often involves significant elements of judgment and qualitative as well as quantitative analysis. Hence, we express no opinion as to the probative force standing alone, of any one or more parts of the material that follows. Our only opinion is the formal written opinion that we have expressed or will express as to the fairness from a financial point of view of the consideration being paid in the transaction. The opinion, the analyses contained herein and all conclusions drawn from such analyses are necessarily based upon market, economic and other conditions that exist and can be evaluated as of the date of this presentation, and on information available to us as of the date hereof.


Datapoint Corporation                  ii                           Confidential

                              Transaction Overview

o The Company has signed the Stock Purchase Agreement dated July 31, 1999 and Amendment No. 1 thereto dated November 1, 1999, to sell its European Operations to Reboot Systems, Inc. ("Reboot" or The "Buyer") for $49.5 million (The "Transaction"). Additionally, as of the Closing Date of the Transaction, the Buyer will assume and the seller will cease to use the "Datapoint" name, except under a limited license granted to allow the seller to deplete stationery and marketing materials.

o The Buyer has advanced the Company $750,000. If the Buyer is unable to complete the Transaction due to an inability to obtain financing, seller will keep $750,000.

o The Buyer will further advance the Company $2.5 million by December 1, 1999 to be used for the sole purpose of funding the Company's obligation to pay the interest payment due December 1, 1999 on the Company's 8 7/8% Convertible Subordinated Debentures (The "Debentures"). If the Company is unable to secure the required approvals of the debentureholders and shareholders, and the Buyer has secured financing, the Seller will repay the $750,000 advance and the $2.5 million advance, and will owe to the Buyer $375,000 for reimbursement of certain expenses plus the fees associated with securing the Buyer's financing.

o The votes of at least two-thirds of the outstanding principal of the Debentures and a majority of the outstanding shares of the Common Stock is required to approve the Transaction.


Datapoint Corporation                                               Confidential

BNY Capital Markets, Inc.

                                BNY Due Diligence
                               Persons Interviewed

Datapoint Corporation
Asher Edelman                                                           Chairman
Blake Thomas                                             Chief Operating Officer
Gerald Agranoff, Esq.                                              Chief Counsel
Philip Krumb                                             Chief Financial Officer
William Richardson                                                    Controller
Ken Witt                                                      Finance Department

Pryor Cashman Sherman & Flynn, LLP
Selig Sacks                                                              Partner
Mark Saks                                                              Associate
Adam Rosenberg                                                         Associate

Dain Rauscher & Wessels
Travis Winkey                                                  Managing Director
Michael Townley                                                        Associate


Datapoint Corporation                  2                            Confidential

BNY Capital Markets, Inc.

                               Documents Reviewed

o     Relevant Agreements and Contracts of the Company, including:
      -     Stock Purchase Agreement dated 7/31/99
      -     Amendment No. 1 to the Stock Purchase Agreement dated 11/1/99
      -     8 7/8% Convertible Subordinated Debenture Prospectus and Indenture
      - Certificate of Designation, Preferences, Rights and Limitations of the $1.00 Exchangeable Preferred Stock

o     Public Filings of Datapoint Corporation
      -     10-Ks for the years ended 8/2/97, 7/31/98, 7/31/99
      -     Draft Proxy Statement dated 11/12/99

o     Company Data
      -     Annual Operating Plan for fiscal year 1998, 1999 and 2000
      - Other internal company financial statements (historic, current, and prospective)
      -     Company product descriptions
      -     By laws, articles of incorporation and other corporate items
      -     Minutes of meetings of the Board of Directors

o Trading history of Datapoint Common Stock, Preferred Stock and Convertible Debentures

o Documents prepared by Dain Rauscher Wessels in connection with its engagement as an advisor to the Company

o     Letters of intent of the Buyer and proposals of others

o     Public filings of companies used for comparative purposes


Datapoint Corporation                  3                            Confidential

BNY Capital Markets, Inc.

                    General Observations Concerning Datapoint

o As of November 1999, the Company consisted of three divisions: the computer telephony integration systems integration division
      ("Telebusiness"), the systems integration and proprietary hardware and software business (Open Systems Networking division, or "OSN") and Corebyte.

o Because of the negative cash flow of the Company, caused in large part by the interest and sinking fund payments associated with the Debentures, Datapoint has been forced to sell virtually all of its fixed assets. Since 1996 the Company has monetized many of its assets. In an effort to reduce the number of outstanding Debentures, Datapoint has sold its EADS division, the San Antonio buildings and the building in Gouda, Netherlands. The proceeds from these sales were not sufficient to reduce the number of outstanding Debentures to a level where the interest and sinking fund obligations could be met by the Company's operating income. As a result, in 1998 the Company hired Dain Rauscher Wessels ("Dain") to help it explore strategic alternatives.

o Dain recommended three possibilities: remain independent; take the Company private; or sell the Company, or the European Operations, to a strategic buyer.

o After considering the alternatives, the Company decided that neither remaining independent nor taking the Company private in its current form was viable.

o     Dain managed a process to sell the Company or its European Operations.

o In the opinion of Dain and of Company management, two factors strongly affected the sale process:

      -     the Company's capital structure, and
      - the necessity of obtaining the bondholder and shareholder approvals for the sale of the European Operations.

o     There were no bids for the entire Company.


Datapoint Corporation                  4                            Confidential

BNY Capital Markets, Inc.

o     Initially, there were only two bids for the European Operations.

o Reboot Systems, Inc.'s (a company formed by the current European Operations management) bid was the highest.

o A third bid was received at the very end of the sale process. The third bid was higher than that of Reboot.

o The Company approached Reboot and asked them if they would meet the new bid. Reboot declined and the Company proceeded with the third bidder.

o     The third bidder then dropped out after having done due diligence.

o The Company then proceeded with Reboot, at the price Reboot had originally bid, even though the Company's financial results had deteriorated since the original bid.


Datapoint Corporation                  5                            Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations

o Over 95% of Datapoint's revenue, and all of its operating income is generated in Europe.

                           Note: Figures in thousands

                           [BAR CHART APPEARS HERE]

                                             1997         1998         1999

      European Operations Revenues        $ 125,783    $ 142,417    $ 133,437
      Non-European Operations Revenues    $  16,338    $   9,028    $   4,848
      Total Company Revenues              $ 142,121    $ 151,445    $ 138,285



Datapoint Corporation                  6                            Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations

o European Operations have consistently failed to meet AOP goals. The 1998 AOP for European Operations for revenue and operating income were $151.1 million and $15.3 million respectively vs. $142.4 million and $14.6 million of actual results. The shortfall for revenues and operating income was 5.8% and 4.6%, respectively.

o European Operations failed to meet the AOP goals established for it for FY1999. The 1999 AOP for European Operations revenues and operating income were $142.1 million and $10.9 million respectively. The FY1999 result of European Operations was revenues of $133.4 million and operating income of $10.2 million. The shortfalls for revenues and operating income were 6.1% and 6.4%, respectively.

o The Company projects total revenue for European Operations of $149.4 million, operating income of $12.7 million and profit before tax of $8.6 for the fiscal year ended July 31, 2000. These projected results are an increase of 12%, 25% and 41%, respectively.

       Consolidated European Operations Historical 1997, 1998 & 1999 and
                        Projected 2000 Income Statements
--------------------------------------------------------------------------------
(Figures in thousands)                      Historical July 31,        Projected
                                     ------------------------------    --------
                                        1997       1998      1999       2000(1)
                                     --------   --------   --------    --------
Telebusiness Revenues                $ 41,187   $ 52,367   $ 46,742    $ 66,685
OSN Revenues                           84,596     90,050     86,695      82,719
                                     --------   --------   --------    --------
 Total Revenues                       125,783    142,417    133,437     149,404

Telebusiness Gross Profit              13,532     16,203     12,769      19,425
OSN Gross Profit                       22,653     21,115     20,097      19,010
                                     --------   --------   --------    --------
 Total Gross Profit                    36,185     37,318     32,866      38,435

Telebusiness Operating Expenses         9,726      9,970      9,928      13,014
OSN Operating Expenses                 13,974     12,731     12,780      12,750
                                     --------   --------   --------    --------
 Total Operating Expenses              23,700     22,701     22,708      25,764

Telebusiness Operating Income           3,806      6,233      2,841       6,411
OSN Operating Income                    8,679      8,384      7,317       6,260
                                     --------   --------   --------    --------
 Total Operating Income              $ 12,485   $ 14,617   $ 10,158    $ 12,671
                                     --------   --------   --------    --------
--------------------------------------------------------------------------------
(1)   Projections taken from Management's Year 2000 Annual Operating Plan.


Datapoint Corporation                  7                            Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations
                                Sales by Country

o The following is a breakdown of the European Operations estimated sales for fiscal year 1999.

                            FYE July 31, 1999 Revenue
--------------------------------------------------------------------------------
(Figures in thousands)
                                        Telebusiness        OSN           Total
                                        ------------     --------       --------
Belguim                                   $  5,296       $ 10,739       $ 16,035
France                                       7,451         10,144         17,595
Germany                                         --          3,553          3,553
Holland                                         16          4,276          4,292
Italy                                        8,383            152          8,535
Norway                                          86          1,583          1,669
Spain                                        2,480          1,357          3,837
Sweden                                         495         42,138         42,633
Switzerland                                     14            331            345
United Kingdom                              22,521         12,422         34,943
                                        ------------     --------       --------
 Total Europan Revenues                   $ 46,742       $ 86,695       $133,437
                                        ============     ========       ========
--------------------------------------------------------------------------------


Datapoint Corporation                  8                            Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations
                               Sales by Business

                          European Operations Revenues
                           Note: Figures in thousands

                           [BAR CHART APPEARS HERE]

                               1997            1998           1999
                               ----            ----           ----
Telebusiness Revenues        $ 41,187        $ 52,367       $46,742
OSN Revenues                 $ 84,596        $ 90,050       $86,695

Datapoint Corporation                  9                            Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations
                                  Telebusiness

o Telebusiness is principally engaged in the development, marketing, distribution and servicing of computer and communications products, both hardware and software, in the field of computer telephony integration ("CTI"). Telebusiness acts primarily as a systems integrator, providing corporations with integrated solutions for CTI applications using hardware and software supplied by third parties. Telebusiness typically services these CTI systems after installation, providing it with a profitable ongoing stream of revenue.

o Telebusiness competes with hardware suppliers such as IBM and personal computer manufacturers as well as with consultancies and value added resellers ("VAR's"). Telebusiness has been poised for growth for a number of years, but has not realized the potential that management has expected.

o Telebusiness revenue was concentrated in the U.K. (approximately 48.2% of $46.7 million 1999 revenue) but the Company has invested considerable resources in developing the market for CTI on the European continent. Italy has had substantial CTI adoption, while the rest of this market has lagged the U.S. and U.K. market in adoption of CTI technology. The Company expects significant growth in the other countries in which it operates in the future.

                           1999 Telebusiness Revenues
                            [PIE CHART APPEARS HERE]

                           Belgium              5,296
                           France               7,451
                           Germany                -
                           Holland                 16
                           Italy                8,383
                           Norway                  86
                           Spain                2,480
                           Sweden                 495
                           Switzerland             14
                           United Kingdom      22,521



Datapoint Corporation                  10                           Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations
                                  Telebusiness

o Telebusiness is projected to generate revenue of $66.7 million in fiscal year 2000, up from $46.7 million for fiscal year 1999. Operating Income is projected to increase to 128%, from $2.8 million to $6.4 million estimated for 2000 (on a stand-alone basis, excluding certain corporate overhead allocations).

                           Note: Figures in thousands

                            [BAR CHART APPEARS HERE]

                                     1997        1998        1999        2000

      Telebusiness Revenues       $ 41,187    $ 52,367    $ 46,742    $ 66,685



o Telebusiness operating income margins, which were greater than OSN's in 1998, declined below those of OSN in 1999. In 2000 they are projected to be greater than OSN operating income margins, but not as large as they were in 1998.

o Datapoint tried to sell Telebusiness in 1996. Although over 80 potential buyers were contracted, only two proceeded through the due diligence process. In the end, there were no bidders for the business.




Datapoint Corporation                  11                           Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations
                                       OSN

o OSN is engaged in the development, marketing, distribution and servicing of hardware and software computer products. OSN markets a variety of hardware and software, usually as a VAR.

o A steadily declining installed base of Datapoint proprietary hardware and software exists. Each year a portion of this installed base switches to non-proprietary systems. It is hoped that the Company will be chosen by many of these customers to assist in the switch and continue to service the system. This process has taken place slowly and is expected to accelerate over the next several years. However, revenue generated through the sale of proprietary hardware and software is substantially more profitable than those from sale of third party hardware and software.

o In 1999, OSN revenue was concentrated in Belgium and France, Sweden and the U.K.

                               1999 OSN Revenues

                            [PIE CHART APPEARS HERE]

                            1999 OSN Revenues
                            Belgium           10,739
                            France            10,144
                            Germany            3,553
                            Holland            4,276
                            Italy                152
                            Norway             1,583
                            Spain              1,357
                            Sweden            42,138
                            Switzerland          331
                            United Kingdom    12,422


Datapoint Corporation                  12                           Confidential

BNY Capital Markets, Inc.

             General Observations Concerning the European Operations
                                       OSN

o A significant portion of OSN's $42 million in Swedish revenue was generated through the sale of third-party personal computers to the Swedish government at low gross margins. Datapoint management is confident that its Swedish subsidiary will find additional sales opportunities, either with the Swedish government or other customers, sufficient to replace any non-recurring personal computer sales revenue.

o The $10.7 million of revenue in Belgium was largely generated through sales to a single customer. This customer has been slow to switch from Datapoint's proprietary system. However, the Company expects this change to come in the very near future.

o OSN competes with hardware manufacturers, and with VARs and systems integration consultancies. Management no longer believes OSN has a competitive advantage due to the installed base of Datapoint proprietary hardware and software.

o OSN revenues and operating income are projected to decrease in 2000 from already depressed 1999 levels.

                           Note: Figures in thousands

                            [BAR CHART APPEARS HERE]

                             1997        1998        1999        2000
                             ----        ----        ----        ----

OSN Revenues              $ 84,596    $ 90,050    $ 86,695    $ 82,719



Datapoint Corporation                  13                           Confidential

BNY Capital Markets, Inc.

                   Summary Financial Information Observations

o Performance has suffered in recent years due to increasing competition and the impact of an industry shift away from proprietary systems to open standards.

                               European Operations
                           Note: Figures in thousands

                            [BAR CHART APPEARS HERE]

                                          1997             1998            1999

Telebusiness Operating Income            $3,806           $6,233          $2,841
OSN Operating Income                     $8,679           $8,383          $7,317


o This led to a relatively high debt level and a negative net worth, as illustrated by a net debt of $58.4 million with an EBITDA of ($2.9) million and net shareholder deficit of $72.1 million as of July 31, 1999. To improve the financial condition of the Company management sold its EADS division in the fourth quarter of 1996 and tried unsuccessfully to sell Telebusiness in 1997.

o Since FY 1996 Datapoint has pursued actions to provide cash infusions in order to improve its financial condition. In 1996 the Company sold its EADS division. In 1997 Datapoint's San Antonio campus was sold and in 1999 the building in Gouda, Netherlands was sold.


Datapoint Corporation                  14                           Confidential

BNY Capital Markets, Inc.

                   Summary Financial Information Observations

o Over the past several years, the Company has not devoted significant resources to the development of new customers and revenue sources, due to liquidity and leverage concerns.

o Revenue from the Swedish subsidiary totaled $42 million. The Swedish tax authority has questioned the technical support/headquarters charges that have reduced the taxable income at the local level for 1997. A decision against Datapoint in this matter would also result in a liability for 1996, 1997, 1998 and 1999. An adverse decision would cause Datapoint to have approximately $1.2 million in exposure. A decision is expected by the end of 1999.

o New rules affecting the recognition and funding of pension fund obligations in the UK were recently enacted. As a result, the Company changed its accounting for its pension liability. If the Company is not able to get an exemption from the new pension fund obligations, it will owe $3.3 million.


Datapoint Corporation                  15                           Confidential

BNY Capital Markets, Inc.

                      Summary of Issues Respecting Fairness
To assess the fairness from a financial point of view, BNY considered, among other things:

o The fact that Dain had conducted a thorough auction process and its results;

o The rights of the holders of the 8 7/8% Convertible Subordinated Debentures including:
      -     payment of interest,
      -     sinking fund obligations,
      -     consent requirement for the sale of the European Operations, and
      -     liquidation preference;

o     The rights of holders of Preferred Stock with respect to:
      -     dividends,
      -     liquidation preference, and
      -     the ability to influence corporate actions;

o The right of the Common Shareholders to approve the sale of the European Operations;

o     Several valuation approaches:
      -     Comparative company analysis
      -     Comparative transaction analysis
      -     Discounted cash flow analysis;

o The public market for the Common Stock, the Preferred Stock and the Subordinated Debentures. The recent trading history of these securities has been impacted by the Company's announced inability to meet its interest and sinking fund obligations for the Subordinated Debentures from cash flow from operations and

o     The value of the Company in liquidation to the Common Shareholder.


Datapoint Corporation                  16                           Confidential

BNY Capital Markets, Inc.

                  Stand-Alone Valuation of European Operations

o In valuing the European Operations on a stand-alone basis, BNY considered three valuation approaches: the comparative company approach, the comparative transaction, and the discounted cash flow approach.

     Results of Valuation of the European Operations on a Stand-Alone Basis
--------------------------------------------------------------------------------
(Figures in thousands)

                         Comparative Company Analysis

                                         Revenues Basis            EBITDA Basis
                                         --------------           --------------
--------------------------------------------------------------------------------
Implied Enterprise Value                 $       58,340           $       53,998
--------------------------------------------------------------------------------

                         Comparative Transactions Analysis

                                                                   EBITDA Basis
                                                                  --------------
--------------------------------------------------------------------------------
Implied Enterprise Value                                          $       61,434
--------------------------------------------------------------------------------

                           Discounted Cash Flow Analysis

--------------------------------------------------------------------------------
Implied Enterprise Value Range     Low:  $       43,073     High: $       64,601
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Datapoint Corporation                  17                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                     Comparative Company Selection Criteria

o Listed in OneSource database with a primary SIC code of 7385, 7373, 7372, 5045, 3679, 3669, 3661, 3577, 3571 and companies whose business is related to computer and communication products.

o     Revenues between $25 million and $750 million.

o Company not the subject of an ancillary transaction such as a takeover or going private deal.

o     U.S. domiciled company.


Datapoint Corporation                  18                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                        Comparative Company Descriptions

--------------------------------------------------------------------------------

                                                      LTM
                                             -----------------------  ---------   --------------------------------------------------
COMPANY NAME                        Ticker    Revenue       EBITDA    Mkt Value   Company Description
--------------------------------------------------------------------  ---------   --------------------------------------------------
AlphaNet Solutions, Inc.            ALPH     $ 140,022     $  1,444   $  33,289   AlphaNet Solutions, Inc. is a single-source
                                                                                  provider of information technology products,
                                                                                  services and support to Fortune 1000 and other
                                                                                  large and mid-sized companies located primarily in
                                                                                  the New York to Philadelphia corridor. The Company
                                                                                  is authorized by many industry-leading
                                                                                  manufacturers of IT products to resell their
                                                                                  products and provide related services. Such
                                                                                  products include workstations, servers, networking
                                                                                  and communications equipment, enterprise computing
                                                                                  products and application software. Through its
                                                                                  established vendor alliances, the Company provides
                                                                                  its customers with competitive pricing and
                                                                                  value-added services such as electronic product
                                                                                  ordering, product configuration, testing,
                                                                                  warehousing and delivery.

Brooktrout, Inc.                    BRKT     $ 125,740     $ 13,077   $ 183,983   Brooktrout Technology, Inc. is a Massachusetts
                                                                                  corporation founded in 1984 to design, manufacture
                                                                                  and market computer hardware and software for use
                                                                                  in electronic communications applications in
                                                                                  telecommunications and networking environments.
                                                                                  Brooktrout is a supplier of advanced software and
                                                                                  hardware products for system vendors and service
                                                                                  providers in the electronic communications market.
                                                                                  The Company's products enable its customers to
                                                                                  deliver a wide range of solutions for the
                                                                                  integration and management of image (fax), voice
                                                                                  and data communications in telecommunications and
                                                                                  networking environments. The Company sells its
                                                                                  products primarily to service providers, original
                                                                                  equipment manufacturers ("OEMs") and value added
                                                                                  resellers ("VARs") both domestically and
                                                                                  internationally through a direct sales force and a
                                                                                  two-tier distribution system.

Cotelligent, Inc.                   CGZ      $ 348,645     $ 20,332   $  71,849   Cotelligent, Inc. is a software professional
                                                                                  services firm providing information technology
                                                                                  ("IT") consulting and outsourcing services through
                                                                                  its five consulting practices which include
                                                                                  Professional Services, Technology Solutions,
                                                                                  Alliance Services, Network Services and IT
                                                                                  Education. The Company conducts operations from
                                                                                  offices in 27 metropolitan areas across the United
                                                                                  States. The Company also has two international
                                                                                  consultant recruiting offices, one in Brazil and
                                                                                  one in the Philippines. Cotelligent provides its
                                                                                  clients with IT solutions for complex business
                                                                                  issues. The Company also provides IT professionals
                                                                                  with a broad base of skills to its clients who
                                                                                  have short-term staffing support requirements.

Data Systems Network Corporation    DSYS     $  55,362     $    225   $   4,648   Data Systems Network Corporation provides computer
                                                                                  network integration and data management services
                                                                                  in the distributed computing marketplace. Data
                                                                                  Systems Network's broad array of services includes
                                                                                  designing, installing, and managing networks of
                                                                                  personal computers, workstations and mainframes
                                                                                  linked with communications hardware and software
                                                                                  and peripheral equipment, selling network
                                                                                  components, training users and administrators of
                                                                                  networks and providing technical, expansion and
                                                                                  maintenance services. Marketing efforts are
                                                                                  directed at state and local governments, Fortune
                                                                                  1000 and middle market corporations, and
                                                                                  institutional users such as hospitals and
                                                                                  universities.

--------------------------------------------------------------------------------
Source: Business description from the 10-K of the comparable companies.


Datapoint Corporation                  19                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                        Comparative Company Descriptions

--------------------------------------------------------------------------------

                                                      LTM
                                             -----------------------  ---------   --------------------------------------------------
COMPANY NAME                        Ticker    Revenue       EBITDA    Mkt Value   Company Description
--------------------------------------------------------------------  ---------   --------------------------------------------------
IAT Multimedia, Inc.                IATA     $  45,960     $ (1,893)  $  23,454   IAT Multimedia, Inc. develops, manufacturers, and
                                                                                  markets high-performance personal computers, as
                                                                                  well as components and peripherals. The Company's
                                                                                  computers are assembled according to customer
                                                                                  specifications and sold under the trade name
                                                                                  "Trinology." IAT offers visual communications
                                                                                  products designed to enable users to participate
                                                                                  in video conferencing. All of IAT's revenues are
                                                                                  generated in Europe.

Inter-Tel, Incorporated             INTL     $ 297,382     $ 48,739   $ 560,258   Inter-Tel, incorporated in Arizona in 1969, is a
                                                                                  single point of contact, full service provider of
                                                                                  digital business telephone systems, call
                                                                                  processing software, voice processing software,
                                                                                  call accounting software, Internet Protocol (IP)
                                                                                  telephony software, computer telephone integration
                                                                                  ("CTI") applications and long distance calling
                                                                                  services. Inter-Tel's products and services
                                                                                  include the AXXESS and Inter-Tel Axxent digital
                                                                                  business communication software platforms, the
                                                                                  AXXESSORY TALK voice processing platform, the
                                                                                  Inter-Tel Axxent digital business communication
                                                                                  software platforms, the Vocal'Net Service Provider
                                                                                  Software and Centralized Accounting Software and
                                                                                  Inter-Tel.net, an IP telephony packed switched
                                                                                  long distance service. The Company also provides
                                                                                  maintenance, leasing and support services for its
                                                                                  products.

InterVoice-Brite, Inc.              INTV     $ 329,485     $   (797)  $ 510,610   InterVoice, Inc. develops, sells and services call
                                                                                  automation systems. The Company's historical
                                                                                  emphasis has been on interactive voice response
                                                                                  ("IVR") systems, which allow individuals a self
                                                                                  help facility using their telephones, personal
                                                                                  computers, credit card terminals or voices to
                                                                                  access and/or provide information to computer data
                                                                                  bases utilized by businesses. More recently, the
                                                                                  Company has focused on systems for
                                                                                  telecommunications network operators which provide
                                                                                  a variety of automated services such as processing
                                                                                  collect and credit card calls, and advanced
                                                                                  calling features such as prepaid calling cards,
                                                                                  voice and text messaging, one number personal
                                                                                  numbering plans and voice dialing. In the last
                                                                                  year, InterVoice has increased its emphasis on
                                                                                  customer relationship management systems which
                                                                                  provide companies automated customer service,
                                                                                  telemarketing capability and the ability to
                                                                                  general sales without human interaction.

MAI Systems Corporation             NOW      $  61,972     $  1,788   $   8,809   MAI Systems Corporation provides total information
                                                                                  technology solutions primarily to the hospitality,
                                                                                  resort and destination industry and to mid-sized
                                                                                  process manufacturers. The solutions provided by
                                                                                  the Company typically include applications
                                                                                  software, computer hardware, peripherals and wide
                                                                                  and local area network design, implementation,
                                                                                  installation and support. The software
                                                                                  applications are generally the Company's
                                                                                  proprietary software, or software which is
                                                                                  licensed to the Company on an exclusive or
                                                                                  non-exclusive basis. The hardware, peripherals and
                                                                                  networking systems are generally third-party
                                                                                  products which the Company distributes. Directly
                                                                                  and through its arrangement with third parties,
                                                                                  the Company provides on-site and off-site service
                                                                                  and support to users of its network and systems
                                                                                  hardware.

--------------------------------------------------------------------------------
Source: Business description from the 10-K of the comparable companies.


Datapoint Corporation                  20                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                        Comparative Company Descriptions

--------------------------------------------------------------------------------

                                                      LTM
                                             -----------------------  ---------   --------------------------------------------------
COMPANY NAME                        Ticker    Revenue       EBITDA    Mkt Value   Company Description
--------------------------------------------------------------------  ---------   --------------------------------------------------
Network Six, Inc.                   NWSS     $  10,076     $  1,569   $   2,478   Network Six, Inc. is a systems integrator and
                                                                                  provider of software, information technology
                                                                                  consulting and network services to government and
                                                                                  industry. The Company has historically focused on
                                                                                  providing its services to state government human
                                                                                  services agencies. In 1998, substantial portions
                                                                                  of its revenues were derived from contracts with
                                                                                  such agencies. The Company today also targets its
                                                                                  marketing activities to many government agencies
                                                                                  other than human service agencies, as well as
                                                                                  higher education and network services.

Norstan, Inc.                       NRRD     $ 483,063     $ 36,583   $ 104,441   Norstan is a leading provider of communication and
                                                                                  information technology ("IT") solutions for over
                                                                                  18,000 customers in the United States, Canada and
                                                                                  England. To address the complex communication
                                                                                  requirements of its customers, Norstan provides a
                                                                                  broad range of products and services, including
                                                                                  telephone systems, call center systems, voice
                                                                                  processing, network integration, voice and video
                                                                                  conferencing, and facilities management services.
                                                                                  Norstan's network of approximately 700 field
                                                                                  technicians and service consultants delivers
                                                                                  communication services to its customers. In
                                                                                  addition, Norstan provides a wide array of IT
                                                                                  solutions through IT Consulting Services. These
                                                                                  solutions include the design, implementation,
                                                                                  maintenance and modification of IT applications
                                                                                  and systems. IT Consulting Services currently
                                                                                  employs over 800 consultants and generated a 49%
                                                                                  increase in revenues during fiscal year 1999.

Pomeroy Computer Resources, Inc.    PMRY     $ 717,959     $ 46,289   $ 153,487   Pomeroy Computer Resources, Inc. is comprised of
                                                                                  (1) the sale and leasing of a broad range of
                                                                                  desktop computer equipment including hardware,
                                                                                  software, and related products, and (2) the
                                                                                  provision of information technology (IT) services
                                                                                  which support such computer products. Prior to
                                                                                  January 6, 1999, the Company (including its
                                                                                  wholly-owned subsidiary Global Combined
                                                                                  Technologies, Inc., Pomeroy Computer Resources of
                                                                                  South Carolina, Inc. and Technology Integration
                                                                                  Financial Services, Inc.) operated the IT products
                                                                                  and services business as a single integrated
                                                                                  business. In December, 1998, the Company formed a
                                                                                  new subsidiary, Pomeroy Select Integration
                                                                                  Solutions, Inc. for the purpose of operating
                                                                                  independently the IT services business previously
                                                                                  operated by the Company other than procurement and
                                                                                  configuration services which are directly related
                                                                                  to the sale of products.

Vitech America, Inc.                VTCH     $ 144,649     $ 28,728   $ 115,869   Vitech America, Inc. and subsidiaries are engaged
                                                                                  in the manufacture and direct marketing of PCs and
                                                                                  related products, business systems integration
                                                                                  products and turn-key business solutions, as well
                                                                                  as the financing of the purchase thereof, in the
                                                                                  Federal Republic of Brazil. The Company's
                                                                                  principal operations are conducted in Brazil by
                                                                                  its Brazilian subsidiaries. The parent company,
                                                                                  Vitech America, Inc., is based in Miami, Florida
                                                                                  and sources components in the United States and
                                                                                  throughout the world and engages in the
                                                                                  distribution of those components to its
                                                                                  subsidiaries' manufacturing operations in Brazil.
                                                                                  Substantially all of the Company's revenues have
                                                                                  been recognized in Brazil by the Company's
                                                                                  subsidiaries.

--------------------------------------------------------------------------------
Source: Business description from the 10-K of the comparable companies.


Datapoint Corporation                  21                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
        European Operations Performance Relative to the Comparative Group

o     Relative Performance of Datapoint's European Operations to the universe of
      Comparatives:

Size:    Slightly smaller than the median of the group based on revenues;

Growth: Significantly lower than the median of the group based on revenue growth;

Margins: Lower gross margins than the median of the Comparatives for 1997-1999.
         1999 EBITDA margins were lower than the previous year and are slightly lower than the median for the Comparatives. A number of the Comparatives are systems integrators and value added resellers ("VARs"), and have gross margins of 30% or more and EBITDA margins of 10% to 20%.

o Of the Comparatives, Norstan, Inc. ("Norstan") has businesses that most closely overlap those provided by the European Operations. It offers a similar product mix and sells directly to the end user. Its 1999 financial performance was very similar to that of the European Operations.

o Among the Comparatives, IAT Multimedia, Inc. ("IAT") is the most similar to the European Operations in geographic source of revenue.


Datapoint Corporation                  22                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                          Comparative Company Valuation

                           Note: Figures in thousands

                            [BAR CHART APPEARS HERE]

AlphaNet Solutions, Inc.             $140.0
Brooktrout, Inc.                     $125.7
Cotelligent, Inc.                    $348.6
DataSystems Network Corporation      $ 55.4
IAT Multmedia, Inc.                  $ 46.0
Inter-Tel, Incorporation             $297.4
InterVoice-Brite, Inc.               $329.5
MAI Systems Corporation              $ 62.0
Network Six, Inc.                    $ 10.1
Norstan, Inc.                        $483.1
Pomeroy Computer Resources, Inc.     $718.0
Vitech America, Inc.                 $144.6
Datapoint's European Operations      $133.4



Datapoint Corporation                  23                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                          Comparative Company Valuation

                            [BAR CHART APPEARS HERE]

                                                   Gross Margin
                                                   ------------
               AlphaNet Solutions, Inc.               17.8%
               Brooktrout, Inc.                       61.4%
               Cotelligent, Inc.                      28.8%
               DataSystems Network Corporation        18.5%
               IAT Multimedia, Inc.                    5.8%
               Inter-Tel, Incorporated                49.1%
               InterVoice-Brite, Inc.                 50.1%
               MAI Systems Corporation                50.0%
               Network Six, Inc.                      40.0%
               Norstan, Inc.                          30.0%
               Pomeroy Computer Resources, Inc.       17.2%
               Vitech America, Inc.                   40.8%
               Datapoint's European Operations        24.6%


Datapoint Corporation                  24                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                          Comparative Company Valuation

                            [BAR CHART APPEARS HERE]

                              EBITDA Margins

               AlphaNet Solutions, Inc.                1.0%
               Brooktrout, Inc.                       10.4%
               Cotelligent, Inc.                       5.8%
               DataSystems Network Corporation         0.4%
               IAT Multimedia, Inc.                     NM
               Inter-Tel, Incorporated                16.4%
               InterVoice-Brite, Inc.                   NM
               MAI Systems Corporation                 2.9%
               Network Six, Inc.                      15.6%
               Norstan, Inc.                           7.6%
               Pomeroy Computer Resources, Inc.        6.4%
               Vitech America, Inc.                   19.9%
               Datapoint's European Operations         6.6%

Note: InterVoice-Brite, Inc. and IAT Multimedia, Inc. have negative EBITDA values.


Datapoint Corporation                  25                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                          Comparative Company Valuation

                            [BAR CHART APPEARS HERE]


      Revenue Growth

      AlphaNet Solutions, Inc.                    32.0%
      Brooktrout, Inc.                            37.2%
      Cotelligent, Inc.                           69.2%
      Data Systems Network Corporation            40.4%
      IAT Multimedia, Inc.                       190.8%
      Inter-Tel, Incorporated                     21.9%
      InterVoice-Brite, Inc                          NM
      MAI Systems Corporation                     -1.0%
      Network Six, Inc.                          -20.7%
      Norstan, Inc.                               14.4%
      Pomeroy Computer Resources, Inc.            39.2%
      Vitech America, Inc.                        58.4%
      Datapoint's European Operations              3.0%


Note: Datapoint's information represents a 2 year CAGR.


Datapoint Corporation                  26                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                          Comparative Company Valuation

While all of the comparative companies have business lines that resemble Datapoint, only IAT Multimedia is a U.S. domiciled company with substantially all of its operations in Europe. IAT Multimedia's revenue multiple is 0.45x while its EBITDA multiple is not meaningful as its EBITDA was negative and it was therefore removed from the universe of comparative companies.

We then looked at the other companies. Alphanet, Data Systems Network Corporation and InterVoice-Brite had negative earnings. As a result, their multiples are skewed or not meaningful. We therefore removed them from the universe of comparative companies and looked at those that remained. For the remaining companies, the median revenue multiple is 0.44x and the median EBITDA multiple is 6.13x.

--------------------------------------------------------------------------------
                                                  ENTERPRISE MULTIPLES(1)
                                               ---------------------------------
COMPANY NAME                         Ticker        Revenue         EBITDA
--------------------------------------------------------------------------------
AlphaNet Solutions, Inc.             ALPH           0.18 x         17.33 x
Brooktrout, Inc.                     BRKT           1.09 x         10.49 x
Cotelligent, Inc.                    CGZ            0.34 x          5.90 x
Data Systems Network Corporation     DSYS           0.16 x         38.91 x
IAT Multimedia, Inc.                 IATA           0.45 x              NM
Inter-Tel, Incorporated              INTL           1.67 x         10.19 x
InterVoice-Brite, Inc.               INTV           1.87 x              NM
MAI Systems Corporation              NOW            0.27 x          9.28 x
Network Six, Inc.                    NWSS           0.44 x          2.81 x
Norstan, Inc.                        NRRD           0.47 x          6.24 x
Pomeroy Computer Resources, Inc.     PMRY           0.28 x          4.37 x
Vitech America, Inc.                 VTCH           1.22 x          6.13 x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
High:                                               1.87 x         38.91 x
Mean:                                               0.70 x         11.16 x
Median:                                             0.45 x          7.76 x
Low:                                                0.16 x          2.81 x
--------------------------------------------------------------------------------
Adjusted Summary Statistics(2)
--------------------------------------------------------------------------------
High:                                               1.67 x         10.49 x
Mean:                                               0.72 x          6.93 x
Median:                                             0.44 x          6.13 x
Low:                                                0.27 x          2.81 x
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
(1) Enterprise Multiples based on LTM Revenue and EBITDA.
(2) Adjusted Summary Statistics exclude ALPH, DSYS, IATA and INTV.


Datapoint Corporation                  27                           Confidential

BNY Capital Markets, Inc.

                          Comparative Company Approach
                          Comparative Company Valuation

o The following table presents the values obtained by applying the resulting multiples to the FY 1999 results:

                    Calculation of European Operations Value
--------------------------------------------------------------------------------
($ Figures in thousands)

Adjusted Summary Statistics(1)
--------------------------------------------------------------------------------
  High:                                       1.67 x               10.49 x
  Mean:                                       0.72 x                6.93 x
  Median:                                     0.44 x                6.13 x
  Low:                                        0.27 x                2.81 x
--------------------------------------------------------------------------------

Datapoint's European Operation Results

                                              Revenues              EBITDA
                                              --------              ------
1999 Actual Results                          $ 133,437             $ 8,810
Comparative Company Median Multiples            0.44 x              6.13 x

--------------------------------------------------------------------------------
Implied Enterprise Value                     $  58,340             $ 53,998
--------------------------------------------------------------------------------
(1) Adjusted Summary Statistics exclude ALPH, DSYS, IATA and INTV.
Note: Using the revenue multiple of IATA and NRRD and the EBITDA multiple of NRRD produces similar results to the Implied Enterprise Value.


Datapoint Corporation                  28                           Confidential

BNY Capital Markets, Inc.

                        Comparative Transaction Approach
                   Comparative Transaction Selection Criteria

o Transactions listed in Securities Data Corporation ("SDC") database with a primary SIC code of 7385, 7373, 7372, 5045, 3679, 3669, 3661, 3577, 3571 and
   transactions where the Target's business is related to that of the European Operations.

o  Target company's revenues between $50 and $250 million.

o  Completed Transactions from 11/1/98 - 11/1/99.


Datapoint Corporation                  29                           Confidential

BNY Capital Markets, Inc.

                        Comparative Transaction Approach
                   Comparative Transaction Selection Criteria

o We identified 19 companies that fit the above selection criteria. None of them were truly comparable to the European Operations, in that substantially all of their business was generated in the United States and many of their products and services did not overlap with those provided by the European Operations.

o We narrowed the list to include those transactions where more than 50% of the target was acquired and where the targets business most closely resembled that of the European Operations. Five transactions remained. The targets in those five transactions were: Equitrac Corporation; Brite Voice Systems, Inc.; Vanstar Corporation; Peerless Group, Inc.; and Carnegie Group, Inc.

o Because the products among the selected companies and the realizable margins on those products, differed greatly, the revenue multiples were not meaningful for our analysis. We therefore use the EBITDA multiples for the remaining five companies.


Datapoint Corporation                  30                           Confidential

BNY Capital Markets, Inc.


                        Comparative Transactions Approach
                       Comparative Transactions Valuation

--------------------------------------------------------------------------------
($ Figures in thousands)                                                                              TRANSACTION VALUE
    -------------------- --------------------------------------------  ---------------------------- -------------------------

No. Announc.   Effective TARGET COMPANY                   Acquisition  ACQUIROR COMPANY               Equity        TEV
    -------------------- -------------------------------- -----------  ---------------------------- ------------------------
1   02/17/99   08/06/99  Equitrac Corporation              $  77,140   Chargeback Acquisition Corp.  $  77,140   $   68,421

                         Equitrac is a leading provider       100.0%   ("Merger Sub") for
                         of computer system solutions to               Cornerstone Equity
                         manage office equipment                       Investors IV, L.P.
                         resources
    --------------------------------------------------------------------------------------------------------------------------
2   04/27/99   08/13/99  Brite Voice Systems, Inc.         $ 122,719   InterVoice, Inc.              $ 163,626   $  151,194

                         Brite Voice Systems, Inc.             75.0%
                         designs, integrates, assembles,
                         markets, and support voice
                         processing and call processing
                         systems and services.
    --------------------------------------------------------------------------------------------------------------------------
3   10/09/98   02/17/99  Vanstar Corporation               $ 680,800   Inacom Corp.                  $ 680,800   $1,189,690

                         Vanstar Corporation provides         100.0%
                         services and products designed
                         to build, manage, and enhance
                         personal computer network
                         infrastructures of Fortune 1000
                         companies and other larger
                         enterprises.
    --------------------------------------------------------------------------------------------------------------------------
4   08/19/98   12/16/98  Peerless Group, Inc.              $  33,000   Jack Henry & Associates       $  33,000   $   31,623

                         Peerless Group designs,              100.0%
                         develops, installs and supports
                         integrated information systems
                         and check and statement
                         processing solutions.
    --------------------------------------------------------------------------------------------------------------------------
5   10/01/98   11/06/98  Carnegie Group, Inc.              $  32,800   Logica PLC                    $  32,800   $   27,233

                         Provides business and technical      100.0%
                         consulting, client/server and
                         internet-based custom software
                         development, third-party
                         package implementation and
                         systems integrations services.
    --------------------------------------------------------------------------------------------------------------------------


                                                                       -------------------------------------------------------
                                                                            High:                     $680,800   $1,189,690
                                                                            Mean:                     $197,473     $293,632
                                                                            Median:                    $77,140      $68,421
                                                                            Low:                       $32,800      $27,233
                                                                       -------------------------------------------------------

                         ACQUISITION MULTIPLES
    ---------- -------------------------------------------
                                     Contributed   Book
No. Announc.   Revenue   EBITDA         Equity     Value
    ---------  -------------------- ----------------------
1   02/17/99     1.23 x   6.97 x          6.03 x   2.29 x





    ------------------------------------------------------
2   04/27/99     1.03 x  14.59 x          3.61 x   1.92 x






    ------------------------------------------------------
3   10/09/98     0.20 x   5.30 x              NA       NA








    ------------------------------------------------------
4   08/19/98     0.50 x   7.60 x          4.11 x   3.47 x





    ------------------------------------------------------
5   10/01/98     1.00 x   2.50 x          0.85 x   1.24 x






    ------------------------------------------------------


             ---------------------------------------------
             High:       14.59 x
             Mean:        7.39 x
             Median:      6.97 x
             Low:         2.50 x
             ---------------------------------------------

--------------------------------------------------------------------------------


Datapoint Corporation                  31                           Confidential

BNY Capital Markets, Inc.

                        Comparative Transactions Approach
                       Comparative Transactions Valuation

o The following table presents the values obtained by applying the resulting multiples to the FY 1999 results:

                    Calculation of European Operations Value
--------------------------------------------------------------------------------
($ Figures in thousands)

Summary Statistics
--------------------------------------------------------------------------------
  High:                                                            14.59 x
  Mean:                                                             7.39 x
  Median:                                                           6.97 x
  Low:                                                              2.50 x
--------------------------------------------------------------------------------

Datapoint's European Operation Results

                                                                    EBITDA
                                                                    ------
1999 Actual Results                                                $ 8,810
Comparative Transactions Median Multiples                           6.97 x

--------------------------------------------------------------------------------
Implied Enterprise Value                                           $ 61,434
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


Datapoint Corporation                  32                           Confidential

BNY Capital Markets, Inc.

                         Discounted Cash Flow Valuation

o We performed a discounted cash flow valuation of Datapoint based on a discounted cash flow analysis that:
   - Discounts cumulative stream of free cash flow to the present
     (November 1, 1999);
   - Assumes a terminal value based on a multiple of 2004 EBITDA.

o  Management's projections formed the basis of the analysis:
   (i)   Revenues:
          - Telebusiness annual sales growth of 15% and OSN annual sales decline of 5%;
          - Telebusiness gross margins of 29% (equal to 1999) and OSN gross margins of 20% remain constant throughout the projected years;
          - Telebusiness operating margins of 10% remain constant throughout the projected years while OSN operating margins decline annually by 0.5% from the 2000 rate;
   (ii) Technical Service/HQ charges were assumed to remain flat at year 2000 pro forma estimated levels;
   (iii) Capital Expenditures remain flat at year 2000 projected levels;

o  Key assumptions:
   (i)   Terminal year 2004;
   (ii)  Datapoint's calculated cost of unlevered equity is 15.08%;
   (iii) A range of unlevered cost of equity of 14%, 16%, 18% and 20% is used to discount Datapoint's free cash flow and terminal value;
   (iv)  Terminal multiple of 2004 EBITDA in a range of 5.0x to 6.5x.


Datapoint Corporation                  33                           Confidential

BNY Capital Markets, Inc.

                         Discounted Cash Flow Valuation
                           Potential Areas for Concern

o Datapoint may be unable to maintain pro forma profitability and/or meet the projections utilized in the discounted cash flow analysis due to a combination of:

   (i)   competition from larger, better capitalized companies;

   (ii) inability to effectively generate new customers and revenues to replace customers expected to switch from Datapoint proprietary products to third-party products;

   (iii) faster than expected switching of OSN's customers from Datapoint proprietary products to third-party products;

o Operating results may be impacted by issues beyond the Company's control such as:

   (i)    a general recession;

   (ii)   unfavorable foreign exchange rates;

   (iii)  technological change.


Datapoint Corporation                  34                           Confidential

BNY Capital Markets, Inc.


                         Discounted Cash Flow Valuation

                  Datapoint Projections for European Operations
--------------------------------------------------------------------------------
(Figures in thousands)                                                      Projected July 31,
                                   -------------------------------------------------------------------------------------------
                                         2000               2001               2002               2003                2004
                                   --------------     --------------     --------------      --------------     --------------
Telebusiness Revenues              $       66,685     $       76,688     $       88,191     $      101,420      $      116,632
OSN Revenues                               82,719             78,583             74,654             70,921              67,375
                                   --------------     --------------     --------------      --------------     --------------
Total Revenues                            149,404            155,271            162,845            172,341             184,008
Telebusiness Gross Profit                  19,425             22,339             25,690             29,543              33,974
OSN Gross Profit                           19,010             15,717             14,931             14,184              13,475
                                   --------------     --------------     --------------      --------------     --------------
Total Gross Profit                         38,435             38,055             40,620             43,727              47,449
Telebusiness Operating Expenses            13,014             14,670             16,870             19,401              22,311
OSN Operating Expenses                     12,750             10,163             10,028              9,881               9,724
                                   --------------     --------------     --------------      --------------     --------------
 Total Operating Expenses                  25,764             24,833             26,898             29,282              32,035
Telebusiness Operating Income              6,411               7,669              8,819              10,142             11,663
OSN Operating Income                       6,260               5,554              4,903               4,303              3,751
Less: Increased Depreciation                   -                 500              1,000               1,500              1,500
                                   --------------     --------------     --------------      --------------     --------------
Total Operating Income(1)          $       12,671     $       12,723     $       12,722      $       12,945     $       13,915
                                   ==============     ==============     ==============      ==============     ==============

--------------------------------------------------------------------------------
(1) Includes the increased depreciation costs which are not directly allocable to Telebusaness and 05N operations.


Datapoint Corporation                  35                           Confidential

BNY Capital Markets, Inc.

                         Discounted Cash Flow Valuation

                                 Cost of Equity
--------------------------------------------------------------------------------
                                                                      Rate
                                                                      ----

Unlevered Cost of Equity
  Risk Free Rate (1)                                                  6.48%
                                                                     ------

  Risk Premium for Equities (2)                                       8.00
  Unlevered Specific Industry Risk Factor (3)                         0.75
                                                                     ------
    Industry Specific Risk Premium for Equities (4)                   6.00
  Small Size Company Premium (2)                                      2.60
                                                                     ------
      Total Premium for Equities (5)                                  8.60
                                                                     ------
  Unlevered Cost of Equity (6)                                       15.08%
                                                                     ======

Footnotes:
----------

(1) Yield on the 20-year U.S. Government Bond.
(2) Based on Ibbotson & Associates 1999 Yearbook.
(3) A forward looking levered beta for the systems integration industry is 1.
An unlevered forward looking beta, assuming an average debt/equity ratio is .75.
(4) Risk Premium for Equities x Specific Industry Risk Factor.
(5) Industry Specific Risk Premium for Equities + Small Size Company Premium.
(6) Risk Free Rate + Total Premium for Equities.

--------------------------------------------------------------------------------


Datapoint Corporation                  36                           Confidential

BNY Capital Markets, Inc.


                         Discounted Cash Flow Valuation

                            Equity Valuation Matrices
--------------------------------------------------------------------------------
Valuation Summary
($ in thousands)
 Discount        -----------------------------------------------------------------------
   Rate                    5.0 x            5.5 x           6.0 x            6.5 x
-----------      -----------------------------------------------------------------------
    14.00%             $15,532          $15,532         $15,532          $15,532        Present Value of Cash Flows
                        37,745           41,520          45,294           49,069        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $53,277          $57,052         $60,826          $64,601        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.4 x            0.4 x           0.5 x            0.5 x      As a Multiple of 1999 Sales
                           6.0              6.5             6.9              7.3        As a Multiple of 1999 EBITDA

    16.00%             $14,799          $14,799         $14,799          $14,799        Present Value of Cash Flows
                        34,752           38,227          41,703           45,178        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $49,551          $53,026         $56,502          $59,977        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.4 x            0.4 x           0.4 x            0.4 x      As a Multiple of 1999 Sales
                           5.6              6.0             6.4              6.8        As a Multiple of 1999 EBITDA

    18.00%             $14,120          $14,120         $14,120          $14,120        Present Value of Cash Flows
                        32,042           35,246          38,450           41,654        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $46,162          $49,366         $52,570          $55,774        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.3 x            0.4 x           0.4 x            0.4 x      As a Multiple of 1999 Sales
                           5.2              5.6             6.0              6.3        As a Multiple of 1999 EBITDA

    20.00%             $13,490          $13,490         $13,490          $13,490        Present Value of Cash Flows
                        29,583           32,542          35,500           38,458        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $43,073          $46,032         $48,990          $51,948        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.3 x            0.3 x           0.4 x            0.4 x      As a Multiple of 1999 Sales
                           4.9              5.2             5.6              5.9        As a Multiple of 1999 EBITDA
--------------------------------------------------------------------------------



Datapoint Corporation                  37                           Confidential

BNY Capital Markets, Inc.

                  The Composite Range for a Stand-alone Entity

Based on the above analysis, BNY derived a composite range of values for the European Operations as a stand-alone entity of $43.1 million to $64.6 million. In deriving this composite range, BNY took into account, among other things:

o There are no truly comparable publicly traded companies to the European Operations.

o There were no truly comparable acquisitions from November 1998 through November 1999.

o The DCF is based on optimistic financial results for 2000. Despite the fact that the European Operations have historically failed to meet their more modest growth projections, the AOP for 2000 projects revenue growth for Telebusiness of 42.7% and overall revenue growth of 12%. In addition, the AOP for 2000 projects operating income growth of 125.6% for Telebusiness and overall operating income growth of 24.7% over 1999.

(Figures in thousands)

                        BNY Composite Range - Stand-Alone
--------------------------------------------------------------------------------

                                                  Low                 High
                                                -------             -------
Comparative Companies Range:                    $53,998             $58,340

Comparative Transactions:                                 $61,434

Discounted Cash Flow Range:                     $43,073             $64,601

--------------------------------------------------------------------------------


Datapoint Corporation                  38                           Confidential

BNY Capital Markets, Inc.

                              The Capital Structure

The above analyses establish a range of values for the European Operations as a stand-alone entity. However, they do not address the issues associated with Datapoint's capital structure that affect the price a willing buyer will pay.

Datapoint is capitalized with Debentures with $55 million in face value, Preferred Stock with a liquidation preference of $16.5 million, and 18.3 million shares of Common Stock. A fair value for the European Operations, which represent all of the current operating income of the Company, is below the face value of the Debentures and the liquidation preference of the Preferred Stock.

Both the Debentures and the Preferred Stock have senior positions to the Common Shares. However, in addition to the two-thirds of the Debenture Holders that must give their consent to the sale of the European Operations, one-half of the Common Shareholders must also vote to allow the sale of the European Operations. While this process takes place, the buyer does not know whether or not the deal will be consummated.

The requirement of approvals from both the Debenture Holders and the Common Shareholders, each of which is competing for the same proceeds, greatly reduces the probability of reaching a favorable outcome when compared to only having to receive approval from one group.

This increase in uncertainty is a risk for which buyers must be compensated. All other things being equal, the buyer has more control and lower transaction risks when buying a stand-alone business with the same characteristics than when buying the European Operations with the attendant competing approval requirements.

The discount given to this capital structure and the uncertainties associated with it are similar to those for lack of liquidity or marketability. The marketability discount is a succinct way of saying that investors expect higher rates of return, and hence lower prices, when they cannot control the outcome of the buy/sell process.


Datapoint Corporation                  39                           Confidential

BNY Capital Markets, Inc.

                              The Capital Structure

Depending on the circumstances, marketability discounts range from 20-60% or greater. BNY believes that a corresponding capital structure discount that takes into account the risks of a buyer consummating a deal for the European Operations based on the competing interests of the different security holders is at least 20%.


Datapoint Corporation                  40                           Confidential

BNY Capital Markets, Inc.

                         The Capital Structure Discount

The analysis below establishes a range of values for the European Operations starting with the stand-alone entity and then applying a 20% discount as described above.

(Figures in thousands)

                        BNY Composite Range - Stand-Alone
--------------------------------------------------------------------------------

                                                  Low                 High
                                                -------             -------
Comparative Companies Range:                    $53,998             $58,340

Comparative Transactions:                                 $61,434

Discounted Cash Flow Range:                     $43,073             $64,601

--------------------------------------------------------------------------------

Capital Structure Discount                                  20.0%

                        Capital Structure Discount Range
--------------------------------------------------------------------------------

                                                  Low                 High
                                                -------             -------
Comparative Companies Range:                    $43,198             $46,672

Comparative Transactions:                                 $49,147

Discounted Cash Flow Range:                     $34,459             $51,680

--------------------------------------------------------------------------------


Datapoint Corporation                  41                          Confidential

BNY Capital Markets, Inc.

                                Liquidation Value

o The Company does not plan a liquidation. However, if the Company is unable to meet its interest and sinking fund payments on the 8 7/8% Subordinated Debentures, the holders of those debentures can force the Company to liquidate its assets to meet its obligations. The Company does not believe it can meet its interest and sinking fund obligations from operating income. The Company's balance sheet as of July 31, 1999 showed net fixed assets of $6 million. Current obligations include an interest payment of $2.5 million on December 1, 1999 and a sinking fund payment and interest payment of $7.5 million on June 1, 2000.

o In a liquidation, the obligations to the 8 7/8% Subordinated Debentures and the Preferred Stock preference value of $20 per share, would come before the interests of the Common Shareholders.

o The face value of the outstanding 8 7/8% Subordinated Debentures is $55 million.

o As of July 31, 1999 there were 661,967 shares of Preferred Stock outstanding with an aggregate liquidation preference, including dividends in arrears, of $16.5 million.

o The total outstanding face value of the securities whose claims come ahead of the Common Shareholders in liquidation is $71.5 million.

o Given the current bid for the European Operations (which make up substantially all of the Company's revenues and operating income), the value of the assets is not sufficient to satisfy the liabilities and Preferred Stock preference in liquidation.

o A sale of the Company in liquidation is likely to bring much less than the current bid as a result of the process involved. Current academic literature points to receipts of less than 50% of the "fair-market value" in distressed sales situations.


Datapoint Corporation                  42                          Confidential

BNY Capital Markets, Inc.

                                   Conclusion

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein it is our opinion that, as of the date hereof, the consideration to be received by the Company in the Transaction pursuant to the Agreement, is fair to the Minority Shareholders from a financial point of view.


Datapoint Corporation                  43                          Confidential

--------------------------------------------------------------------------------
Datapoint Corporation                                          TRADING MULTIPLES
--------------------------------------------------------------------------------
                                (Figures in US$ Millions, except per share data)
                                                            Date:       12/01/99

                                                                            SHARE PRICE (1)                MARKET VALUES
                                                                      ----------------------------   -------------------------
COMPANY NAME                         Ticker      FYE         LTM       Current     High      Low         Equity    Enterprise
-------------------------------------------------------------------   ----------------------------   -------------------------
AlphaNet Solutions, Inc.             ALPH      12/31/98    09/30/99      $5.31     $6.75    $2.88        $33,289      $25,022
Brooktrout, Inc.                     BRKT      12/31/98    09/30/99     $17.00    $20.81    $9.88       $183,983     $137,156
Cotelligent, Inc.                    CGZ       03/31/99    09/30/99      $4.75     $5.63    $2.75        $71,849     $120,008
Data Systems Network Corporation     DSYS      12/31/98    09/30/99      $0.84     $3.13    $0.38         $4,648       $8,771
IAT Multimedia, Inc.                 IATA      12/31/98    09/30/99      $2.38     $9.69    $1.56        $23,454      $20,837
Inter-Tel, Incorporated              INTL      12/31/98    09/30/99     $21.63    $28.13   $11.50       $560,258     $496,694
InterVoice-Brite, Inc.               INTV      02/28/99    08/31/99     $15.94    $18.13    $8.94       $510,610     $615,618
MAI Systems Corporation              NOW       12/31/98    09/30/99      $0.81     $4.00    $0.44         $8,809      $16,597
Network Six, Inc.                    NWSS      12/31/98    09/30/99      $3.13     $6.75    $3.13         $2,478       $4,405
Norstan, Inc.                        NRRD      04/30/99    07/31/99      $9.63    $18.63    $7.00       $104,441     $228,118
Pomeroy Computer Resources, Inc.     PMRY      01/05/99    10/05/99     $13.00    $23.13   $10.13       $153,487     $202,413
Vitech America, Inc.                 VTCH      12/31/98    09/30/99      $7.63    $18.00    $6.88       $115,869     $176,081
-------------------------------------------------------------------   ----------------------------   -------------------------

---------------------------------------------------------------------------------------------------------------------------------
Datapoint Corporation                DTPT      07/31/99    07/31/99      $0.56     $2.06    $0.50        $10,275      $68,677

---------------------------------------------------------------------------------------------------------------------------------

                                                                      -----------------------------------------------------------
                                                                           High:                        $560,258     $615,618
                                                                           Mean:                        $147,765     $170,977
                                                                           Median:                       $88,145     $128,582
                                                                           Low:                           $2,478       $4,405
                                                                      -----------------------------------------------------------

                                                                      Adjusted Summary Statistics(4)
                                                                      -----------------------------------------------------------
                                                                           High:                        $560,258     $496,694
                                                                           Mean:                        $150,147     $172,684
                                                                           Median:                      $104,441     $137,156
                                                                           Low:                           $2,478       $4,405
                                                                      -----------------------------------------------------------

                                                  ENTERPRISE MULTIPLES(2)           EQUITY MULTIPLES
                                               -----------------------------------------------------------  ---------------
COMPANY NAME                         Ticker        Revenue         EBITDA    Contr. Cap (3)     Book Value          Beta
---------------------------------------------  -----------------------------------------------------------  ---------------
AlphaNet Solutions, Inc.             ALPH           0.18 x         17.33 x         0.97 x          0.78 x           0.73
Brooktrout, Inc.                     BRKT           1.09 x         10.49 x         3.90 x          2.35 x           1.24
Cotelligent, Inc.                    CGZ            0.34 x          5.90 x         0.88 x          0.79 x           1.21
Data Systems Network Corporation     DSYS           0.16 x         38.91 x         0.22 x          1.55 x             NA
IAT Multimedia, Inc.                 IATA           0.45 x              NM         0.72 x          2.04 x           0.19
Inter-Tel, Incorporated              INTL           1.67 x         10.19 x         5.36 x          3.58 x           1.27
InterVoice-Brite, Inc.               INTV           1.87 x              NM        11.60 x          5.36 x           0.76
MAI Systems Corporation              NOW            0.27 x          9.28 x         0.04 x              NM           0.53
Network Six, Inc.                    NWSS           0.44 x          2.81 x         0.59 x          1.05 x           0.90
Norstan, Inc.                        NRRD           0.47 x          6.24 x         1.96 x          0.95 x           0.33
Pomeroy Computer Resources, Inc.     PMRY           0.28 x          4.37 x         2.34 x          1.36 x           0.87
Vitech America, Inc.                 VTCH           1.22 x          6.13 x         1.77 x          2.81 x           0.98
---------------------------------------------  -----------------------------------------------------------  ---------------

---------------------------------------------------------------------------------------------------------------------------
Datapoint Corporation                DTPT           0.50 x        234.39 x         0.05 x              NM           0.19

---------------------------------------------------------------------------------------------------------------------------

              -------------------------------------------------------------------------------------------------------------
                   High:                            1.87 x         38.91 x        11.60 x          5.36 x           1.27
                   Mean:                            0.70 x         11.16 x         2.53 x          2.06 x           0.82
                   Median:                          0.45 x          7.76 x         1.37 x          1.55 x           0.87
                   Low:                             0.16 x          2.81 x         0.04 x          0.78 x           0.19
              -------------------------------------------------------------------------------------------------------------

              Adjusted Summary Statistics(4)
              -------------------------------------------------------------------------------------------------------------
                   High:                            1.67 x         10.49 x         5.36 x          3.58 x         1.27 x
                   Mean:                            0.72 x          6.93 x         2.11 x          1.84 x         0.92 x
                   Median:                          0.44 x          6.13 x         1.77 x          1.21 x         0.90 x
                   Low:                             0.27 x          2.81 x         0.04 x          0.79 x         0.33 x
              -------------------------------------------------------------------------------------------------------------

NOTES
-----
(1)   Current Share Price and 52-Week High/Low.
(2)   Enterprise Multiples based on LTM Revenue and EBITDA
(3)   Contributed Capital = Common plus Preferred Shares.
(4)   Adjusted Summary Statistics exclude ALPH, DSYS, IATA and INTV.


BNY Capital Markets, Inc.         Page 1 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                       Operating Statistics
--------------------------------------------------------------------------------
                               (Figures in US$ thousands, except per share data)

                                                                Date:   12/02/99


                                                                                        LTM FINANCIAL RESULTS
                                                                      ------------------------------------------------------------
COMPANY NAME                       Ticker       FYE          LTM       Revenue    Gross Profit   EBITDA      EBIT       Net Income
--------------------------------------------------------------------  ------------------------------------------------------------
AlphaNet Solutions, Inc.           ALPH      12/31/98     09/30/99       $140,022      $24,904     $1,444     ($1,227)      ($392)
Brooktrout, Inc.                   BRKT      12/31/98     09/30/99       $125,740      $77,244    $13,077      $8,232     $14,266
Cotelligent, Inc.                  CGZ       03/31/99     09/30/99       $348,645     $100,276    $20,332     $14,507      $6,653
Data Systems Network Corporation   DSYS      12/31/98     09/30/99        $55,362      $10,240       $225       ($865)    ($1,357)
IAT Multimedia, Inc.               IATA      12/31/98     09/30/99        $45,960       $2,644    ($1,893)    ($2,564)      ($803)
Inter-Tel, Incorporated            INTL      12/31/98     09/30/99       $297,382     $146,116    $48,739     $40,062     $25,916
InterVoice-Brite, Inc.             INTV      02/28/99     08/31/99       $329,485     $164,937      ($797)   ($19,466)   ($30,950)
MAI Systems Corporation            NOW       12/31/98     09/30/99        $61,972      $30,983     $1,788     ($2,085)    ($4,232)
Network Six, Inc.                  NWSS      12/31/98     09/30/99        $10,076       $4,026     $1,569      $1,491        $913
Norstan, Inc.                      NRRD      04/30/99     07/31/99       $483,063     $144,930    $36,583     $14,269      $5,019
Pomeroy Computer Resources, Inc.   PMRY      01/05/99     10/05/99       $717,959     $123,206    $46,289     $41,571     $22,761
Vitech America, Inc.               VTCH      12/31/98     09/30/99       $144,649      $59,045    $28,728     $24,394    ($15,514)
-----------------------------------------------------------------------------------------------------------------------------------
Datapoint Corporation              DTPT      07/31/99     07/31/99       $138,285      $35,587       $293     ($2,886)    ($7,549)

-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
European Operations                          07/31/99     07/31/99       $133,437      $32,866     $8,810     $10,158      $3,648
-----------------------------------------------------------------------------------------------------------------------------------

                                                        ---------------------------------------------------------------------------
                                                             High:       $717,959     $164,937    $48,739     $41,571
                                                             Mean:       $230,026      $74,046    $16,340      $9,860
                                                             Median:     $142,336      $68,144     $7,433      $4,862
                                                             Low:         $10,076       $2,644    ($1,893)   ($19,466)
                                                        ---------------------------------------------------------------------------

                                                        Adjusted Summary Statistics(1)
                                                        ---------------------------------------------------------------------------
                                                             High:       $717,959     $146,116    $48,739     $41,571
                                                             Mean:       $278,171      $85,555    $24,205     $17,298
                                                             Median:     $221,016      $88,760    $24,530     $14,388
                                                             Low:         $45,960       $2,644    ($1,893)    ($2,564)
                                                        ---------------------------------------------------------------------------

                                                          LTM                 LEVERAGE
                                                         MARGINS              STATISTICS           3 Year CAGR
                                             -------------  ---------------  ------------   ----------   -----------
COMPANY NAME                       Ticker       EBITDA          Gross Profit    Debt/MC       Revenue         EBIT
-------------------------------------------- -------------  ---------------  ------------   ----------   -----------
AlphaNet Solutions, Inc.           ALPH              1.0%            17.8%         2.15%       31.97%        -6.1%
Brooktrout, Inc.                   BRKT             10.4%            61.4%         4.49%       37.20%         4.6%
Cotelligent, Inc.                  CGZ               5.8%            28.8%        40.24%       69.25%         106%
Data Systems Network Corporation   DSYS              0.4%            18.5%        55.39%       40.41%           NM
IAT Multimedia, Inc.               IATA                NM             5.8%        12.11%      190.77%           NM
Inter-Tel, Incorporated            INTL             16.4%            49.1%            NA       21.93%       37.78%
InterVoice-Brite, Inc.             INTV                NM            50.1%        20.91%           NM           NM
MAI Systems Corporation            NOW               2.9%            50.0%        55.60%       -1.00%           NM
Network Six, Inc.                  NWSS             15.6%            40.0%        62.69%      -20.68%           NM
Norstan, Inc.                      NRRD              7.6%            30.0%        54.44%       14.37%        2.02%
Pomeroy Computer Resources, Inc.   PMRY              6.4%            17.2%        25.63%       39.15%       55.09%
Vitech America, Inc.               VTCH             19.9%            40.8%        37.60%       58.38%       66.72%
--------------------------------------------------------------------------------------------------------------------
Datapoint Corporation              DTPT              0.2%            25.7%        85.84%       -8.26%           NM

--------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------
European Operations                                  6.6%            24.6%                      #REF!       -9.80%
--------------------------------------------------------------------------------------------------------------------

                            ----------------------------------------------------------------------------------------
                                 High:              19.9%            61.4%         62.7%       190.8%       105.7%
                                 Mean:               8.6%            34.1%         33.7%        43.8%        38.0%
                                 Median:             7.0%            35.0%         37.6%        37.2%        37.8%
                                 Low:                0.4%             5.8%          2.1%       -20.7%        -6.1%
                            ----------------------------------------------------------------------------------------

                            Adjusted Summary Statistics(1)
                            ----------------------------------------------------------------------------------------
                                 High:              19.9%            61.4%         55.6%       190.8%       105.7%
                                 Mean:               9.9%            35.4%         32.9%        53.8%        45.3%
                                 Median:             7.6%            35.4%         37.6%        38.2%        46.4%
                                 Low:                2.9%             5.8%          4.5%        -1.0%         2.0%
                            ----------------------------------------------------------------------------------------

NOTES
-----
(1)   Adjusted Summary Statistics exclude ALPH, DSYS, IATA and INTV.



BNY Capital Markets, Inc.         Page 2 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                     Company Financial Data
--------------------------------------------------------------------------------
                                                               Date:    12/01/99

                                ------------------------------------------------------------------------------------------
                                                                                  Data
                                   AlphaNet                                     Systems          IAT
                                  Solutions,    Brooktrout,    Cotelligent,     Network      Multimedia,     Inter-Tel
                                   Inc.(A)        Inc.(B)          Inc.      Corporation(C)    Inc.(D)     Incorporated(E)
                                ------------------------------------------------------------------------------------------

                                ------------------------------------------------------------------------------------------
                       Market:      NASDAQ         NASDAQ          NYSE          NASDAQ         NASDAQ         NASDAQ
                       Ticker:       ALPH           BRKT           CGZ            DSYS           IATA           INTL
                          FYE:     12/31/98       12/31/98       03/31/99       12/31/98       12/31/98       12/31/98
                          LTM:     09/30/99       09/30/99       09/30/99       09/30/99       09/30/99       09/30/99
                                ------------------------------------------------------------------------------------------
MARKET STATISTICS
Closing Share Price                 $     5.31    $     17.00     $     4.75     $     0.84     $     2.38    $     21.63
Common Shares (MM)                       6,266         10,823         15,126          5,509          9,876         25,908
Market Value of Equity (1)              33,289        183,983         71,849          4,648         23,454        560,258
Cash & Equivalents                       8,997         55,480            217          1,648          5,848         63,564
Off Balance Sheet Assets                     0              0              0              0              0              0
Total Debt (2)                             730          8,653         48,375          5,771          3,230              0
Net Debt                                (8,267)       (46,827)        48,158          4,123         (2,618)       (63,564)
Enterprise Value (3)                    25,022        137,156        120,008          8,771         20,837        496,694
Technology Value (4)                    24,292        128,503         71,632          3,000         17,607        496,694
52-Week High Share Price            $     6.75    $     20.81     $     5.63     $     3.13     $     9.69    $     28.13
52-Week Low Share Price             $     2.88    $      9.88     $     2.75     $     0.38     $     1.56    $     11.50

EARNINGS & BETA
LTM Primary EPS                         ($0.06)         $1.32          $0.44         ($0.25)        ($0.08)         $1.00
Nelson's  FY 1999 E.P.S. Est. (5)        $0.15          $0.65          $0.08             NA             NA          $1.01
Nelson's  FY 2000 E.P.S. Est.            $0.49          $0.88          $0.37             NA             NA          $1.35
LTM Beta Estimate                         0.73           1.24           1.21             NA           0.19           1.27

MARKET MULTIPLES
Revenue (6)                              0.2 x          1.1 x          0.3 x          0.2 x          0.5 x          1.7 x
EBITDA (7)                              17.3 x         10.5 x          5.9 x         38.9 x             NM         10.2 x
EBIT (8)                                    NM         16.7 x          8.3 x             NM             NM         12.4 x
Net Income (9)                              NM         12.9 x         10.8 x             NM             NM         21.6 x
Nelson's FY 1998 E.P.S. Est. (5)        35.4 x         26.2 x         59.4 x             NA             NA         21.4 x
Nelson's FY 1999 E.P.S. Est.            10.8 x         19.3 x         12.8 x             NA             NA         16.0 x
Tangible Book Value                      0.8 x          2.3 x          0.8 x          1.6 x          2.0 x          3.6 x
Contributed Equity Capital               1.0 x          3.9 x          0.9 x          0.2 x          0.7 x          5.4 x

LTM FINANCIAL RESULTS
Revenues                               140,022        125,740        348,645         55,362         45,960        297,382
S,G&A                                   26,131         41,829         78,944         11,105          4,965         92,292
Gross Profit                            24,904         77,244        100,276         10,240          2,644        146,116
EBITDA                                   1,444         13,077         20,332            225         (1,893)        48,739
EBIT                                    (1,227)         8,232         14,507           (865)        (2,564)        40,062
Net Income (10)                           (392)        14,266          6,653         (1,357)          (803)        25,916
Book Value                              42,928         78,345         90,568          2,996         11,505        156,457
Tangible Book Value                     42,928         64,935         15,225            121         11,505        156,457
Contributed Equity Capital              34,173         47,208         81,644         21,571         32,697        104,432

CAPITAL & RETURN
Total Debt/(TD + Bk. Equity)              1.7%           9.9%          34.8%          65.8%          21.9%           0.0%
Total Debt/(TD + Mkt. Equity)             2.1%           4.5%          40.2%          55.4%          12.1%             NA

MARGINS
Gross Margin                             17.8%          61.4%          28.8%          18.5%           5.8%          49.1%
LTM EBITDA Margin                         1.0%          10.4%           5.8%           0.4%             NM          16.4%
LTM EBIT Margin                             NM           6.5%           4.2%             NM             NM          13.5%
LTM Net Income Margin                       NM          11.3%           1.9%             NM             NM           8.7%

LEVERAGE
LTM Sen Debt / EBITDA                    0.5 x             NM          2.4 x         25.4 x             NM             NM
LTM Total Debt / EBITDA                  0.5 x          0.7 x          2.4 x         25.6 x             NM             NM

THREE-YEAR CAGRs
3 Year CAGR Revenues                     32.0%          37.2%          69.2%          40.4%         190.8%          21.9%
3 Year CAGR EBIT                         (6.1%)          4.6%         105.7%             NM             NM          37.8%

                                -----------------------------------------------------------------------------------------
                                                                                              Pomeroy
                                 Intervoice-       MAI                                        Computer        Vitech
                                    Brite        Systems      Network Six,     Norstan,      Resources,      America,
                                   Inc.(F)     Corporation      Inc.(G)        Inc.(H)          Inc.           Inc.
                                -----------------------------------------------------------------------------------------

                                -----------------------------------------------------------------------------------------
                       Market:     NASDAQ        AMERICAN        NASDAQ         NASDAQ         NASDAQ         NASDAQ
                       Ticker:      INTV           NOW            NWSS           NRRD           PMRY           VTCH
                          FYE:    02/28/99       12/31/98       12/31/98       04/30/99       01/05/99       12/31/98
                          LTM:    08/31/99       09/30/99       09/30/99       07/31/99       10/05/99       09/30/99
                                -----------------------------------------------------------------------------------------
MARKET STATISTICS
Closing Share Price               $     15.94     $     0.81     $     3.13     $     9.63    $     13.00     $     7.63
Common Shares (MM)                     32,038         10,842            793         10,851         11,807         15,196
Market Value of Equity (1)            510,610          8,809          2,478        104,441        153,487        115,869
Cash & Equivalents                     29,992          3,242          2,236          1,122          3,962          9,594
Off Balance Sheet Assets                    0              0              0              0              0              0
Total Debt (2)                        135,000         11,030          4,163        124,799         52,888         69,806
Net Debt                              105,008          7,788          1,928        123,677         48,926         60,212
Enterprise Value (3)                  615,618         16,597          4,405        228,118        202,413        176,081
Technology Value (4)                  480,618          5,567            242        103,319        149,525        106,275
52-Week High Share Price          $     18.13     $     4.00     $     6.75    $     18.63    $     23.13    $     18.00
52-Week Low Share Price           $      8.94     $     0.44     $     3.13    $      7.00    $     10.13    $      6.88

EARNINGS & BETA
LTM Primary EPS                        ($0.97)        ($0.39)         $1.15          $0.46          $1.93         ($1.02)
Nelson's  FY 1999 E.P.S. Est. (5)       $0.67             NA             NA          $0.60          $2.06          $1.45
Nelson's  FY 2000 E.P.S. Est.           $1.06             NA             NA          $0.90          $2.42             NA
LTM Beta Estimate                        0.76           0.53           0.90           0.33           0.87           0.98

MARKET MULTIPLES
Revenue (6)                             1.9 x          0.3 x          0.4 x          0.5 x          0.3 x          1.2 x
EBITDA (7)                                 NM          9.3 x          2.8 x          6.2 x          4.4 x          6.1 x
EBIT (8)                                   NM             NM          3.0 x         16.0 x          4.9 x          7.2 x
Net Income (9)                             NM             NM          2.7 x         20.8 x          6.7 x             NM
Nelson's FY 1998 E.P.S. Est. (5)       23.8 x             NA             NA         16.0 x          6.3 x          5.3 x
Nelson's FY 1999 E.P.S. Est.           15.0 x             NA             NA         10.7 x          5.4 x             NA
Tangible Book Value                     5.4 x             NM          1.1 x          0.9 x          1.4 x          2.8 x
Contributed Equity Capital             11.6 x          0.0 x          0.6 x          2.0 x          2.3 x          1.8 x

LTM FINANCIAL RESULTS
Revenues                              329,485         61,972         10,076        483,063        717,959        144,649
S,G&A                                 120,209         25,628          2,534        130,661         75,075         34,651
Gross Profit                          164,937         30,983          4,026        144,930        123,206         59,045
EBITDA                                   (797)         1,788          1,569         36,583         46,289         28,728
EBIT                                  (19,466)        (2,085)         1,491         14,269         41,571         24,394
Net Income (10)                       (30,950)        (4,232)           913          5,019         22,761        (15,514)
Book Value                             95,196         (7,585)         2,353        110,471        112,989         41,190
Tangible Book Value                   (13,441)       (15,796)         2,353         71,307        112,989         21,819
Contributed Equity Capital             44,035        220,399          4,201         53,334         65,572         65,346

CAPITAL & RETURN
Total Debt/(TD + Bk. Equity)            58.6%         100.0%          63.9%          53.0%          31.9%          62.9%
Total Debt/(TD + Mkt. Equity)           20.9%          55.6%          62.7%          54.4%          25.6%          37.6%

MARGINS
Gross Margin                            50.1%          50.0%          40.0%          30.0%          17.2%          40.8%
LTM EBITDA Margin                          NM           2.9%          15.6%           7.6%           6.4%          19.9%
LTM EBIT Margin                            NM             NM          14.8%           3.0%           5.8%          16.9%
LTM Net Income Margin                      NM             NM           9.1%           1.0%           3.2%             NM

LEVERAGE
LTM Sen Debt / EBITDA                      NM          6.2 x          1.2 x          2.1 x          1.1 x          2.4 x
LTM Total Debt / EBITDA                    NM          6.2 x          2.7 x          3.4 x          1.1 x          2.4 x

THREE-YEAR CAGRs
3 Year CAGR Revenues                       NM          (1.0%)        (20.7%)         14.4%          39.2%          58.4%
3 Year CAGR EBIT                           NM             NM             NM           2.0%          55.1%          66.7%

                                ---------------


                                  Datapoint
                                 Corporation
                                ---------------

                                ---------------
                       Market:      NASDAQ
                       Ticker:       DTPT
                          FYE:     07/31/99
                          LTM:     07/31/99
                                ---------------
MARKET STATISTICS
Closing Share Price                 $     0.56
Common Shares (MM)                      18,348
Market Value of Equity (1)              10,275
Cash & Equivalents                       3,896
Off Balance Sheet Assets                     0
Total Debt (2)                          62,298
Net Debt                                58,402
Enterprise Value (3)                    68,677
Technology Value (4)                     6,379
52-Week High Share Price            $     2.06
52-Week Low Share Price             $     0.50

EARNINGS & BETA
LTM Primary EPS                         ($0.41)
Nelson's  FY 1999 E.P.S. Est. (5)           NA
Nelson's  FY 2000 E.P.S. Est.               NA
LTM Beta Estimate                         0.19

MARKET MULTIPLES
Revenue (6)                              0.5 x
EBITDA (7)                             234.4 x
EBIT (8)                                    NM
Net Income (9)                              NM
Nelson's FY 1998 E.P.S. Est. (5)            NA
Nelson's FY 1999 E.P.S. Est.                NA
Tangible Book Value                         NM
Contributed Equity Capital               0.0 x

LTM FINANCIAL RESULTS
Revenues                               138,285
S,G&A                                   35,695
Gross Profit                            35,587
EBITDA                                     293
EBIT                                    (2,886)
Net Income (10)                         (7,549)
Book Value                             (72,128)
Tangible Book Value                    (72,128)
Contributed Equity Capital             218,643

CAPITAL & RETURN
Total Debt/(TD + Bk. Equity)            100.0%
Total Debt/(TD + Mkt. Equity)            85.8%

MARGINS
Gross Margin                             25.7%
LTM EBITDA Margin                         0.2%
LTM EBIT Margin                             NM
LTM Net Income Margin                       NM

LEVERAGE
LTM Sen Debt / EBITDA                  210.4 x
LTM Total Debt / EBITDA                212.6 x

THREE-YEAR CAGRs
3 Year CAGR Revenues                     (8.3%)
3 Year CAGR EBIT                            NM


BNY Capital Markets, Inc.         Page 3 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                     Company Financial Data
--------------------------------------------------------------------------------
                                                               Date:    12/01/99

---------------------        -------------------------------------------------------------------------------------------------------
LTM SUMMARY
---------------------                                                         Data
                               AlphaNet                                     Systems          IAT                       Intervoice-
                              Solutions,    Brooktrout,    Cotelligent,     Network      Multimedia,     Inter-Tel        Brite
                               Inc.(A)        Inc.(B)          Inc.      Corporation(C)    Inc.(D)     Incorporated(E)   Inc.(F)
                             -------------------------------------------------------------------------------------------------------
REVENUE
Latest Fiscal Year                 171,536        100,851        327,234         85,324         38,340        274,504       272,619
Latest Interim Period              102,498        100,415        174,189         39,566         31,165        225,113       119,937
Year Earlier Interim Period        134,012         75,526        152,778         69,527         23,545        202,235        63,071
                             -------------------------------------------------------------------------------------------------------
                                   140,022        125,740        348,645         55,362         45,960        297,382       329,485
GROSS PROFIT
Latest Fiscal Year                  30,956         59,967         95,977         14,085          2,875        133,558       145,323
Latest Interim Period               19,135         61,399         48,977          8,047          1,789        111,180        56,711
Year Earlier Interim Period         25,187         44,122         44,678         11,892          2,020         98,622        37,097
                             -------------------------------------------------------------------------------------------------------
                                    24,904         77,244        100,276         10,240          2,644        146,116       164,937
SG&A
Latest Fiscal Year                  27,505         29,902         66,328         15,673          4,933         86,554       100,534
Latest Interim Period               19,423         33,128         44,228          7,920          2,278         70,715        38,688
Year Earlier Interim Period         20,797         21,201         31,612         12,487          2,246         64,977        19,013
                             -------------------------------------------------------------------------------------------------------
                                    26,131         41,829         78,944         11,105          4,965         92,292       120,209
R&D
Latest Fiscal Year                       0         22,106              0              0              0         11,373        29,080
Latest Interim Period                    0         20,821              0              0              0         10,928        41,637
Year Earlier Interim Period              0         15,744              0              0              0          8,539         6,523
                             -------------------------------------------------------------------------------------------------------
                                         0         27,183              0              0              0         13,762        64,194
EBIT
Latest Fiscal Year                   3,451          7,959         24,492         (1,587)        (2,058)        35,631        15,709
Latest Interim Period                 (288)         7,450          1,631            127         (2,003)        29,537       (23,614)
Year Earlier Interim Period          4,390          7,177         11,616           (595)        (1,497)        25,106        11,560
                             -------------------------------------------------------------------------------------------------------
                                    (1,227)         8,232         14,507           (865)        (2,564)        40,062       (19,466)
INTEREST EXPENSE
Latest Fiscal Year                       0              3            542            802            585             60             0
Latest Interim Period                   17              0          1,407            312            158             54             0
Year Earlier Interim Period             61              0             26            515            107             58             0
                             -------------------------------------------------------------------------------------------------------
                                       (44)             3          1,923            599            635             56             0
NET INCOME
Latest Fiscal Year                   2,197          6,205         15,316         (2,638)        (1,743)        22,697         4,205
Latest Interim Period                  194         13,527         (1,303)           343           (481)        19,382       (27,723)
Year Earlier Interim Period          2,783          5,465          7,360           (937)        (1,421)        16,163         7,432
                             -------------------------------------------------------------------------------------------------------
                                      (392)        14,266          6,653         (1,357)          (803)        25,916       (30,950)

---------------------        -------------------------------------------------------------------------------------------
LTM SUMMARY
---------------------                                                        Pomeroy
                                  MAI                                        Computer        Vitech
                                Systems      Network Six,     Norstan,      Resources,      America,      Datapoint
                              Corporation      Inc.(G)        Inc.(H)          Inc.           Inc.       Corporation
                             -------------------------------------------------------------------------------------------
REVENUE
Latest Fiscal Year                   62,238         10,400        482,709        627,928        195,335        138,285
Latest Interim Period                43,784          7,814        116,204        547,862         69,136              0
Year Earlier Interim Period          44,050          8,138        115,850        457,831        119,821              0
                             ------------------------------------------------------------------------------------------
                                     61,972         10,076        483,063        717,959        144,649        138,285
GROSS PROFIT
Latest Fiscal Year                   29,690          3,981        145,039        110,422         79,704         35,587
Latest Interim Period                20,681          3,042         36,354         73,622         28,478              0
Year Earlier Interim Period          19,388          2,997         36,463         60,838         49,137              0
                             ------------------------------------------------------------------------------------------
                                     30,983          4,026        144,930        123,206         59,045         35,587
SG&A
Latest Fiscal Year                   23,798          2,260        128,665         69,947         41,587         35,695
Latest Interim Period                18,826          2,011         32,833         35,006         18,009              0
Year Earlier Interim Period          16,996          1,738         30,837         29,878         24,945              0
                             ------------------------------------------------------------------------------------------
                                     25,628          2,534        130,661         75,075         34,651         35,695
R&D
Latest Fiscal Year                    4,058              0              0              0              0          1,965
Latest Interim Period                 4,119              0              0              0              0              0
Year Earlier Interim Period           3,228              0              0              0              0              0
                             ------------------------------------------------------------------------------------------
                                      4,949              0              0              0              0          1,965
EBIT
Latest Fiscal Year                   (1,066)         1,721         16,374         35,098         38,117         (2,886)
Latest Interim Period                (3,905)         1,030          3,521         31,649         10,469              0
Year Earlier Interim Period          (2,886)         1,260          5,626         25,176         24,192              0
                             ------------------------------------------------------------------------------------------
                                     (2,085)         1,491         14,269         41,571         24,394         (2,886)
INTEREST EXPENSE
Latest Fiscal Year                    1,098              0          4,886          2,670         17,022          5,731
Latest Interim Period                 1,084              0          1,426          2,832          9,976              0
Year Earlier Interim Period             767              0          1,089          2,011          5,873              0
                             ------------------------------------------------------------------------------------------
                                      1,415              0          5,223          3,491         21,124          5,731
NET INCOME
Latest Fiscal Year                   (2,316)         1,061          6,803         20,159         17,862         (7,549)
Latest Interim Period                (5,441)           601            882         17,280        (21,706)             0
Year Earlier Interim Period          (3,525)           748          2,666         14,678         11,669              0
                             ------------------------------------------------------------------------------------------
                                     (4,232)           913          5,019         22,761        (15,514)        (7,549)


BNY Capital Markets, Inc.         Page 4 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                     Company Financial Data
--------------------------------------------------------------------------------
                                                               Date:    12/01/99

----------------------           -------------------------------------------------------------------------------------------
LTM SUMMARY
----------------------                                                             Data
                                    AlphaNet                                     Systems          IAT
                                   Solutions,    Brooktrout,    Cotelligent,     Network      Multimedia,     Inter-Tel
                                    Inc.(A)        Inc.(B)          Inc.      Corporation(C)    Inc.(D)     Incorporated(E)
                                 -------------------------------------------------------------------------------------------
BALANCE SHEET
Shareholders Equity                      42,928         78,345         90,568          2,996         11,505        156,457
Preferred Stock                               0              0              0             55              0              0
Common Stock (Includes PIC)              34,173         47,208         81,644         18,575         32,697        104,432
Contributed Equity Capital               34,173         47,208         81,644         21,571         32,697        104,432
Cash & Equivalents                        8,997         55,480            217          1,648          5,848         63,564
Intangible Assets                             0         13,410         75,343          2,874              0              0
Senior Term Debt                            675              0         48,375          5,716          3,204              0
Subordinated Debt                             0              0              0              0              0              0
Capitalized Leases (Off-Balance Sheet)       55              0              0              0              0              0
Minority Interest                             0          8,653              0              0             27              0
Total Debt (2)                              730          8,653         48,375          5,771          3,230              0
Off Balance Sheet Assets                      0              0              0              0              0              0

DEPR. & AMORT.
Latest Fiscal Year                        2,662          2,852          4,157          1,145            575          6,718
Latest Interim Period                     2,005          4,194          3,118            807            559          6,574
Year Earlier Interim Period               1,996          2,201          1,450            862            464          4,615
                                 -------------------------------------------------------------------------------------------
                                          2,671          4,845          5,825          1,090            670          8,677
THREE-YEAR CAGR
Revenue Latest Fiscal                   171,536        100,851        327,234         85,324         38,340        274,504
Revenue 3 Years Ago                      74,016         38,673         66,433         30,506          1,510        150,530
----------------------------------------------------------------------------------------------------------------------------
EBIT Latest Fiscal                        3,451          7,959         24,492         (1,587)        (2,058)        35,631
EBIT 3 Years Ago                          4,175          6,948          2,752           (935)        (3,761)        13,490
----------------------------------------------------------------------------------------------------------------------------
Net Income Latest Fiscal                  2,197          6,205         15,316         (2,638)        (1,743)        22,697
Net Income 3 Years Ago                    3,965          5,204          2,612           (613)        (3,730)            NA

----------------------           ------------------------------------------------------------------------------------------
LTM SUMMARY
----------------------                                                                         Pomeroy
                                  Intervoice-        MAI                                       Computer        Vitech
                                     Brite         Systems     Network Six,     Norstan,      Resources,      America,
                                    Inc.(F)      Corporation      Inc.(G)       Inc.(H)          Inc.           Inc.
                                 ------------------------------------------------------------------------------------------
BALANCE SHEET
Shareholders Equity                      95,196         (7,585)        2,353        110,471        112,989         41,190
Preferred Stock                               0              0         2,236              0              0              0
Common Stock (Includes PIC)              44,035        220,399         1,966         53,334         65,572         65,346
Contributed Equity Capital               44,035        220,399         4,201         53,334         65,572         65,346
Cash & Equivalents                       29,992          3,242         2,236          1,122          3,962          9,594
Intangible Assets                       108,637          8,211             0         39,164              0         19,371
Senior Term Debt                        135,000         11,030         1,920         75,336         52,888         69,806
Subordinated Debt                             0              0             0              0              0              0
Capitalized Leases (Off-Balance Sheet)        0              0             7         49,463              0              0
Minority Interest                             0              0             0              0              0              0
Total Debt (2)                          135,000         11,030         4,163        124,799         52,888         69,806
Off Balance Sheet Assets                      0              0             0              0              0              0

DEPR. & AMORT.
Latest Fiscal Year                       11,013          4,060            47         20,514          3,940          3,587
Latest Interim Period                    12,818          1,738            62          5,854          4,752          3,185
Year Earlier Interim Period               5,162          1,925            32          4,054          3,974          2,438
                                 ------------------------------------------------------------------------------------------
                                         18,669          3,873            78         22,314          4,718          4,334
THREE-YEAR CAGR
Revenue Latest Fiscal                   272,619         62,238        10,400        482,709        627,928        195,335
Revenue 3 Years Ago                          NA         64,164        20,985        321,364        230,710         48,489
---------------------------------------------------------------------------------------------------------------------------
EBIT Latest Fiscal                       15,709         (1,066)        1,721         16,374         35,098         38,117
EBIT 3 Years Ago                             NA        (12,744)       (3,407)        15,411          9,285          8,099
---------------------------------------------------------------------------------------------------------------------------
Net Income Latest Fiscal                  4,205         (2,316)        1,061          6,803         20,159         17,862
Net Income 3 Years Ago                       NA         13,487        (2,427)         8,489          4,367          6,905

----------------------           ---------------
LTM SUMMARY
----------------------

                                   Datapoint
                                  Corporation
                                 ---------------
BALANCE SHEET
Shareholders Equity                     (72,128)
Preferred Stock                             662
Common Stock (Includes PIC)             217,981
Contributed Equity Capital              218,643
Cash & Equivalents                        3,896
Intangible Assets                             0
Senior Term Debt                         61,636
Subordinated Debt                             0
Capitalized Leases (Off-Balance Sheet)        0
Minority Interest                             0
Total Debt (2)                           62,298
Off Balance Sheet Assets                      0

DEPR. & AMORT.
Latest Fiscal Year                        3,179
Latest Interim Period                         0
Year Earlier Interim Period                   0
                                 ---------------
                                          3,179
THREE-YEAR CAGR
Revenue Latest Fiscal                   138,285
Revenue 3 Years Ago                     179,541
------------------------------------------------
EBIT Latest Fiscal                       (2,886)
EBIT 3 Years Ago                          1,017
------------------------------------------------
Net Income Latest Fiscal                 (7,549)
Net Income 3 Years Ago                   19,342


BNY Capital Markets, Inc.         Page 5 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                     Company Financial Data
--------------------------------------------------------------------------------
                                                               Date:    12/01/99

------------------------------------------------
NOTES TO FINANCIAL DATA
------------------------------------------------

Definitions of Terms:
--------------------------------------------------------------------------------
      (1) Market Value of Equity = Closing common stock price per share times the number of common shares outstanding.
      (2) Total Debt = All indebtedness for borrowed money including long-term debt, capitalized leases, current maturities of long-term debt, minority interest, miscellaneous short-term borrowings plus book value of Preferred Stock.
      (3) Enterprise Value = Market Value of Equity plus book value of Total Debt and Preferred Stock less Cash and Equivalents less Off Balance Sheet Assets.
      (4)   Technology Value = Market Value of Equity - Cash and Cash
            Equivalents.
      (5)   Nelson's: Figures are median Wall Street estimates (Source:
            Bloomberg).
      (6)   Revenue, EBITDA, and EBIT are multiples of Enterprise Value.
      (7) EBITDA is Earnings Before Interest, Taxes, Depreciation, Amortization, and non-recurring items.
      (8)   EBIT is Earnings Before Interest, Taxes, and non-recurring items.
      (9)   Net Income as a multiple of Market Value of Equity.
      (10) Net Income, applicable to common equity, from continuing operations before extraordinary items and changes in accounting principles.

            NM:   Not Meaningful.
            NA:   Not Available

Companies mentioned in this report:
--------------------------------------------------------------------------------
            ALPH        Alphanet Solutions, Inc.
            BRKT        Brooktrout, Inc.
            CGZ         Cotelligent, Inc.
            DSYS        Data Systems Network Corporation
            IATA        IAT Multimedia, Inc.
            INTL        Inter - Tel Incorporated
            INTV        InterVoice-Brite, Inc.
            NOW         MAI Systems Corporation
            NWSS        Network Six, Inc.
            NRRD        Norstan, Inc.
            PMRY        Pomeroy Computer Resources, Inc.
            VTCH        Vitech America, Inc.
            DTPT        Datapoint Corporation

Additional notes:
--------------------------------------------------------------------------------
      (A) ALPH's financials exclude the write-off of capitalized assets in the amount of $2,476, ($139) and $2,476 for the year ended 12/31/98, and the nine months ended 9/30/99 - 98.
      (B) BRKT excludes a non-cash compensation charge of $2,313 for the nine months ended 9/30/99 and in-process research and development in the amount of $9,786 for the year ended 12/31/98.
      (C) DSYS financials exclude a shareholder settlement in the amount of $1,768 for the year ended 12/31/98 and $1,138 for the nine months ended 9/30/99. A loss on the sale of equipment is excluded in the amount of $385 for the nine months ended 9/30/99.
      (D) IATA's financials exlcude extraordinary other income in the amount of $3,453 for the nine months ended 9/30/99.
      (E) INTL's financials exclude an in-process research and develoment and acquisition related expense in the amount of $22,755 for the year ended 12/31/98 and nine months ended 9/30/99.
      (F) INTV's financials include the acquisition of Brite Voice Systems, Inc. on June 9, 1999 and exclude related charges to the acquisition.
      (G)   NWSS's financials exclude a litigation settlement in the amount of
            $3,177 for the nine months ended 9/30/99. to the acquisition.
      (H)   NRRD excludes a restructuring charge in the amount of $1,500 for the fiscal year ended 4/30/99.


BNY Capital Markets, Inc.         Page 6 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                       Company Descriptions
--------------------------------------------------------------------------------
                                (Figures in US$ Millions, except per share data)

                                                      LTM
                                             -----------------------  --------------------------------------------------------------
COMPANY NAME                        Ticker    Revenue       EBITDA    Mkt Value   Company Description
--------------------------------------------------------------------  --------------------------------------------------------------
AlphaNet Solutions, Inc.            ALPH     $ 140,022     $  1,444   $  33,289   AlphaNet Solutions, Inc. is a single-source
                                                                                  provider of information technology products,
                                                                                  services and support to Fortune 1000 and other
                                                                                  large and mid-sized companies located primarily in
                                                                                  the New York to Philadelphia corridor. The Company
                                                                                  is authorized by many industry-leading
                                                                                  manufacturers of IT products to resell their
                                                                                  products and provide related services. Such
                                                                                  products include workstations, servers, networking
                                                                                  and communications equipment, enterprise computing
                                                                                  products and application software. Through its
                                                                                  established vendor alliances, the Company provides
                                                                                  its customers with competitive pricing and
                                                                                  value-added services such as electronic product
                                                                                  ordering, product configuration, testing,
                                                                                  warehousing and delivery.

Brooktrout, Inc.                    BRKT     $ 125,740     $ 13,077   $ 183,983   Brooktrout Technology, Inc. is a Massachusetts
                                                                                  corporation founded in 1984 to design, manufacture
                                                                                  and market computer hardware and software for use
                                                                                  in electronic communications applications in
                                                                                  telecommunications and networking environments.
                                                                                  Brooktrout is a supplier of advanced software and
                                                                                  hardware products for system vendors and service
                                                                                  providers in the electronic communications market.
                                                                                  The Company's products enable its customers to
                                                                                  deliver a wide range of solutions for the
                                                                                  integration and management of image (fax), voice
                                                                                  and data communications in telecommunications and
                                                                                  networking environments. The Company sells its
                                                                                  products primarily to service providers, original
                                                                                  equipment manufacturers ("OEMs") and value added
                                                                                  resellers ("VARs") both domestically and
                                                                                  internationally through a direct sales force and a
                                                                                  two-tier distribution system.

Cotelligent, Inc.                   CGZ      $ 348,645     $ 20,332   $  71,849   Cotelligent, Inc. is a software professional
                                                                                  services firm providing information technology
                                                                                  ("IT") consulting and outsourcing services through
                                                                                  its five consulting practices which include
                                                                                  Professional Services, Technology Solutions,
                                                                                  Alliance Services, Network Services and IT
                                                                                  Education. The Company conducts operations from
                                                                                  offices in 27 metropolitan areas across the United
                                                                                  States. The Company also has two international
                                                                                  consultant recruiting offices, one in Brazil and
                                                                                  one in the Philippines. Cotelligent provides its
                                                                                  clients with IT solutions for complex business
                                                                                  issues. The Company also provides IT professionals
                                                                                  with a broad base of skills to its clients who
                                                                                  have short-term staffing support requirements.

Data Systems Network Corporation    DSYS     $  55,362     $    225   $   4,648   Data Systems Network Corporation provides computer
                                                                                  network integration and data management services
                                                                                  in the distributed computing marketplace. Data
                                                                                  Systems Network's broad array of services includes
                                                                                  designing, installing, and managing networks of
                                                                                  personal computers, workstations and mainframes
                                                                                  linked with communications hardware and software
                                                                                  and peripheral equipment, selling network
                                                                                  components, training users and administrators of
                                                                                  networks and providing technical, expansion and
                                                                                  maintenance services. Marketing efforts are
                                                                                  directed at state and local governments, Fortune
                                                                                  1000 and middle market corporations, and
                                                                                  institutional users such as hospitals and
                                                                                  universities.

IAT Multimedia, Inc.                IATA     $  45,960     $ (1,893)  $  23,454   IAT Multimedia, Inc. develops, manufacturers, and
                                                                                  markets high-performance personal computers, as
                                                                                  well as components and peripherals. The Company's
                                                                                  computers are assembled according to customer
                                                                                  specifications and sold under the trade name
                                                                                  "Trinology." IAT offers visual communications
                                                                                  products designed to enable users to participate
                                                                                  in video conferencing. All of IAT's revenues are
                                                                                  generated in Europe.


BNY Capital Markets, Inc.         Page 7 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                       Company Descriptions
--------------------------------------------------------------------------------
                                (Figures in US$ Millions, except per share data)

                                                      LTM
                                             -----------------------  --------------------------------------------------------------
COMPANY NAME                        Ticker    Revenue       EBITDA    Mkt Value   Company Description
--------------------------------------------------------------------  --------------------------------------------------------------
Inter-Tel, Incorporated             INTL     $ 297,382     $ 48,739   $ 560,258   Inter-Tel, incorporated in Arizona in 1969, is a
                                                                                  single point of contact, full service provider of
                                                                                  digital business telephone systems, call
                                                                                  processing software, voice processing software,
                                                                                  call accounting software, Internet Protocol (IP)
                                                                                  telephony software, computer telephone integration
                                                                                  ("CTI") applications and long distance calling
                                                                                  services. Inter-Tel's products and services
                                                                                  include the AXXESS and Inter-Tel Axxent digital
                                                                                  business communication software platforms, the
                                                                                  AXXESSORY TALK voice processing platform, the
                                                                                  Inter-Tel Axxent digital business communication
                                                                                  software platforms, the Vocal'Net Service Provider
                                                                                  Software and Centralized Accounting Software and
                                                                                  Inter-Tel.net, an IP telephony packed switched
                                                                                  long distance service. The Company also provides
                                                                                  maintenance, leasing and support services for its
                                                                                  products.

InterVoice-Brite, Inc.              INTV     $ 329,485     $   (797)  $ 510,610   InterVoice, Inc. develops, sells and services call
                                                                                  automation systems. The Company's historical
                                                                                  emphasis has been on interactive voice response
                                                                                  ("IVR") systems, which allow individuals a self
                                                                                  help facility using their telephones, personal
                                                                                  computers, credit card terminals or voices to
                                                                                  access and/or provide information to computer data
                                                                                  bases utilized by businesses. More recently, the
                                                                                  Company has focused on systems for
                                                                                  telecommunications network operators which provide
                                                                                  a variety of automated services such as processing
                                                                                  collect and credit card calls, and advanced
                                                                                  calling features such as prepaid calling cards,
                                                                                  voice and text messaging, one number personal
                                                                                  numbering plans and voice dialing. In the last
                                                                                  year, InterVoice has increased its emphasis on
                                                                                  customer relationship management systems which
                                                                                  provide companies automated customer service,
                                                                                  telemarketing capability and the ability to
                                                                                  general sales without human interaction.

MAI Systems Corporation             NOW      $  61,972     $  1,788   $   8,809   MAI Systems Corporation provides total information
                                                                                  technology solutions primarily to the hospitality,
                                                                                  resort and destination industry and to mid-sized
                                                                                  process manufacturers. The solutions provided by
                                                                                  the Company typically include applications
                                                                                  software, computer hardware, peripherals and wide
                                                                                  and local area network design, implementation,
                                                                                  installation and support. The software
                                                                                  applications are generally the Company's
                                                                                  proprietary software, or software which is
                                                                                  licensed to the Company on an exclusive or
                                                                                  non-exclusive basis. The hardware, peripherals and
                                                                                  networking systems are generally third-party
                                                                                  products which the Company distributes. Directly
                                                                                  and through its arrangement with third parties,
                                                                                  the Company provides on-site and off-site service
                                                                                  and support to users of its network and systems
                                                                                  hardware.

Network Six, Inc.                   NWSS     $  10,076     $  1,569   $   2,478   Network Six, Inc. is a systems integrator and
                                                                                  provider of software, information technology
                                                                                  consulting and network services to government and
                                                                                  industry. The Company has historically focused on
                                                                                  providing its services to state government human
                                                                                  services agencies. In 1998, substantial portions
                                                                                  of its revenues were derived from contracts with
                                                                                  such agencies. The Company today also targets its
                                                                                  marketing activities to many government agencies
                                                                                  other than human service agencies, as well as
                                                                                  higher education and network services.

Norstan, Inc.                       NRRD     $ 483,063     $ 36,583   $ 104,441   Norstan is a leading provider of communication and
                                                                                  information technology ("IT") solutions for over
                                                                                  18,000 customers in the United States, Canada and
                                                                                  England. To address the complex communication
                                                                                  requirements of its customers, Norstan provides a
                                                                                  broad range of products and services, including
                                                                                  telephone systems, call center systems, voice
                                                                                  processing, network integration, voice and video
                                                                                  conferencing, and facilities management services.
                                                                                  Norstan's network of approximately 700 field
                                                                                  technicians and service consultants delivers
                                                                                  communication services to its customers. In
                                                                                  addition, Norstan provides a wide array of IT
                                                                                  solutions through IT Consulting Services. These
                                                                                  solutions include the design, implementation,
                                                                                  maintenance and modification of IT applications
                                                                                  and systems. IT Consulting Services currently
                                                                                  employs over 800 consultants and generated a 49%
                                                                                  increase in revenues during fiscal year 1999.


BNY Capital Markets, Inc.         Page 8 of 10

--------------------------------------------------------------------------------
Datapoint Corporation                                       Company Descriptions
--------------------------------------------------------------------------------
                                (Figures in US$ Millions, except per share data)

                                                      LTM
                                             -----------------------  --------------------------------------------------------------
COMPANY NAME                        Ticker    Revenue       EBITDA    Mkt Value   Company Description
--------------------------------------------------------------------  --------------------------------------------------------------
Pomeroy Computer Resources, Inc.    PMRY     $ 717,959     $ 46,289   $ 153,487   Pomeroy Computer Resources, Inc. is comprised of
                                                                                  (1) the sale and leasing of a broad range of
                                                                                  desktop computer equipment including hardware,
                                                                                  software, and related products, and (2) the
                                                                                  provision of information technology (IT) services
                                                                                  which support such computer products. Prior to
                                                                                  January 6, 1999, the Company (including its
                                                                                  wholly-owned subsidiary Global Combined
                                                                                  Technologies, Inc., Pomeroy Computer Resources of
                                                                                  South Carolina, Inc. and Technology Integration
                                                                                  Financial Services, Inc.) operated the IT products
                                                                                  and services business as a single integrated
                                                                                  business. In December, 1998, the Company formed a
                                                                                  new subsidiary, Pomeroy Select Integration
                                                                                  Solutions, Inc. for the purpose of operating
                                                                                  independently the IT services business previously
                                                                                  operated by the Company other than procurement and
                                                                                  configuration services which are directly related
                                                                                  to the sale of products.

Vitech America, Inc.                VTCH     $ 144,649     $ 28,728   $ 115,869   Vitech America, Inc. and subsidiaries are engaged
                                                                                  in the manufacture and direct marketing of PCs and
                                                                                  related products, business systems integration
                                                                                  products and turn-key business solutions, as well
                                                                                  as the financing of the purchase thereof, in the
                                                                                  Federal Republic of Brazil. The Company's
                                                                                  principal operations are conducted in Brazil by
                                                                                  its Brazilian subsidiaries. The parent company,
                                                                                  Vitech America, Inc., is based in Miami, Florida
                                                                                  and sources components in the United States and
                                                                                  throughout the world and engages in the
                                                                                  distribution of those components to its
                                                                                  subsidiaries' manufacturing operations in Brazil.
                                                                                  Substantially all of the Company's revenues have
                                                                                  been recognized in Brazil by the Company's
                                                                                  subsidiaries.

Datapoint Corporation               DTPT     $ 138,285     $    293   $  10,275   Datapoint Corporation, including its subsidiaries,
                                                                                  is principally engaged in the development,
                                                                                  acquisition, marketing, servicing, and system
                                                                                  integration of computer and communication products
                                                                                  - both hardware and software. These products and
                                                                                  services are for integrated computer,
                                                                                  telecommunication and video conferencing network
                                                                                  systems. The Company through its 80% owned
                                                                                  subsidiary Corebyte Inc., is also engaged in the
                                                                                  development and marketing of the Corebyte
                                                                                  Networks(TM) product line consisting of internet
                                                                                  communication and networking software.


BNY Capital Markets, Inc.         Page 9 of 10

--------------------------------------------------------------------------------
Datapoint Corporation
--------------------------------------------------------------------------------
                                                             Date:      12/01/99
COMPLETED DEALS

($ Figures in thousands)

                                                                                                       TRANSACTION VALUE
    -------------------- --------------------------------------------  ---------------------------- -------------------------

No. Announc.   Effective TARGET COMPANY                   Acquisition  ACQUIROR COMPANY               Equity        TEV
    -------------------- -------------------------------- -----------  ---------------------------- ------------------------
1   02/17/99   08/06/99  Equitrac Corporation              $  77,140   Chargeback Acquisition Corp.  $  77,140   $   68,421

                         Equitrac is a leading provider       100.0%   ("Merger Sub") for
                         of computer system solutions to               Cornerstone Equity
                         manage office equipment                       Investors IV, L.P.
                         resources
    --------------------------------------------------------------------------------------------------------------------------
2   04/27/99   08/13/99  Brite Voice Systems, Inc.         $ 122,719   InterVoice, Inc.              $ 163,626   $  151,194

                         Brite Voice Systems, Inc.             75.0%
                         designs, integrates, assembles,
                         markets, and support voice
                         processing and call processing
                         systems and services.
    --------------------------------------------------------------------------------------------------------------------------
3   10/09/98   02/17/99  Vanstar Corporation               $ 680,800   Inacom Corp.                  $ 680,800   $1,189,690

                         Vanstar Corporation provides         100.0%
                         services and products designed
                         to build, manage, and enhance
                         personal computer network
                         infrastructures of Fortune 1000
                         companies and other larger
                         enterprises.
    --------------------------------------------------------------------------------------------------------------------------
4   08/19/98   12/16/98  Peerless Group, Inc.              $  33,000   Jack Henry & Associates       $  33,000   $   31,623
                         Peerless Group designs,              100.0%
                         develops, installs and supports
                         integrated information systems
                         and check and statement
                         processing solutions.
    --------------------------------------------------------------------------------------------------------------------------
5   10/01/98   11/06/98  Carnegie Group, Inc.              $  32,800   Logica PLC                    $  32,800   $   27,233
                         Provides business and technical      100.0%
                         consulting, client/server and
                         internet-based custom software
                         development, third-party
                         package implementation and
                         systems integrations services.
    --------------------------------------------------------------------------------------------------------------------------


                                                                       -------------------------------------------------------
                                                                            High:                     $680,800   $1,189,690
                                                                            Mean:                     $197,473     $293,632
                                                                            Median:                    $77,140      $68,421
                                                                            Low:                       $32,800      $27,233
                                                                       -------------------------------------------------------

                         ACQUISITION MULTIPLES
    ---------- -------------------------------------------
                                     Contributed   Book
No. Announc.   Revenue   EBITDA         Equity     Value
    ---------  -------------------- ----------------------
1   02/17/99     1.23 x   6.97 x          6.03 x   2.29 x





    ------------------------------------------------------
2   04/27/99     1.03 x  14.59 x          3.61 x   1.92 x






    ------------------------------------------------------
3   10/09/98     0.20 x   5.30 x              NA       NA








    ------------------------------------------------------
4   08/19/98     0.50 x   7.60 x          4.11 x   3.47 x





    ------------------------------------------------------
5   10/01/98     1.00 x   2.50 x          0.85 x   1.24 x






    ------------------------------------------------------


             ---------------------------------------------
             High:       14.59 x
             Mean:        7.39 x
             Median:      6.97 x
             Low:         2.50 x
             ---------------------------------------------


BNY Capital Markets, Inc.        Page 10 of 10

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

================================================================================
                                   ASSUMPTIONS
================================================================================

1) Historical and Year 2000 budgeted financials provided by Management. 1997, 1998, 1999 and projected year 2000 financials are at the 1999 AOP (Annual Operating Plan) foreign exchange rate.

-----------------------------------------------------------------------------------------------
2) BNY projection assumptions for 2001-2004:          2001       2002       2003       2004
-----------------------------------------------------------------------------------------------
           Telebusiness revenue growth:                 15.0%      15.0%      15.0%      15.0%
           OSN revenue growth:                          -5.0%      -5.0%      -5.0%      -5.0%

           Telebusiness gross profit margin:           29.13%     29.13%     29.13%     29.13%
           OSN gross profit margin:                    20.00%     20.00%     20.00%     20.00%

           Telebusiness operating margin:              10.00%     10.00%     10.00%     10.00%
           OSN operating margin:                        7.07%      6.57%      6.07%      5.57%

3) Technical Service/HQ Charges growth assumption:       0.0%       0.0%       0.0%       0.0%

4) European Depreciation increase assumptions:           500        500        500         --

5) Capital Expenditure increase assumptions:              --         --         --         --

6) Assumed corporate tax rate:                          40.0%


BNY Capital Markets, Inc.           Page 1

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

CONSOLIDATED INCOME STATEMENT

                                               Datapoint Projected July 31,
                                        ----------------------------------------
                                            1997          1998           1999
                                         ---------     ---------      ---------
REVENUES
   Telebusiness                          $  41,187     $  52,367      $  46,742
   OSN                                      84,596        90,050         86,695
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
TOTAL REVENUES                             125,783       142,417        133,437
--------------------------------------------------------------------------------
                                                            13.2%         -6.3%
GROSS PROFIT
   Telebusiness                             13,532        16,203         12,769
   OSN                                      22,653        21,115         20,097
   Less:  Increased  Depreciation               --            --             --
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
TOTAL GROSS PROFIT                          36,185        37,318         32,866
--------------------------------------------------------------------------------

OPERATING EXPENSES
   Telebusiness
    Marketing                                  785           983          1,031
    Selling                                  5,603         4,865          4,995
    G&A                                      3,338         4,122          3,902
    Opex ICP & Adjustments                      --            --             --
                                         ---------     ---------      ---------
   Total Telebusiness Expenses               9,726         9,970          9,928

   OSN
    Marketing                                  362            50             46
    Selling                                  5,648         5,997          5,861
    G&A                                      8,125         6,690          6,943
    Opex ICP & Adjustments                    (161)           (6)           (70)
                                         ---------     ---------      ---------
   Total OSN Expenses                       13,974        12,731         12,780
                                         ---------     ---------      ---------
Total Operating Expenses                    23,700        22,701         22,708

OPERATING INCOME
   Telebusiness                              3,806         6,233          2,841
   OSN                                       8,679         8,384          7,317
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
OPERATING INCOME                            12,485        14,617         10,158
--------------------------------------------------------------------------------

   Total Technical Service/HQ Charges        4,078         4,078          4,078
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
PROFIT BEFORE TAX                            8,407        10,539          6,080
--------------------------------------------------------------------------------

   Tax Provision                             3,363         4,216          2,432
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
NET INCOME                               $   5,044     $   6,323      $   3,648
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------

FOR CASH FLOW PURPOSES

Profit Before Tax                        $   8,407     $  10,539      $   6,080
European Depreciation(1)                     5,186         3,019          2,730
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
EBITDA                                      13,593        13,558          8,810
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
Net Income                                   5,044         6,323          3,648
--------------------------------------------------------------------------------

Plus: European Depreciation                  5,186         3,019          2,730
Less: Capital Expenditures(2)                3,159         1,999          2,547
Less: Incremental Changes in Working
      Capital(3)                                --            --             --
                                         ---------     ---------      ---------
--------------------------------------------------------------------------------
Unlevered Free Cash Flow                 $   7,071     $   7,343      $   3,831
--------------------------------------------------------------------------------
Growth
                                                         Datapoint Projected July 31,
                                        -------------------------------------------------------------
                                           2000         2001         2002         2003         2004
                                        --------     --------     --------     --------     --------
 REVENUES
   Telebusiness                          $ 66,685     $ 76,688     $ 88,191     $101,420     $116,632
   OSN                                     82,719       78,583       74,654       70,921       67,375
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
TOTAL REVENUES                            149,404      155,271      162,845      172,341      184,008
-----------------------------------------------------------------------------------------------------

GROSS PROFIT
   Telebusiness                            19,425       22,339       25,690       29,543       33,974
   OSN                                     19,010       15,717       14,931       14,184       13,475
   Less:  Increased  Depreciation              --          500        1,000        1,500        1,500
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
TOTAL GROSS PROFIT                         38,435       37,555       39,620       42,227       45,949
-----------------------------------------------------------------------------------------------------

OPERATING EXPENSES
   Telebusiness
    Marketing                               1,303           NA           NA           NA           NA
    Selling                                 6,804           NA           NA           NA           NA
    G&A                                     4,907           NA           NA           NA           NA
    Opex ICP & Adjustments                     --           NA           NA           NA           NA
                                         --------     --------     --------     --------     --------
    Total Telebusiness Expenses            13,014       14,670       16,870       19,401       22,311

   OSN
    Marketing                                 279           NA           NA           NA           NA
    Selling                                 6,189           NA           NA           NA           NA
    G&A                                     6,282           NA           NA           NA           NA
    Opex ICP & Adjustments                     --           NA           NA           NA           NA
                                         --------     --------     --------     --------     --------
    Total OSN Expenses                     12,750       10,163       10,028        9,881        9,724
                                         --------     --------     --------     --------     --------
 Total Operating Expenses                  25,764       24,833       26,898       29,282       32,035

OPERATING INCOME
   Telebusiness                             6,411        7,669        8,819       10,142       11,663
   OSN                                      6,260        5,554        4,903        4,303        3,751
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
OPERATING INCOME                           12,671       12,723       12,722       12,945       13,915
-----------------------------------------------------------------------------------------------------

   Total Technical Service/HQ Charges       4,078        4,078        4,078        4,078        4,078
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
PROFIT BEFORE TAX                           8,593        8,645        8,644        8,867        9,837
-----------------------------------------------------------------------------------------------------

   Tax Provision                            3,437        3,458        3,458        3,547        3,935
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
NET INCOME                               $  5,156     $  5,187     $  5,187     $  5,320     $  5,902
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------

FOR CASH FLOW PURPOSES

Profit Before Tax                        $  8,593     $  8,645     $  8,644     $  8,867     $  9,837
European Depreciation(1)                    2,730        3,230        3,730        4,230        4,230
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
EBITDA                                     11,323       11,875       12,374       13,097       14,067
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
Net Income                                  5,156        5,187        5,187        5,320        5,902
-----------------------------------------------------------------------------------------------------

Plus:  European Depreciation                2,730        3,230        3,730        4,230        4,230
Less:  Capital Expenditures(2)              4,000        4,000        4,000        4,000        4,000
Less:  Incremental Changes in Working
       Capital(3)                              --          196          253          318          390
                                         --------     --------     --------     --------     --------
-----------------------------------------------------------------------------------------------------
Unlevered Free Cash Flow                 $  3,886     $  4,221     $  4,663     $  5,233     $  5,741
-----------------------------------------------------------------------------------------------------
Growth                                        1.4%         8.6%        10.5%        12.2%         9.7%

----------


BNY Capital Markets, Inc.           Page 2

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99


(1) European Depreciation figures are taken from the 10K adjusted for domestic (Corporate and Other) depreciation.

(2) Capital Expenditures are taken from the 10K adjusted for domestic (Corporate and Other) expenditures. Capital Expenditures in the projected years are per discussions with Blake Thomas on 11/15/99. Capital Expenditures are depreciated over three years.

(3) Working Capital for 2000 is assumed at $5,000. Working capital is assumed to change at the annual revenue growth rate.


BNY Capital Markets, Inc.           Page 3

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

REVENUE & GROSS PROFIT

                                             Datapoint Historical July 31,
                                       -----------------------------------------
REVENUE                                   1997           1998           1999
                                       -----------------------------------------
   Telebusiness
    Belgium                            $   5,206      $   5,855      $   5,296
    France                                 4,180          7,429          7,451
    Germany                                  222             99             --
    Holland                                  357            217             16
    Italy                                  8,452         10,920          8,383
    Norway                                    --             --             86
    Spain                                  3,053          5,013          2,480
    Sweden                                   429            820            495
    Switzerland                              486             39             14
    United Kingdom                        18,802         21,975         22,521
                                       ---------      ---------      ---------
   Total Telebusiness                     41,187         52,367         46,742
    Growth                                                 27.1%         -10.7%

   OSN
    Belgium                                5,016          5,784         10,739
    France                                 9,843          8,694         10,144
    Germany                                7,826          4,732          3,553
    Holland                                4,857          4,360          4,276
    Italy                                    499            382            152
    Norway                                 1,365          1,698          1,583
    Spain                                  2,204          1,537          1,357
    Sweden                                38,687         47,856         42,138
    Switzerland                              855            545            331
    United Kingdom                        13,444         14,462         12,422
                                       ---------      ---------      ---------
   Total OSN                              84,596         90,050         86,695
    Growth                                                  6.4%          -3.7%

--------------------------------------------------------------------------------
TOTAL REVENUES                           125,783        142,417        133,437
--------------------------------------------------------------------------------
    Growth                                                 13.2%          -6.3%

GROSS PROFIT
   Telebusiness
    Belgium                                1,606          2,181            951
    France                                 1,095          2,253          2,197
    Germany                                   (7)            65            (40)
    Holland                                   --            (18)            12
    Italy                                  3,082          3,349          2,337
    Norway                                    --             --             55
    Spain                                    821          1,558            510
    Sweden                                   136            154            210
    Switzerland                              216             39             14
    United Kingdom                         6,583          6,622          6,523
                                       ---------      ---------      ---------
   Total Telebusiness                     13,532         16,203         12,769
   Telebusiness Gross Profit Margin        32.86%         30.94%         27.32%

   OSN
    Belgium                                2,306          1,359          2,194
    France                                 2,941          2,472          2,487
    Germany                                2,163            475            725
    Holland                                1,364          1,259          1,192
    Italy                                    212            294             76
    Norway                                   906          1,008            923
    Spain                                    612            330            227
    Sweden                                 8,210          9,892          8,605
    Switzerland                               50            (14)            76
    United Kingdom                         3,889          4,040          3,592
                                       ---------      ---------      ---------
   Total OSN                              22,653         21,115         20,097
   OSN Gross Profit Margin                 26.78%         23.45%         23.18%

   Less:  Increased  Depreciation             --             --             --

                                                        Datapoint Projected July 31,
                                        --------------------------------------------------------
REVENUE                                  2000         2001         2002         2003         2004
                                       --------      -------      -------      -------      -------
   Telebusiness
    Belgium                            $  6,539           NA           NA           NA           NA
    France                               10,648           NA           NA           NA           NA
    Germany                                  --           NA           NA           NA           NA
    Holland                                 824           NA           NA           NA           NA
    Italy                                15,095           NA           NA           NA           NA
    Norway                                   56           NA           NA           NA           NA
    Spain                                 6,097           NA           NA           NA           NA
    Sweden                                3,200           NA           NA           NA           NA
    Switzerland                              --           NA           NA           NA           NA
    United Kingdom                       24,226           NA           NA           NA           NA
                                       --------      -------      -------      -------      -------
   Total Telebusiness                    66,685       76,688       88,191      101,420      116,632
    Growth                                 42.7%        15.0%        15.0%        15.0%        15.0%

   OSN
    Belgium                               6,204           NA           NA           NA           NA
    France                               11,534           NA           NA           NA           NA
    Germany                               3,203           NA           NA           NA           NA
    Holland                               3,737           NA           NA           NA           NA
    Italy                                    68           NA           NA           NA           NA
    Norway                                1,591           NA           NA           NA           NA
    Spain                                 1,302           NA           NA           NA           NA
    Sweden                               42,833           NA           NA           NA           NA
    Switzerland                             344           NA           NA           NA           NA
    United Kingdom                       11,903           NA           NA           NA           NA
                                       --------      -------      -------      -------      -------
   Total OSN                             82,719       78,583       74,654       70,921       67,375
    Growth                                 -4.6%        -5.0%        -5.0%        -5.0%        -5.0%

---------------------------------------------------------------------------------------------------
TOTAL REVENUES                          149,404      155,271      162,845      172,341      184,008
---------------------------------------------------------------------------------------------------
    Growth                                 12.0%         3.9%         4.9%         5.8%         6.8%

GROSS PROFIT
   Telebusiness
    Belgium                               1,724           NA           NA           NA           NA
    France                                3,209           NA           NA           NA           NA
    Germany                                  --           NA           NA           NA           NA
    Holland                                 254           NA           NA           NA           NA
    Italy                                 4,242           NA           NA           NA           NA
    Norway                                   56           NA           NA           NA           NA
    Spain                                 1,558           NA           NA           NA           NA
    Sweden                                  921           NA           NA           NA           NA
    Switzerland                              --           NA           NA           NA           NA
    United Kingdom                        7,461           NA           NA           NA           NA
                                       --------      -------      -------      -------      -------
   Total Telebusiness                    19,425       22,339       25,690       29,543       33,974
   Telebusiness Gross Profit Margin       29.13%       29.13%       29.13%       29.13%       29.13%

   OSN
    Belgium                               1,799           NA           NA           NA           NA
    France                                2,957           NA           NA           NA           NA
    Germany                                 867           NA           NA           NA           NA
    Holland                                 715           NA           NA           NA           NA
    Italy                                    20           NA           NA           NA           NA
    Norway                                  678           NA           NA           NA           NA
    Spain                                   250           NA           NA           NA           NA
    Sweden                                8,725           NA           NA           NA           NA
    Switzerland                             107           NA           NA           NA           NA
    United Kingdom                        2,892           NA           NA           NA           NA
                                       --------      -------      -------      -------      -------
   Total OSN                             19,010       15,717       14,931       14,184       13,475
   OSN Gross Profit Margin                22.98%       20.00%       20.00%       20.00%       20.00%

   Less:  Increased  Depreciation            --          500        1,000        1,500        1,500


BNY Capital Markets, Inc.           Page 4

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99


--------------------------------------------------------------------------------
TOTAL GROSS PROFIT                     $  36,185      $  37,318      $  32,866
--------------------------------------------------------------------------------
Gross Profit Margin                        28.77%         26.20%         24.63%

---------------------------------------------------------------------------------------------------
TOTAL GROSS PROFIT                     $ 38,435     $ 37,555     $ 39,620     $ 42,227     $ 45,949
---------------------------------------------------------------------------------------------------
Gross Profit Margin                       25.73%       24.19%       24.33%       24.50%       24.97%


BNY Capital Markets, Inc.           Page 5

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

OPERATING EXPENSES - TELEBUSINESS

                                                 Datapoint Historical July 31,
                                               ---------------------------------

OPERATING EXPENSES                               1997        1998         1999
                                               ---------------------------------
    Belgium
     Marketing                                 $    37     $    16      $    28
     Selling                                       701         516          598
     G&A                                           520         683          550
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                     1,258       1,215        1,176
    ---------------------------------------------------------------------------

    France
     Marketing                                      --          --           --
     Selling                                       629         813        1,154
     G&A                                           182         450          539
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                       811       1,263        1,693
    ---------------------------------------------------------------------------

    Germany
     Marketing                                      --          --           --
     Selling                                       204          --           --
     G&A                                            28          --           --
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                       232          --           --
    ---------------------------------------------------------------------------

    Holland
     Marketing                                       2         (18)           6
     Selling                                        33          25            5
     G&A                                            30          71           10
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                        65          78           21
    ---------------------------------------------------------------------------

    Italy
     Marketing                                     407         623          531
     Selling                                       988       1,094        1,124
     G&A                                           790         874          851
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                     2,185       2,591        2,506
    ---------------------------------------------------------------------------

    Norway
     Marketing                                      --          --           --
     Selling                                        --          --           --
     G&A                                            --          --           --
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                        --          --           --
    ---------------------------------------------------------------------------

    Spain
     Marketing                                      --          --           --
     Selling                                       353         399          204
     G&A                                           189         260          333
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                       542         659          537
    ---------------------------------------------------------------------------

    Sweden
     Marketing                                      --          --           --
     Selling                                       524         421          249
     G&A                                            36          --           69
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                       560         421          318
    ---------------------------------------------------------------------------

    Switzerland
     Marketing                                      --          --           --
     Selling                                        --          --           --
     G&A                                           141          --           --
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                       141          --           --
    ---------------------------------------------------------------------------

    United Kingdom
     Marketing                                     339         362          466
     Selling                                     2,171       1,597        1,661
     G&A                                         1,422       1,784        1,550
     Opex ICP & Adjustments                         --          --           --
                                               -------     -------      -------
    ---------------------------------------------------------------------------
    Total Operating Expenses                     3,932       3,743        3,677
    ---------------------------------------------------------------------------

                                                      Datapoint Projected July 31,
                                         -----------------------------------------------------------
OPERATING EXPENSES                         2000         2001         2002         2003         2004
                                         -----------------------------------------------------------
    Belgium
     Marketing                           $   202           NA           NA           NA           NA
     Selling                                 685           NA           NA           NA           NA
     G&A                                     591           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses               1,478           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    France
     Marketing                                --           NA           NA           NA           NA
     Selling                               1,610           NA           NA           NA           NA
     G&A                                     595           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses               2,205           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Germany
     Marketing                                --           NA           NA           NA           NA
     Selling                                  --           NA           NA           NA           NA
     G&A                                      --           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses                  --           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Holland
     Marketing                                14           NA           NA           NA           NA
     Selling                                 134           NA           NA           NA           NA
     G&A                                      36           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses                 184           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Italy
     Marketing                               799           NA           NA           NA           NA
     Selling                               1,404           NA           NA           NA           NA
     G&A                                   1,059           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses               3,262           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Norway
     Marketing                                --           NA           NA           NA           NA
     Selling                                  --           NA           NA           NA           NA
     G&A                                      --           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses                  --           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Spain
     Marketing                                --           NA           NA           NA           NA
     Selling                                 331           NA           NA           NA           NA
     G&A                                     482           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses                 813           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Sweden
     Marketing                                --           NA           NA           NA           NA
     Selling                                 496           NA           NA           NA           NA
     G&A                                      --           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses                 496           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    Switzerland
     Marketing                                --           NA           NA           NA           NA
     Selling                                  --           NA           NA           NA           NA
     G&A                                      --           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses                  --           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------

    United Kingdom
     Marketing                               288           NA           NA           NA           NA
     Selling                               2,144           NA           NA           NA           NA
     G&A                                   2,144           NA           NA           NA           NA
     Opex ICP & Adjustments                   --           NA           NA           NA           NA
                                         -------     --------     --------     --------     --------
----------------------------------------------------------------------------------------------------
    Total Operating Expenses               4,576           NA           NA           NA           NA
----------------------------------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 6

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

-------------------------------------------------------------------------------
TOTAL TELEBUSINESS OPERATING EXPENSES          $ 9,726     $ 9,970      $ 9,928
-------------------------------------------------------------------------------
As a % of Telebusiness Revenues                  23.61%      19.04%       21.24%

----------------------------------------------------------------------------------------------------
TOTAL TELEBUSINESS OPERATING EXPENSES    $13,014     $ 14,670     $ 16,870     $ 19,401     $ 22,311
----------------------------------------------------------------------------------------------------
As a % of Telebusiness Revenues            19.52%       19.13%       19.13%       19.13%       19.13%


BNY Capital Markets, Inc.           Page 7

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

OPERATING EXPENSES - OSN

                                              Datapoint Historical July 31,
                                        --------------------------------------
OPERATING EXPENSES                        1997           1998           1999
                                        --------       --------       --------
    Belgium
     Marketing                          $     12       $     10       $      2
     Selling                                 420            399            276
     G&A                                     483            361            555
     Opex ICP & Adjustments                  (70)            --            (48)
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses                 845            770            785
    --------------------------------------------------------------------------

    France
     Marketing                                --             --             --
     Selling                                 398            606            898
     G&A                                     673            861            952
     Opex ICP & Adjustments                   --             --             --
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses               1,071          1,467          1,850
    --------------------------------------------------------------------------

    Germany
     Marketing                                --             --             --
     Selling                                 661            197            160
     G&A                                   2,255            845            226
     Opex ICP & Adjustments                  (87)            (6)            82
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses               2,829          1,036            468
    --------------------------------------------------------------------------

    Holland
     Marketing                               336             27              4
     Selling                                 352            322            320
     G&A                                     393            522            785
     Opex ICP & Adjustments                  (16)            --            (53)
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses               1,065            871          1,056
    --------------------------------------------------------------------------

    Italy
     Marketing                                14             13             --
     Selling                                  31            (35)             2
     G&A                                      66            (28)            22
     Opex ICP & Adjustments                   --             --             --
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses                 111            (50)            24
    --------------------------------------------------------------------------

    Norway
     Marketing                                --             --             --
     Selling                                 196            199            219
     G&A                                     183            301            355
     Opex ICP & Adjustments                   --             --             --
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses                 379            500            574
    --------------------------------------------------------------------------

    Spain
     Marketing                                --             --             --
     Selling                                 136            100             70
     G&A                                     167            105            192
     Opex ICP & Adjustments                   15             --             --
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses                 318            205            262
    --------------------------------------------------------------------------

    Sweden
     Marketing                                --             --             --
     Selling                               2,458          2,919          2,779
     G&A                                   2,664          2,740          2,824
     Opex ICP & Adjustments                   (3)            --             --
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses               5,119          5,659          5,603
    --------------------------------------------------------------------------

    Switzerland
     Marketing                                --             --             --
     Selling                                  10             --             --
     G&A                                     141             76             78
     Opex ICP & Adjustments                   --             --            172
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses                 151             76            250
    --------------------------------------------------------------------------

    United Kingdom
     Marketing                                --             --             40
     Selling                                 986          1,290          1,137
     G&A                                   1,100            907            954
     Opex ICP & Adjustments(1)                --             --           (223)
                                        --------       --------       --------
    --------------------------------------------------------------------------
    Total Operating Expenses               2,086          2,197          1,908
    --------------------------------------------------------------------------

------------------------------------------------------------------------------
TOTAL OSN OPERATING EXPENSES            $ 13,974       $ 12,731       $ 12,780
------------------------------------------------------------------------------

                                                  Datapoint Projected July 31,
                                  -----------------------------------------------------------
OPERATING EXPENSES                  2000         2001         2002         2003         2004
                                  -------     --------     --------     --------     --------
    Belgium
     Marketing                    $    --           NA           NA           NA           NA
     Selling                          386           NA           NA           NA           NA
     G&A                              503           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses          889           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    France
     Marketing                         --           NA           NA           NA           NA
     Selling                        1,000           NA           NA           NA           NA
     G&A                              738           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses        1,738           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Germany
     Marketing                         --           NA           NA           NA           NA
     Selling                          176           NA           NA           NA           NA
     G&A                              540           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses          716           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Holland
     Marketing                          8           NA           NA           NA           NA
     Selling                          327           NA           NA           NA           NA
     G&A                              406           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses          741           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Italy
     Marketing                         --           NA           NA           NA           NA
     Selling                           --           NA           NA           NA           NA
     G&A                               --           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses           --           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Norway
     Marketing                         --           NA           NA           NA           NA
     Selling                           93           NA           NA           NA           NA
     G&A                              367           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses          460           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Spain
     Marketing                         --           NA           NA           NA           NA
     Selling                           76           NA           NA           NA           NA
     G&A                              147           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses          223           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Sweden
     Marketing                         --           NA           NA           NA           NA
     Selling                        2,950           NA           NA           NA           NA
     G&A                            2,764           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses        5,714           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    Switzerland
     Marketing                         --           NA           NA           NA           NA
     Selling                           --           NA           NA           NA           NA
     G&A                               92           NA           NA           NA           NA
     Opex ICP & Adjustments            --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses           92           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

    United Kingdom
     Marketing                        271           NA           NA           NA           NA
     Selling                        1,181           NA           NA           NA           NA
     G&A                              725           NA           NA           NA           NA
     Opex ICP & Adjustments(1)         --           NA           NA           NA           NA
                                  -------     --------     --------     --------     --------
    -----------------------------------------------------------------------------------------
    Total Operating Expenses        2,177           NA           NA           NA           NA
    -----------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------
TOTAL OSN OPERATING EXPENSES      $12,750     $ 10,163     $ 10,028     $  9,881     $  9,724
---------------------------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 8

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

As a % of OSN Revenues                     16.52%         14.14%         14.74%

------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                $ 23,700       $ 22,701       $ 22,708
------------------------------------------------------------------------------

As a % of Total Revenues                   18.84%         15.94%         17.02%

As a % of OSN Revenues              15.41%       12.93%       13.43%       13.93%       14.43%

---------------------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES          $25,764     $ 24,833     $ 26,898     $ 29,282     $ 32,035
---------------------------------------------------------------------------------------------

As a % of Total Revenues            17.24%       15.99%       16.52%       16.99%       17.41%

----------

(1) Opex ICP & Adjustments are adjusted for the $3,300 charge for a UK pension liability in 1999.


BNY Capital Markets, Inc.           Page 9

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

OPERATING INCOME

                                                Datapoint Historical July 31,
                                            ------------------------------------
                                              1997          1998          1999
                                            --------      --------      --------
OPERATING INCOME
   Telebusiness
    Belgium                                 $    348      $    966      $   (225)
    France                                       284           990           504
    Germany                                     (239)           65           (40)
    Holland                                      (65)          (96)           (9)
    Italy                                        897           758          (169)
    Norway                                        --            --            55
    Spain                                        279           899           (27)
    Sweden                                      (424)         (267)         (108)
    Switzerland                                   75            39            14
    United Kingdom                             2,651         2,879         2,846
                                            --------      --------      --------
   Total Telebusiness                          3,806         6,233         2,841

   OSN
    Belgium                                    1,461           589         1,409
    France                                     1,870         1,005           637
    Germany                                     (666)         (561)          257
    Holland                                      299           388           136
    Italy                                        101           344            52
    Norway                                       527           508           349
    Spain                                        294           125           (35)
    Sweden                                     3,091         4,233         3,002
    Switzerland                                 (101)          (90)         (174)
    United Kingdom                             1,803         1,843         1,684
                                            --------      --------      --------
   Total OSN                                   8,679         8,384         7,317

--------------------------------------------------------------------------------
OPERATING INCOME                              12,485        14,617        10,158
--------------------------------------------------------------------------------

   Paris HQ                                    1,346         1,346         1,346
   Finance                                     1,332         1,332         1,332
   SAT Executive                                 300           300           300
   SAT Administration                            100           100           100
   International Other(1)                      1,000         1,000         1,000
                                            --------      --------      --------
   Total Technical Service/HQ Charges(2)       4,078         4,078         4,078

--------------------------------------------------------------------------------
PROFIT BEFORE TAX                              8,407        10,539         6,080
--------------------------------------------------------------------------------

   Tax Rate                                     40.0%         40.0%         40.0%
   Tax Provision                               3,363         4,216         2,432
                                            --------      --------      --------
--------------------------------------------------------------------------------
NET INCOME                                  $  5,044      $  6,323      $  3,648
--------------------------------------------------------------------------------

                                                         Datapoint Projected July 31,
                                            ----------------------------------------------------
                                              2000         2001       2002       2003       2004
                                            --------      -------    -------    -------    -------
OPERATING INCOME
   Telebusiness
    Belgium                                 $    246           NA         NA         NA         NA
    France                                     1,004           NA         NA         NA         NA
    Germany                                       --           NA         NA         NA         NA
    Holland                                       70           NA         NA         NA         NA
    Italy                                        980           NA         NA         NA         NA
    Norway                                        56           NA         NA         NA         NA
    Spain                                        745           NA         NA         NA         NA
    Sweden                                       425           NA         NA         NA         NA
    Switzerland                                   --           NA         NA         NA         NA
    United Kingdom                             2,885           NA         NA         NA         NA
                                            --------      -------    -------    -------    -------
   Total Telebusiness                          6,411        7,669      8,819     10,142     11,663

   OSN
    Belgium                                      910           NA         NA         NA         NA
    France                                     1,219           NA         NA         NA         NA
    Germany                                      151           NA         NA         NA         NA
    Holland                                      (26)          NA         NA         NA         NA
    Italy                                         20           NA         NA         NA         NA
    Norway                                       218           NA         NA         NA         NA
    Spain                                         27           NA         NA         NA         NA
    Sweden                                     3,011           NA         NA         NA         NA
    Switzerland                                   15           NA         NA         NA         NA
    United Kingdom                               715           NA         NA         NA         NA
                                            --------      -------    -------    -------    -------
   Total OSN                                   6,260        5,554      4,903      4,303      3,751

--------------------------------------------------------------------------------------------------
OPERATING INCOME                              12,671       12,723     12,722     12,945     13,915
--------------------------------------------------------------------------------------------------

   Paris HQ                                    1,346        1,346      1,346      1,346      1,346
   Finance                                     1,332        1,332      1,332      1,332      1,332
   SAT Executive                                 300          300        300        300        300
   SAT Administration                            100          100        100        100        100
   International Other(1)                      1,000        1,000      1,000      1,000      1,000
                                            --------      -------    -------    -------    -------
   Total Technical Service/HQ Charges(2)       4,078        4,078      4,078      4,078      4,078

--------------------------------------------------------------------------------------------------
PROFIT BEFORE TAX                              8,593        8,645      8,644      8,867      9,837
--------------------------------------------------------------------------------------------------

   Tax Rate                                     40.0%        40.0%      40.0%      40.0%      40.0%
   Tax Provision                               3,437        3,458      3,458      3,547      3,935
                                            --------      -------    -------    -------    -------
--------------------------------------------------------------------------------------------------
NET INCOME                                  $  5,156      $ 5,187    $ 5,187    $ 5,320    $ 5,902
--------------------------------------------------------------------------------------------------

----------
(1) International Other figure is cost of maintaining international installations.

(2) Total Technical Service/HQ Charges for all years are based on 2000 pro forma estimates assuming stand-alone European Operations as per discussions with Phil Krumb on 11/16/99.


BNY Capital Markets, Inc.           Page 10

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

REVENUE & GROSS MARGIN ANALYSIS

                                              Datapoint Historical July 31,
                                          --------------------------------------
                                             1997           1998           1999
                                          --------------------------------------
REVENUE
   Telebusiness
    Belgium                                  4.14%          4.11%          3.97%
    France                                   3.32%          5.22%          5.58%
    Germany                                  0.18%          0.07%          0.00%
    Holland                                  0.28%          0.15%          0.01%
    Italy                                    6.72%          7.67%          6.28%
    Norway                                   0.00%          0.00%          0.06%
    Spain                                    2.43%          3.52%          1.86%
    Sweden                                   0.34%          0.58%          0.37%
    Switzerland                              0.39%          0.03%          0.01%
    United Kingdom                          14.95%         15.43%         16.88%
                                           ------         ------         ------
    Total Telebusiness                      32.74%         36.77%         35.03%

   OSN
    Belgium                                  3.99%          4.06%          8.05%
    France                                   7.83%          6.10%          7.60%
    Germany                                  6.22%          3.32%          2.66%
    Holland                                  3.86%          3.06%          3.20%
    Italy                                    0.40%          0.27%          0.11%
    Norway                                   1.09%          1.19%          1.19%
    Spain                                    1.75%          1.08%          1.02%
    Sweden                                  30.76%         33.60%         31.58%
    Switzerland                              0.68%          0.38%          0.25%
    United Kingdom                          10.69%         10.15%          9.31%
                                           ------         ------         ------
    Total OSN                               67.26%         63.23%         64.97%

--------------------------------------------------------------------------------
TOTAL REVENUES                             100.00%        100.00%        100.00%
--------------------------------------------------------------------------------

GROSS PROFIT
   Telebusiness
    Belgium                                 30.85%         37.25%         17.96%
    France                                  26.20%         30.33%         29.49%
    Germany                                 -3.15%         65.66%            NM
    Holland                                  0.00%         -8.29%         75.00%
    Italy                                   36.46%         30.67%         27.88%
    Norway                                     NM             NM          63.95%
    Spain                                   26.89%         31.08%         20.56%
    Sweden                                  31.70%         18.78%         42.42%
    Switzerland                             44.44%        100.00%        100.00%
    United Kingdom                          35.01%         30.13%         28.96%
                                           ------         ------         ------
    Total Telebusiness                      32.86%         30.94%         27.32%

   OSN
    Belgium                                 45.97%         23.50%         20.43%
    France                                  29.88%         28.43%         24.52%
    Germany                                 27.64%         10.04%         20.41%
    Holland                                 28.08%         28.88%         27.88%
    Italy                                   42.48%         76.96%         50.00%
    Norway                                  66.37%         59.36%         58.31%
    Spain                                   27.77%         21.47%         16.73%
    Sweden                                  21.22%         20.67%         20.42%
    Switzerland                              5.85%         -2.57%         22.96%
    United Kingdom                          28.93%         27.94%         28.92%
                                           ------         ------         ------
    Total OSN                               26.78%         23.45%         23.18%

--------------------------------------------------------------------------------
TOTAL GROSS PROFIT                          28.77%         26.20%         24.63%
--------------------------------------------------------------------------------

                                           Datapoint Projected July 31,
                              --------------------------------------------------
                               2000       2001       2002       2003       2004
                              --------------------------------------------------
REVENUE
   Telebusiness
    Belgium                    4.38%        NA         NA         NA         NA
    France                     7.13%        NA         NA         NA         NA
    Germany                    0.00%        NA         NA         NA         NA
    Holland                    0.55%        NA         NA         NA         NA
    Italy                     10.10%        NA         NA         NA         NA
    Norway                     0.04%        NA         NA         NA         NA
    Spain                      4.08%        NA         NA         NA         NA
    Sweden                     2.14%        NA         NA         NA         NA
    Switzerland                0.00%        NA         NA         NA         NA
    United Kingdom            16.22%        NA         NA         NA         NA
                             ------     ------     ------     ------     ------
    Total Telebusiness        44.63%     49.39%     54.16%     58.85%     63.38%

   OSN
    Belgium                    4.15%        NA         NA         NA         NA
    France                     7.72%        NA         NA         NA         NA
    Germany                    2.14%        NA         NA         NA         NA
    Holland                    2.50%        NA         NA         NA         NA
    Italy                      0.05%        NA         NA         NA         NA
    Norway                     1.06%        NA         NA         NA         NA
    Spain                      0.87%        NA         NA         NA         NA
    Sweden                    28.67%        NA         NA         NA         NA
    Switzerland                0.23%        NA         NA         NA         NA
    United Kingdom             7.97%        NA         NA         NA         NA
                             ------     ------     ------     ------     ------
    Total OSN                 55.37%     50.61%     45.84%     41.15%     36.62%

--------------------------------------------------------------------------------
TOTAL REVENUES               100.00%    100.00%    100.00%    100.00%    100.00%
--------------------------------------------------------------------------------

GROSS PROFIT
   Telebusiness
    Belgium                   26.36%        NA         NA         NA         NA
    France                    30.14%        NA         NA         NA         NA
    Germany                      NM         NA         NA         NA         NA
    Holland                   30.83%        NA         NA         NA         NA
    Italy                     28.10%        NA         NA         NA         NA
    Norway                   100.00%        NA         NA         NA         NA
    Spain                     25.55%        NA         NA         NA         NA
    Sweden                    28.78%        NA         NA         NA         NA
    Switzerland                  NM         NA         NA         NA         NA
    United Kingdom            30.80%        NA         NA         NA         NA
                             ------     ------     ------     ------     ------
    Total Telebusiness        29.13%     29.13%     29.13%     29.13%     29.13%

   OSN
    Belgium                   29.00%        NA         NA         NA         NA
    France                    25.64%        NA         NA         NA         NA
    Germany                   27.07%        NA         NA         NA         NA
    Holland                   19.13%        NA         NA         NA         NA
    Italy                     29.41%        NA         NA         NA         NA
    Norway                    42.61%        NA         NA         NA         NA
    Spain                     19.20%        NA         NA         NA         NA
    Sweden                    20.37%        NA         NA         NA         NA
    Switzerland               31.10%        NA         NA         NA         NA
    United Kingdom            24.30%        NA         NA         NA         NA
                             ------     ------     ------     ------     ------
    Total OSN                 22.98%     20.00%     20.00%     20.00%     20.00%

--------------------------------------------------------------------------------
TOTAL GROSS PROFIT            25.73%     24.19%     24.33%     24.50%     24.97%
--------------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 11

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

TELEBUSINESS OPERATING EXPENSES MARGIN ANALYSIS

                                                  Datapoint Historical July 31,
                                                --------------------------------
                                                   1997        1998        1999
                                                --------------------------------
OPERATING EXPENSES
    Belgium
     Marketing                                     0.71%       0.27%       0.53%
     Selling                                      13.47%       8.81%      11.29%
     G&A                                           9.99%      11.67%      10.39%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                      24.16%      20.75%      22.21%
    ---------------------------------------------------------------------------

    France
     Marketing                                     0.00%       0.00%       0.00%
     Selling                                      15.05%      10.94%      15.49%
     G&A                                           4.35%       6.06%       7.23%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                      19.40%      17.00%      22.72%
    ---------------------------------------------------------------------------

    Germany
     Marketing                                     0.00%       0.00%         NM
     Selling                                      91.89%       0.00%         NM
     G&A                                          12.61%       0.00%         NM
     Opex ICP & Adjustments                        0.00%       0.00%         NM
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                     104.50%       0.00%         NM
    ---------------------------------------------------------------------------

    Holland
     Marketing                                     0.56%      -8.29%      37.50%
     Selling                                       9.24%      11.52%      31.25%
     G&A                                           8.40%      32.72%      62.50%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                      18.21%      35.94%     131.25%
    ---------------------------------------------------------------------------

    Italy
     Marketing                                     4.82%       5.71%       6.33%
     Selling                                      11.69%      10.02%      13.41%
     G&A                                           9.35%       8.00%      10.15%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                      25.85%      23.73%      29.89%
    ---------------------------------------------------------------------------

    Norway
     Marketing                                       NM          NM        0.00%
     Selling                                         NM          NM        0.00%
     G&A                                             NM          NM        0.00%
     Opex ICP & Adjustments                          NM          NM        0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                         NM          NM        0.00%
    ---------------------------------------------------------------------------

    Spain
     Marketing                                     0.00%       0.00%       0.00%
     Selling                                      11.56%       7.96%       8.23%
     G&A                                           6.19%       5.19%      13.43%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                      17.75%      13.15%      21.65%
    ---------------------------------------------------------------------------

    Sweden
     Marketing                                     0.00%       0.00%       0.00%
     Selling                                     122.14%      51.34%      50.30%
     G&A                                           8.39%       0.00%      13.94%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                     130.54%      51.34%      64.24%
    ---------------------------------------------------------------------------

    Switzerland
     Marketing                                     0.00%       0.00%       0.00%
     Selling                                       0.00%       0.00%       0.00%
     G&A                                          29.01%       0.00%       0.00%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                      29.01%       0.00%       0.00%
    ---------------------------------------------------------------------------

    United Kingdom
     Marketing                                     1.80%       1.65%       2.07%
     Selling                                      11.55%       7.27%       7.38%
     G&A                                           7.56%       8.12%       6.88%
     Opex ICP & Adjustments                        0.00%       0.00%       0.00%
                                                 ------       -----       -----

                                                Datapoint Projected July 31,
                                        -------------------------------------------
                                           2000        2001    2002    2003    2004
                                        -------------------------------------------
OPERATING EXPENSES
    Belgium
     Marketing                             3.09%         NA      NA      NA      NA
     Selling                              10.48%         NA      NA      NA      NA
     G&A                                   9.04%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses              22.60%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    France
     Marketing                             0.00%         NA      NA      NA      NA
     Selling                              15.12%         NA      NA      NA      NA
     G&A                                   5.59%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses              20.71%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Germany
     Marketing                               NM          NA      NA      NA      NA
     Selling                                 NM          NA      NA      NA      NA
     G&A                                     NM          NA      NA      NA      NA
     Opex ICP & Adjustments                  NM          NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses                 NM          NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Holland
     Marketing                             1.70%         NA      NA      NA      NA
     Selling                              16.26%         NA      NA      NA      NA
     G&A                                   4.37%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses              22.33%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Italy
     Marketing                             5.29%         NA      NA      NA      NA
     Selling                               9.30%         NA      NA      NA      NA
     G&A                                   7.02%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses              21.61%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Norway
     Marketing                             0.00%         NA      NA      NA      NA
     Selling                               0.00%         NA      NA      NA      NA
     G&A                                   0.00%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses               0.00%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Spain
     Marketing                             0.00%         NA      NA      NA      NA
     Selling                               5.43%         NA      NA      NA      NA
     G&A                                   7.91%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses              13.33%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Sweden
     Marketing                             0.00%         NA      NA      NA      NA
     Selling                              15.50%         NA      NA      NA      NA
     G&A                                   0.00%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses              15.50%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

    Switzerland
     Marketing                               NM          NA      NA      NA      NA
     Selling                                 NM          NA      NA      NA      NA
     G&A                                     NM          NA      NA      NA      NA
     Opex ICP & Adjustments                  NM          NA      NA      NA      NA
                                          -----      -----    -----   -----   -----
    -------------------------------------------------------------------------------
    Total Operating Expenses                 NM          NA      NA      NA      NA
    -------------------------------------------------------------------------------

    United Kingdom
     Marketing                             1.19%         NA      NA      NA      NA
     Selling                               8.85%         NA      NA      NA      NA
     G&A                                   8.85%         NA      NA      NA      NA
     Opex ICP & Adjustments                0.00%         NA      NA      NA      NA
                                          -----      -----    -----   -----   -----


BNY Capital Markets, Inc.           Page 12

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

    ---------------------------------------------------------------------------
    Total Operating Expenses                      20.91%      17.03%      16.33%
    ---------------------------------------------------------------------------

-------------------------------------------------------------------------------
TOTAL TELEBUSINESS OPERATING EXPENSES             23.61%      19.04%      21.24%
-------------------------------------------------------------------------------

    -------------------------------------------------------------------------------
    Total Operating Expenses              18.89%         NA      NA      NA      NA
    -------------------------------------------------------------------------------

-----------------------------------------------------------------------------------
TOTAL TELEBUSINESS OPERATING EXPENSES     19.52%     19.13%   19.13%  19.13%  19.13%
-----------------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 13

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

OSN OPERATING EXPENSES MARGIN ANALYSIS

                                                Datapoint Historical July 31,
                                           -------------------------------------
OPERATING EXPENSES                           1997           1998           1999
                                           -------------------------------------
    Belgium
     Marketing                               0.24%          0.17%          0.02%
     Selling                                 8.37%          6.90%          2.57%
     G&A                                     9.63%          6.24%          5.17%
     Opex ICP & Adjustments                 -1.40%          0.00%         -0.45%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                16.85%         13.31%          7.31%
    ---------------------------------------------------------------------------

    France
     Marketing                               0.00%          0.00%          0.00%
     Selling                                 4.04%          6.97%          8.85%
     G&A                                     6.84%          9.90%          9.38%
     Opex ICP & Adjustments                  0.00%          0.00%          0.00%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                10.88%         16.87%         18.24%
    ---------------------------------------------------------------------------

    Germany
     Marketing                               0.00%          0.00%          0.00%
     Selling                                 8.45%          4.16%          4.50%
     G&A                                    28.81%         17.86%          6.36%
     Opex ICP & Adjustments                 -1.11%         -0.13%          2.31%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                36.15%         21.89%         13.17%
    ---------------------------------------------------------------------------

    Holland
     Marketing                               6.92%          0.62%          0.09%
     Selling                                 7.25%          7.39%          7.48%
     G&A                                     8.09%         11.97%         18.36%
     Opex ICP & Adjustments                 -0.33%          0.00%         -1.24%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                21.93%         19.98%         24.70%
    ---------------------------------------------------------------------------

    Italy
     Marketing                               2.81%          3.40%          0.00%
     Selling                                 6.21%         -9.16%          1.32%
     G&A                                    13.23%         -7.33%         14.47%
     Opex ICP & Adjustments                  0.00%          0.00%          0.00%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                22.24%        -13.09%         15.79%
    ---------------------------------------------------------------------------

    Norway
     Marketing                               0.00%          0.00%          0.00%
     Selling                                14.36%         11.72%         13.83%
     G&A                                    13.41%         17.73%         22.43%
     Opex ICP & Adjustments                  0.00%          0.00%          0.00%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                27.77%         29.45%         36.26%
    ---------------------------------------------------------------------------

    Spain
     Marketing                               0.00%          0.00%          0.00%
     Selling                                 6.17%          6.51%          5.16%
     G&A                                     7.58%          6.83%         14.15%
     Opex ICP & Adjustments                  0.68%          0.00%          0.00%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                14.43%         13.34%         19.31%
    ---------------------------------------------------------------------------

    Sweden
     Marketing                               0.00%          0.00%          0.00%
     Selling                                 6.35%          6.10%          6.59%
     G&A                                     6.89%          5.73%          6.70%
     Opex ICP & Adjustments                 -0.01%          0.00%          0.00%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                13.23%         11.83%         13.30%
    ---------------------------------------------------------------------------

    Switzerland
     Marketing                               0.00%          0.00%          0.00%
     Selling                                 1.17%          0.00%          0.00%
     G&A                                    16.49%         13.94%         23.56%
     Opex ICP & Adjustments                  0.00%          0.00%         51.96%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                17.66%         13.94%         75.53%
    ---------------------------------------------------------------------------

    United Kingdom
     Marketing                               0.00%          0.00%          0.32%
     Selling                                 7.33%          8.92%          9.15%
     G&A                                     8.18%          6.27%          7.68%
     Opex ICP & Adjustments                  0.00%          0.00%         -1.80%
                                            -----          -----          -----
    ---------------------------------------------------------------------------
    Total Operating Expenses                15.52%         15.19%         15.36%
    ---------------------------------------------------------------------------

                                             Datapoint Projected July 31,
                                  -----------------------------------------------
OPERATING EXPENSES                 2000        2001      2002      2003      2004
                                  -----------------------------------------------
    Belgium
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       6.22%         NA        NA        NA        NA
     G&A                           8.11%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      14.33%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    France
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       8.67%         NA        NA        NA        NA
     G&A                           6.40%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      15.07%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Germany
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       5.49%         NA        NA        NA        NA
     G&A                          16.86%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      22.35%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Holland
     Marketing                     0.21%         NA        NA        NA        NA
     Selling                       8.75%         NA        NA        NA        NA
     G&A                          10.86%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      19.83%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Italy
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       0.00%         NA        NA        NA        NA
     G&A                           0.00%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses       0.00%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Norway
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       5.85%         NA        NA        NA        NA
     G&A                          23.07%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      28.91%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Spain
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       5.84%         NA        NA        NA        NA
     G&A                          11.29%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      17.13%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Sweden
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       6.89%         NA        NA        NA        NA
     G&A                           6.45%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      13.34%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    Switzerland
     Marketing                     0.00%         NA        NA        NA        NA
     Selling                       0.00%         NA        NA        NA        NA
     G&A                          26.74%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      26.74%         NA        NA        NA        NA
    -----------------------------------------------------------------------------

    United Kingdom
     Marketing                     2.28%         NA        NA        NA        NA
     Selling                       9.92%         NA        NA        NA        NA
     G&A                           6.09%         NA        NA        NA        NA
     Opex ICP & Adjustments        0.00%         NA        NA        NA        NA
                                  -----       -----     -----     -----     -----
    -----------------------------------------------------------------------------
    Total Operating Expenses      18.29%         NA        NA        NA        NA
    -----------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 14

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

-------------------------------------------------------------------------------
TOTAL OSN OPERATING EXPENSES                16.52%         14.14%         14.74%
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES                    18.84%         15.94%         17.02%
-------------------------------------------------------------------------------
---------------------------------------------------------------------------------
TOTAL OSN OPERATING EXPENSES      15.41%      12.93%    13.43%    13.93%    14.43%
---------------------------------------------------------------------------------

---------------------------------------------------------------------------------
TOTAL OPERATING EXPENSES          17.24%      15.99%    16.52%    16.99%    17.41%
---------------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 15

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99

OPERATING INCOME MARGIN ANALYSIS

                                                  Datapoint Historical July 31,
                                                --------------------------------
                                                  1997        1998        1999
                                                --------------------------------
OPERATING INCOME
   Telebusiness
    Belgium                                        6.68%      16.50%      -4.25%
    France                                         6.79%      13.33%       6.76%
    Germany                                     -107.66%      65.66%         NM
    Holland                                      -18.21%     -44.24%     -56.25%
    Italy                                         10.61%       6.94%      -2.02%
    Norway                                           NM          NM       63.95%
    Spain                                          9.14%      17.93%      -1.09%
    Sweden                                       -98.83%     -32.56%     -21.82%
    Switzerland                                   15.43%     100.00%     100.00%
    United Kingdom                                14.10%      13.10%      12.64%
                                                 ------      ------      ------
   Total Telebusiness                              9.24%      11.90%       6.08%

   OSN
    Belgium                                       29.13%      10.18%      13.12%
    France                                        19.00%      11.56%       6.28%
    Germany                                       -8.51%     -11.86%       7.23%
    Holland                                        6.16%       8.90%       3.18%
    Italy                                         20.24%      90.05%      34.21%
    Norway                                        38.61%      29.92%      22.05%
    Spain                                         13.34%       8.13%      -2.58%
    Sweden                                         7.99%       8.85%       7.12%
    Switzerland                                  -11.81%     -16.51%     -52.57%
    United Kingdom                                13.41%      12.74%      13.56%
                                                 ------      ------      ------
   Total OSN                                      10.26%       9.31%       8.44%

-------------------------------------------------------------------------------
OPERATING INCOME                                   9.93%      10.26%       7.61%
-------------------------------------------------------------------------------

   Paris HQ                                         1.1%        0.9%        1.0%
   Finance                                          1.1%        0.9%        1.0%
   SAT Executive                                    0.2%        0.2%        0.2%
   SAT Administration                               0.1%        0.1%        0.1%
   International Other                              0.8%        0.7%        0.7%
                                                 ------      ------      ------
   Total Technical Service/HQ Charges               3.2%        2.9%        3.1%

-------------------------------------------------------------------------------
PROFIT BEFORE TAX                                   6.7%        7.4%        4.6%
-------------------------------------------------------------------------------

   Tax Provision                                    2.7%        3.0%        1.8%

-------------------------------------------------------------------------------
NET INCOME                                          4.0%        4.4%        2.7%
-------------------------------------------------------------------------------

FOR CASH FLOW PURPOSES

-------------------------------------------------------------------------------
EBITDA                                             10.8%        9.5%        6.6%
-------------------------------------------------------------------------------


European Depreciation                               4.1%        2.1%        2.0%
Capital Expenditures                                2.5%        1.4%        1.9%
Incremental Changes in Working Capital              0.0%        0.0%        0.0%
                                                 ------      ------      ------
-------------------------------------------------------------------------------
Unlevered Free Cash Flow                            5.6%        5.2%        2.9%
-------------------------------------------------------------------------------

                                                    Datapoint Projected July 31,
                                          -------------------------------------------------
                                             2000        2001      2002      2003      2004
                                          -------------------------------------------------
OPERATING INCOME
   Telebusiness
    Belgium                                  3.76%         NA        NA        NA        NA
    France                                   9.43%         NA        NA        NA        NA
    Germany                                    NM          NA        NA        NA        NA
    Holland                                  8.50%         NA        NA        NA        NA
    Italy                                    6.49%         NA        NA        NA        NA
    Norway                                 100.00%         NA        NA        NA        NA
    Spain                                   12.22%         NA        NA        NA        NA
    Sweden                                  13.28%         NA        NA        NA        NA
    Switzerland                                NM          NA        NA        NA        NA
    United Kingdom                          11.91%         NA        NA        NA        NA
                                           ------       -----     -----     -----     -----
   Total Telebusiness                        9.61%      10.00%    10.00%    10.00%    10.00%

   OSN
    Belgium                                 14.67%         NA        NA        NA        NA
    France                                  10.57%         NA        NA        NA        NA
    Germany                                  4.71%         NA        NA        NA        NA
    Holland                                 -0.70%         NA        NA        NA        NA
    Italy                                   29.41%         NA        NA        NA        NA
    Norway                                  13.70%         NA        NA        NA        NA
    Spain                                    2.07%         NA        NA        NA        NA
    Sweden                                   7.03%         NA        NA        NA        NA
    Switzerland                              4.36%         NA        NA        NA        NA
    United Kingdom                           6.01%         NA        NA        NA        NA
                                           ------       -----     -----     -----     -----
   Total OSN                                 7.57%       7.07%     6.57%     6.07%     5.57%

-------------------------------------------------------------------------------------------
OPERATING INCOME                             8.48%       8.19%     7.81%     7.51%     7.56%
-------------------------------------------------------------------------------------------

   Paris HQ                                  0.90%       0.87%     0.83%     0.78%     0.73%
   Finance                                   0.89%       0.86%     0.82%     0.77%     0.72%
   SAT Executive                             0.20%       0.19%     0.18%     0.17%     0.16%
   SAT Administration                        0.07%       0.06%     0.06%     0.06%     0.05%
   International Other                       0.67%       0.64%     0.61%     0.58%     0.54%
                                           ------       -----     -----     -----     -----
   Total Technical Service/HQ Charges        2.73%       2.63%     2.50%     2.37%     2.22%

-------------------------------------------------------------------------------------------
PROFIT BEFORE TAX                            5.75%       5.57%     5.31%     5.15%     5.35%
-------------------------------------------------------------------------------------------

   Tax Provision                             2.30%       2.23%     2.12%     2.06%     2.14%

-------------------------------------------------------------------------------------------
NET INCOME                                   3.45%       3.34%     3.18%     3.09%     3.21%
-------------------------------------------------------------------------------------------

FOR CASH FLOW PURPOSES

-------------------------------------------------------------------------------------------
EBITDA                                       7.58%       7.65%     7.60%     7.60%     7.64%
-------------------------------------------------------------------------------------------


European Depreciation                        1.83%       2.08%     2.29%     2.45%     2.30%
Capital Expenditures                         2.68%       2.58%     2.46%     2.32%     2.17%
Incremental Changes in Working Capital       0.00%       0.13%     0.16%     0.18%     0.21%
                                           ------       -----     -----     -----     -----
-------------------------------------------------------------------------------------------
Unlevered Free Cash Flow                     2.60%       2.72%     2.86%     3.04%     3.12%
-------------------------------------------------------------------------------------------


BNY Capital Markets, Inc.           Page 16

--------------------------------------------------------------------------------
DATAPOINT CORPORATION - EUROPEAN COUNTRIES                          CONFIDENTIAL
--------------------------------------------------------------------------------
(Figures in thousands)                                                  12/01/99


BNY Capital Markets, Inc.           Page 17

                   DATAPOINT CORPORATION - EUROPEAN COUNTRIES
                          DISCOUNTED CASH FLOW ANALYSIS
                            Unlevered Cost of Equity
--------------------------------------------------------------------------------

                                                                         Rate
                                                                         ----

Unlevered Cost of Equity
  Risk Free Rate (1)                                                     6.48%
                                                                         ----

  Risk Premium for Equities (2)                                          8.00
  Unlevered Specific Industry Risk Factor (3)                            0.75
                                                                         ----
    Industry Specific Risk Premium for Equities (4)                      6.00
  Small Size Company Premium (2)                                         2.60
                                                                         ----
      Total Premium for Equities (5)                                     8.60
                                                                         ----
                                                                         ====
  Unlevered Cost of Equity (6)                                           15.08%
                                                                         ====

Footnotes:

(1)   Yield on the 20-year U.S. Government Bond.
(2)   Based on Ibbotson & Associates 1999 Yearbook.
(3) A forward looking levered beta for the systems integration industry is 1. An unlevered forward looking beta, assuming an average debt/equity ratio is .75.
(4)   Risk Premium for Equities x Specific Industry Risk Factor.
(5)   Industry Specific Risk Premium for Equities + Small Size Company Premium.
(6)   Risk Free Rate + Total Premium for Equities.


BNY Capital Markets, Inc.           Page 18

                   DATAPOINT CORPORATION - EUROPEAN COUNTRIES
                          DISCOUNTED CASH FLOW ANALYSIS
                             MANAGEMENT PROJECTIONS
                                ($ in Thousands)
--------------------------------------------------------------------------------

Valuation Summary
($ in thousands)
 Discount        -----------------------------------------------------------------------
   Rate                    5.0 x            5.5 x           6.0 x            6.5 x
-----------      -----------------------------------------------------------------------
    14.00%             $15,532          $15,532         $15,532          $15,532        Present Value of Cash Flows
                        37,745           41,520          45,294           49,069        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $53,277          $57,052         $60,826          $64,601        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.4 x            0.4 x           0.5 x            0.5 x      As a Multiple of 1999 Sales
                           6.0              6.5             6.9              7.3        As a Multiple of 1999 EBITDA

    16.00%             $14,799          $14,799         $14,799          $14,799        Present Value of Cash Flows
                        34,752           38,227          41,703           45,178        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $49,551          $53,026         $56,502          $59,977        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.4 x            0.4 x           0.4 x            0.4 x      As a Multiple of 1999 Sales
                           5.6              6.0             6.4              6.8        As a Multiple of 1999 EBITDA

    18.00%             $14,120          $14,120         $14,120          $14,120        Present Value of Cash Flows
                        32,042           35,246          38,450           41,654        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $46,162          $49,366         $52,570          $55,774        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.3 x            0.4 x           0.4 x            0.4 x      As a Multiple of 1999 Sales
                           5.2              5.6             6.0              6.3        As a Multiple of 1999 EBITDA

    20.00%             $13,490          $13,490         $13,490          $13,490        Present Value of Cash Flows
                        29,583           32,542          35,500           38,458        Present Value of Terminal Value
-----------         --------------   -------------    -------------   --------------
                       $43,073          $46,032         $48,990          $51,948        Total Enterprise Value
                    ==============   =============    =============   ==============

                           0.3 x            0.3 x           0.4 x            0.4 x      As a Multiple of 1999 Sales
                           4.9              5.2             5.6              5.9        As a Multiple of 1999 EBITDA


BNY Capital Markets, Inc.           Page 19

                                                                      Appendix B

                         FORM OF SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of ___________________, by and among Datapoint Corporation, a Delaware corporation ("Datapoint"), and U.S. Bank Trust National Association, as Trustee (the "Trustee").

      WHEREAS, the Company and a predecessor of the Trustee executed an indenture, dated as of June 1, 1981 (the "Indenture"), relating to the Company's 8 7/8% Convertible Subordinated Debentures due 2006 (the "Debentures"); and

      WHEREAS, Section 902 of the Indenture provides that the Company and the Trustee may execute and deliver one or more supplemental indentures, with the consent of the Holders (as defined in the Indenture) of at least 66 2/3% in principal amount of the outstanding Debentures to, among other things, amend or supplement certain provisions of the Indenture; and

      WHEREAS, the Company and the Trustee desire to amend the Indenture for the purpose of changing and eliminating certain of such provisions; and

      WHEREAS, the Company has received consents to such modifications from the Holders of at least 66 2/3% in principal amount of the outstanding Debentures; and

      WHEREAS, all conditions precedent provided for in the Indenture relating to this Supplemental Indenture have been complied with;

      NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee for the benefit of each other and for the equal and ratable benefit of the Holders of the Debentures agree as follows:

ARTICLE I

                            EFFECTIVENESS AND EFFECT

      Section 1.1 Effectiveness and Effect.

      This Supplemental Indenture shall take effect on the date hereof, provided, however, that the amendments provided for in Article Two hereof shall become operative only upon, and simultaneously with, the date on which the Debentures (as such term is defined in the Offer as defined below), validly tendered pursuant to the Company's Offer to Purchase and Consent Solicitation, dated December ____, 1999 (as the same may have been amended, extended or otherwise modified) (the "Offer"), are accepted for purchase and such amendments provided for in Article Two hereof shall have no force or effect prior to the operative time specified in this Section. Subject to the foregoing, the provisions set forth in this Supplemental Indenture shall be deemed to be, and shall be construed as part of, the Indenture. All references to the Indenture in the Indenture or in any other agreement, document or instrument delivered in connection therewith or pursuant thereto shall be deemed to refer to the Indenture as amended by this

Supplemental Indenture. Except as amended hereby, the Indenture shall remain in full force and effect.

      ARTICLE II.

AMENDMENT AND WAIVER OF THE INDENTURE

      Section 2.1 Deletion of Certain Provisions.

      Each of the following provisions of the Indenture is hereby deleted and eliminated in its entirety, without any redesignation of any other provision of the Indenture:

            Section 801 Company May Consolidate, etc., Only on Certain Terms.
            Section 802 Successor Corporation Substituted.

      All references in the Indenture, as amended by this Section 2.1, to any of the provisions deleted and eliminated as provided above, or to the terms defined in such provisions, shall also be deemed deleted and eliminated.

      Section 2.2 Waiver of Certain Provision

      Trustee does hereby waive the covenant contained in Section 1005 of the Indenture in connection with the Asset Sale (as defined in Offer to Purchase and Consent Solicitation Statement as filed with the U.S. Securities and Exchange Commission on ____________________) and furthermore does hereby waive the Company's obligation to deliver Outstanding Debentures on March 1, 2000 contained in Section 1203 of the Indenture until April 20, 2000.

                                  ARTICLE III.

                                  MISCELLANEOUS

      Section 3.1 Counterparts.

      This Supplemental Indenture may be executed in counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

      Section 3.2 Severability.

      In the event that any provision in this Supplemental Indenture shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provision shall not in any way be affected or impaired thereby.

      Section 3.3 Heading.

      The article and section headings herein are for convenience only and shall not affect the construction hereof.

      Section 3.4 Successors and Assigns.

      Any covenants and agreements in this Supplemental Indenture by the Company and the Trustee shall bind their successors and assigns, whether so expressed or not.

      Section 3.5 GOVERNING LAW.

      THIS SUPPLEMENTAL INDENTURE, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      Section 3.6 Effect of Supplemental Indenture.

      Except as amended by this Supplemental Indenture, the terms and provisions of the Indenture shall remain in full force and effect.

      Section 3.7 Trustee.

      The Trustee accepts the modifications of the Trust effected by this Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company, and the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture, and the Trustee makes no representation with respect thereto.

      Section 3.8 Definitions.

      Capitalized terms used but not defined herein shall have the respective meanings ascribed to them in the Indenture.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be executed by their duly authorized representative as of the date hereof.

                                        DATAPOINT CORPORATION

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------


                                        U.S. BANK TRUST NATIONAL
                                        ASSOCIATION, as Trustee

                                        By:
                                            ------------------------------------
                                            Name:
                                                  ------------------------------
                                            Title:
                                                   -----------------------------

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

           By Mail:                                          By Hand:

     The Bank of New York                              The Bank of New York
      101 Barclay Street                                101 Barclay Street
Reorganization Department, 7E                    Corporate Trust Services Window
      Attention: Santino                                   Ground Floor
         Ginocchietti,                                  Attention: Santino
   New York, New York 10286                                Ginocchietti,
                                                     Reorganization Department
                                                     New York, New York 10286

     By Overnight Courier:                          By Facsimile Transmission:
                                                          (212) 815-4699
     The Bank of New York                        Attention: Santino Ginocchietti
      101 Barclay Street
   Corporate Trust Services
            Window                                      For Information or
         Ground Floor                               Confirmation by Telephone:
      Attention: Santino                               Santino Ginocchietti
         Ginocchietti,                                    (212) 815-2963
  Reorganization Department
   New York, New York 10286

      Any questions or requests for assistance or for additional copies of this Offer to Purchase, the Consent and Letter of Transmittal or the Notice of Guaranteed Delivery may be directed to the Information Agent or Dealer Manager at the telephone numbers or address set forth below. A Holder may also contact such Holder's broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer and the Solicitation.

The Information Agent:                               The Dealer Manager and Solicitation Agent:
Georgeson Shareholder Communications Inc.            Georgeson Shareholder Securities Corporation
17 State Street                                      17 State Street
New York, New York 10004                             New York, New York 10004
Bankers and Brokers Call Collect:                    Bankers and Brokers Call Collect:
(212) 440-9800                                       (212) 440-9884
All Others Call Toll-Free:                           All Others Call Toll-Free:
(800) 223-2064                                       (800) 445-1790
